Exhibit (d)

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

REPUBLIC OF AUSTRIA

This description of Oesterreichische Kontrollbank Aktiengesellschaft (“OKB” or the “Bank”) and the Republic of Austria (“Austria”) is dated October 15, 2009, and appears as Exhibit (d) to Amendment No. 1 to OKB’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008.

THIS DOCUMENT (OTHERWISE THAN AS PART OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933) DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF OKB’S SECURITIES. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

In this description all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other currencies, including those replaced by the EUR, are abbreviated as follows:

Currency	Abbreviation	Currency	Abbreviation
Australian dollars	AUD	New Zealand Dollar	NZD
Austrian schillings	ATS	Norwegian krone	NOK
Brazilian real	BRL	Slovakian krone	SKK
Canadian dollars	CAD	South African Rand	ZAR
German mark	DEM	Sterling	GBP
Hungarian forint	HUF	Swiss franc	CHF
Iceland Krona	ISK	New Turkish Lira	TRY
Japanese yen	JPY	United States dollars	dollars, $, or USD
Mexican Peso	MXN

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to Oesterreichische Kontrollbank Aktiengesellschaft has been translated from euro into dollars at the rate of 1.4145 dollars to the euro, the rate in effect at 11:00 a.m. in New York City on December 30, 2008 as last trading day of the year, as reported by The Wall Street Journal (the “WSJ Rate”, which is used in this exhibit (d) for the calculation of convenience equivalencies in dollars). Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 2004, see “Republic of Austria—Foreign Exchange—Exchange Rates of the Euro”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Stock Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Services—Export Loan Financing by the Bank—Sources of Funds for Export Financing”. The Bank also engages in certain other financial activities including non-export related lending to Austrian public entities and the organization and administration of domestic bond issues, in particular bond offerings by the Republic. Until January 31, 2005, the Bank also operated the clearing system of the Vienna Stock Exchange. As of February 1, 2005, these activities were transferred to Central Counterparty Austria, or CCP.A., a joint venture between the Bank and the Vienna Stock Exchange. The Bank clears and settles the OTC-transactions in its function as Central Securities Depositary. In the context of the trading of foreign registered shares on the Vienna Stock Exchange, the Bank may be registered—in its function as Austrian Central Securities Depositary—as the holder of these shares. The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION(1)

The total capitalization of the Kontrollbank Group at December 31, 2008 was as follows:

	(Thousands of dollars)(2)	(Thousands of euro)
Long-term indebtedness(3)
Liabilities to banks	6,236	4,409
Liabilities to customers	0	0
Liabilities in negotiable instrument form	33,500,951	23,683,953

Total long-term indebtedness	33,507,188	23,688,362
Equity	645,192	456,127

Total long-term capitalization	34,152,380	24,144,489
Short-term indebtedness
Liabilities to banks	1,798,803	1,271,688
Liabilities to customers	595,715	421,149
Liabilities in negotiable instrument form	18,182,480	12,854,351

Total short-term capitalization	20,576,997	14,547,188

Total capitalization	54,729,377	38,691,677

(Dollar amounts may not add due to rounding.)

(1)	The Financial Statements included in this description have been prepared in accordance with International Financial Reporting Standards (“IFRS”).
(2)	Amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof.
(3)	The Bank has completed the following public issues from January 1, 2009 to October 13, 2009: USD 1,250,000,000 1.875% Guaranteed Global Notes due March 21, 2012; CHF 290,000,000 Reopening of 2.875% Guaranteed Notes due February 25, 2030; CHF 130,000,000 Reopening of 2.625% Guaranteed Notes due November 22, 2024; EUR 1,500,000,000 3.5% Guaranteed Notes due April 28, 2014; JPY 12,300,000,000 Guaranteed Floating Rate Bonds—First Series (2009) due June 17, 2014; JPY 67,700,000,000 1.35% Guaranteed Bonds—Ninth Series (2009) due June 17, 2014.

BUSINESS

Our main business is to administer guarantees issued by the Republic for export transactions pursuant to the Export Guarantees Act. These guarantees (“Export Guarantees”) are not liabilities of the Bank. We also provide export loan financing.

Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance and other means, for its own account.

Since the portion of exports for which the Bank administers Export Guarantees or provides export loan financing in relation to total Austrian exports is relatively low (exports guaranteed under the Export Guarantees Act constituted approximately 4% of total Austrian exports as of the end of December 2008), and the demand for Export Guarantees and export loan financing relative to total export volumes tends to increase in economically difficult times, changes in Austria’s export volume typically only have a limited impact on the Bank’s operations. For this reason, and based on the development of business so far, the Bank believes that the effects of the decline in Austria’s exports in 2009 as a result of the global economic downturn on the Bank’s business will be minor.

The Bank also performs several significant functions in the Austrian capital markets. In this field, through Central Counterparty Austria, a joint venture with the Vienna Stock Exchange, and the operation of Austria’s central securities depository, the Bank exercises a central function in the custody and administration of securities and endeavors to improve existing services for the banking community, the Vienna Stock Exchange and capital markets participants.

Export Services

Administration of Export Guarantees of the Republic

Pursuant to the Export Guarantees Act, the Bank acts as the Republic’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, the Bank processes and performs a credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2008, the Bank, as agent of the Republic, issued 1,032 Export Guarantees covering export transactions with a total value of EUR 12.0 billion (approximately $17.0 billion), and at December 31, 2008, the total value of all export transactions covered by Export Guarantees amounted to EUR 44.4 billion ($62.8 billion). In July 2007, the validity of the Export Guarantees Act was extended until December 31, 2012. Guarantees issued under the Export Guarantees Act will not be affected by the expiry.

Under the Export Guarantees Act, the Austrian Government could initiate a procurement procedure in which other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the Republic’s sole agent for the administration of Export Guarantees. In such event:

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•

the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•

in case a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank and credit operations to raise the required funds will continue to be guaranteed by the Republic.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 51 export credit and investment insurers from 41 countries.

In 2008, based on an amendment of the Export Guarantees Act, the Bank established, on behalf of the Republic Osterreichische Entwicklungsbank AG (Austrian Development Bank; the “Development Bank”), to be responsible for acquiring participations, granting loans and other financing measures and providing assistance, designed in agreement with the Ministry of Finance, to developing countries in establishing private industry. The Development Bank is a wholly owned subsidiary of the Bank and the board of management of the Development Bank is formed by two experienced employees from the Bank.

Risks Covered by Export Guarantees. Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The Export Guarantee scheme is comprised of 12 types of guarantees. The most significant is the investment guarantee, which represented EUR 9.6 billion or 21.5% of total guarantees outstanding as of December 31, 2008.

Other significant Export Guarantees are guarantees for tied financial credits (EUR 6.5 billion or 14.7% of total guarantees outstanding as of December 31, 2008) and guarantees for direct deliveries and services (EUR 2.1 billion or 4.7% of total guarantees outstanding as of December 31, 2008).

In addition, reinsurance guarantees are available (EUR 1.8 billion or 4.0% of total guarantees outstanding as of December 31, 2008).

Payments under Export Guarantees. The 1981 regulation of the Minister of Finance under the Export Guarantees Act (the “Regulation”) provides that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. The Regulation also provides acceleration of a payment schedule against Austria under an Export Guarantee. The Regulation permits Austria to deny liability under an Export Guarantee under certain circumstances, mainly in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2008, Austria, as guarantor, paid gross claims amounting to EUR 380.0 million (2007: EUR 328.0 million), while recoveries totaled EUR 262.0 million (2007: EUR 188.0 million).

Maximum Liability of Austria on Export Guarantees. The Export Guarantees Act establishes a ceiling of EUR 50.0 billion (USD 70.7 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2008, the total liability of Austria amounted to EUR 44.4 billion (USD 62.8 billion) or 88.8% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange are included.

Export Loan Financing by the Bank.

In addition to the Bank’s role as sole agent for the administration of the Republic’s export guarantee program under the Export Guarantees Act, the Bank makes loans directly to banks including the shareholders of the Bank (“Refinancing Loans”) in order to permit such institutions to finance export loans made directly by them.

Export Loans and Commitments. The following table sets forth the aggregate principal amount of refinancing of tied loans and the acquisition of accounts receivable outstanding as of December 31, in each of the last five years:

	2004	2005	2006	2007	2008
	(Billions of euro)				(Billions of euros)	(Billions of dollars)
Tied loans	10.0	8.4	6.1	5.3	4.6	6.5
Acquisitions of accounts receivable	0.2	0.2	0.2	0.2	0.2	0.3
Other refinancing contracts	12.3	14.5	19.2	24.0	32.0	45.3

Total	22.5	23.2	25.6	29.5	36.8	52.0

Of the total export financing outstanding as of December 31, 2008, EUR 31.0 billion (approximately $43.8 billion) were to banks which are shareholders of the Bank.

Moreover, we assume commitments to grant export financing. As of December 31, 2008, the balance of export financing not yet granted which we were contractually obligated to make was EUR 2.1 billion ($3.0 billion). This balance was scheduled to be drawn down as follows (dollar amounts may not add due to rounding):

	(Millions of euro)	(Millions of dollars)
Through December 31,
2009	567	802
2010	1,347	1,905
2011	225	318
2012	10	14

	2,149	3,040

All of these undisbursed amounts may be cancelled in whole or in part at the option of the potential borrower, but the aggregate amount of cancellations to date has been insignificant. The timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding refinancing of export loans granted by banks at December 31, 2008, approximately 5.2% were for exports to European Union Member States, 21.3% to the rest of Europe (including Turkey and the Commonwealth of Independent States), 8.5% to Asia, 1.5% to Africa, and 0.4% to the Americas. The remaining percentage of approximately 63% was for export loans covered by Export Guarantees for which no regional breakdown is available.

Terms and Conditions of Export Financing. We denominate substantially all of our export financing in euro. We only finance the portions of loans that are fully covered by Export Guarantees, are insured or otherwise secured in accordance with the Export Financing Guarantees Act. When refinancing loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan or against any other qualified guarantor and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where tied loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export financing made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal bears interest at a floating rate, which depends on the maturity of the loans and is repaid prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the second quarter of 2009, this rate for euro loans was set at 2.45% per annum. A statutory committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. Due to the current volatile market situation, the statutory committee decided for the time being to not set any fixed rate portions. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export financing.

Generally, loans made to refinance the export of consumer goods have a repayment term of less than one year and loans made to refinance the export of heavy industry goods or major projects generally have repayment terms of five to ten years. In certain cases, export financing on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Financing. The principal sources of funds for our export financing activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Consolidated Financial Statements for the year 2008 of the OeKB Group—Consolidated Balance Sheet of the OeKB Group” and Notes 31, 32 and 33 to the Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue on behalf of Austria unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, pursuant to Sec. 1 Para. 2 Lit. b of the Export Financing Guarantees Act, Austria is authorized to provide indemnification in the case of foreign currency borrowings, so that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for payments of principal under all guarantees then in effect does not exceed the maximum outstanding aggregate amount. In July 2007, the validity of the Export Financing Guarantees Act was extended until December 31, 2013. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act. In December 2008, the maximum outstanding aggregate amount was raised from EUR 40 billion ($56.6 billion) to EUR 45 billion ($63.6 billion). An amount equal to 10% of the euro equivalent of the outstanding guaranteed principal is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2008 the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act was EUR 36.4 billion ($51.5 billion).

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has indemnified the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2008, the total of outstanding borrowings denominated in currency other than euro by the Bank amounted to EUR 13.5 billion ($19.1 billion). As of December 31, 2008, the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 24.5 billion ($34.7 billion).

Securities Services

Domestic Capital Markets Activities. We act as an agency for the organization and administration of bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OKB.

In 2008 we organized and administered new bond issues representing a nominal amount of EUR 5.6 billion ($7.9 billion).

Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money markets treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with us as the central securities depositary. As of December 31, 2008, 25 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure.

In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2007, we administered payments for 379 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992, and which was amended several times thereafter, entrusted the Bank with the function of a registration office. The registration office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Funds Act, and prepares a calendar for planned issues of securities and investments as defined in the Capital Markets Act. The registration office publishes on a daily basis and via Reuters the information regarding planned issues which it has received, in the form of a preview. Moreover, this information is published in electronic form once a week in the Bank’s information brochure “Kapitalmarktservice” which may be subscribed to by any interested person. In 2007 the registration office processed approximately 39,500 reports for the issue calendar, and approximately 16,500 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Funds Act.

Stock exchange trading, clearing and settlement. Pursuant to a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999, trading on the Vienna Stock Exchange was entrusted to the Xetra trading system of the Deutsche Börse AG. Until January 31, 2005, we continued to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system. As of February 1, 2005, we transferred these activities to Central Counterparty Austria GmbH, a joint venture between the Bank and the Vienna Stock Exchange.

Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective securities depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with the Euroclear System (“Euroclear”) and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

Competence Center for the Energy Market. In 2001, we took advantage of the deregulation of the electricity energy markets in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management for “adjusted energy” (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). In 2003, we assumed the equivalent function for the gas energy market. On this basis, we are positioning ourselves as a competence center for the entire energy sector.

Other Services

Non-Export Loan Activities. As of December 31, 2008, the Bank’s non-export loans totaled approximately EUR 4.5 million ($6.37 million). These loans were made to the Austrian telephone and telegraph system prior to Telekom Austria’s privatization and to OKB-employees. The loans have been financed by borrowings from Austrian banks.

Money Markets Operations. We are a dealer in the Austrian money markets in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2008, the average daily closing balance of money markets accounts receivable of the Bank connected with such operations was approximately EUR 0.47 billion ($0.66 billion).

Intermediary Transactions. The Bank acts, in certain situations, on a commission basis as an intermediary for other Austrian banks by making loans to borrowers designated by these banks upon receipt of matching funds from these banks (fiduciary loans). These transactions are structured so that the credit risk is borne by these banks and not by us.

Information Services. Furthermore, the segment “Other Services” encompasses our information services which deliver studies, analyses, or concise summaries on global financial and economic developments mainly to business enterprises, domestic and foreign financial service providers as well as scientific and research institutions.

Administration of Government Guarantees for the Corporate Sector. The Bank acts as the Republic’s agent for the administration of guarantees provided for financings to Austrian large- and medium-sized companies outside the financial sector under the Act for Liquidity Strengthening of Corporates (Unternehmensliquiditätsstärkungsgesetz), which came into effect in August 2009. The Act is intended to address potential liquidity shortages resulting from the international financial crisis by providing government guarantees for financings in an aggregate amount of up to EUR 10 billion. Austrian companies can apply for government guarantees under the Act until November 12, 2010. See also “Republic of Austria—The Economy—Industry”.

MANAGEMENT AND EMPLOYEES

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for terms of up to five years. The current members of our Board of Executive Directors are Johannes Attems and Rudolf Scholten.

During the financial year 2008, we had an average of 363 employees (including part-time employees on a proportionate basis, corresponding to the extent of their employment). On December 31, 2008, we had 403 employees (including part-time employees on a proportionate basis).

SHAREHOLDERS AND SUPERVISORY BOARD

On December 31, 2008, our share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

Our share capital is owned by leading Austrian banks and financial institutions as follows:

Name of Shareholder	% of Share Capital
CABET-Holding-Aktiengesellschaft, Vienna (UniCredit Bank Austria Group)	24.750

UniCredit Bank Austria AG, Vienna	16.140

Erste Group Bank AG, Vienna	12.890

Schoellerbank Aktiengesellschaft, Vienna	8.260

AVZ Finanz-Holding GmbH, Vienna	8.250

Raiffeisen Zentralbank Österreich Aktiengesellschaft, Vienna	8.120

BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna	5.090

Raiffeisen OeKB Beteiligungsgesellschaft (Raiffeisen Group), Vienna (Raiffeisen Group)	5.000

Oberbank AG, Linz	3.890

Bank für Tirol und Vorarlberg Aktiengesellschaft, Innsbruck	3.055

BKS Bank AG, Klagenfurt	3.055

Österreichische Volksbanken-Aktiengesellschaft, Vienna	1.500

100.000%

A substantial portion of our business is with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions, whether or not they involve related parties, without consultation with our shareholders through their representatives on our Supervisory Board. When we do transact business with our shareholders, we do so on an arm’s-length basis. See “Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation
Gerhard Randa Chairman	Former Chairman of the Board of Supervisory Directors, UniCredit Bank Austria AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Franz Hochstrasser 2nd Vice-Chairman	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Erste Group Bank AG

Reinhard Ortner	Former Member of the Board of Executive Directors, Erste Group Bank AG

Helmut Bernkopf	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Name	Principal Occupation

Gernot Heschl	Executive Director, UniCredit Bank Austria AG

Peter Hofbauer	Director, UniCredit Bank Austria AG

Stephan Koren	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft

Heimo Penker	General Manager and Chairman of the Board of Executive Directors, BKS Bank AG

Angelo Rizzuti	UniCredit Bank Austria AG

Herbert Stepic	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Thomas Uher	Director and member of the Board of Executive Directors, Erste Group Bank AG

Stephan Winkelmeier	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Robert Zadrazil	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Franz Zwickl	Former Member of the Board of Executive Directors, UniCredit Bank Austria AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Martin Krull, Anish Gupta, Erna Scheriau, Doris Hanreich-Wiesler, Otto Schrodt, Claudia Richter and Ulrike Zabini.

The Supervisory Board reports to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of the following persons:

Gerhard Randa	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Martin Krull	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz), the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

State Commissioners/Representatives and Government Commissioners

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a State Commissioner and a Deputy State Commissioner for most banks, including OKB. The State Commissioners are entitled to participate in the meetings of the shareholders and of the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a State Commissioner suspends the effectiveness of such resolutions until the determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a Deputy Representative who are charged with protecting the interests of Austria in connection with the guarantees assumed by Austria under the Act. These Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current State Commissioners/Representatives under both statutes and the positions they hold in the Austrian Government are as follows:

Alfred Lejsek, State Commissioner/Representative	Head of Directorate III/B—Financial Markets, Austrian Federal Ministry of Finance

Johann Kinast, Deputy State Commissioner/Representative	Head of Unit III/8—Export Guarantees and Debt Rescheduling, Austrian Federal Ministry of Finance

In addition, two Government Commissioners have been appointed pursuant to the Covered Bond Act 1905. Although the Bank does not currently issue any covered bonds, this is provided for in Article 27 of the Bank’s Statutes.

The names of the current Government Commissioners appointed under the Covered Bond Act 1905 and the positions they hold in the Austrian Government are as follows:

Johannes Ranftl, Government Commissioner	Ministerialrat in the Austrian Federal Ministry of Finance

Edith Wanger Deputy Government Commissioner	Department Director in the Austrian Federal Ministry of Finance

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The following version of financial statements is a translation of the consolidated financial statements of Oesterreichische Kontrollbank Group which were originally prepared in the German language. The consolidated financial statements of Oesterreichische Kontrollbank Group were prepared in accordance with the International Financial Reporting Standards (IFRS) adopted and published by the International Accounting Standards Board (IASB). In 2005, the Bank prepared its consolidated financial statements in accordance with IFRS for the first time.

The Bank’s financial statements published in Austria are audited in accordance with generally accepted auditing standards in Austria by KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft (“KPMG”) a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditors’ certificate included in the published annual financial statements of the Bank. KPMG has given its unqualified opinion that the accounting records and the financial statements of the Bank comply with the above-mentioned legal regulations and the accounting principles and procedures generally accepted in Austria. The purpose of such audit is to examine whether the financial statements are accurate and comply with the legal provisions, since the aforementioned statutes and regulations contain detailed rules of accounting, with special regard to the protection of creditors. The Bank’s financial statements and the consolidated financial statements were filed with the commercial register at the Handelsgericht Wien, Marxergasse 1a, 1030 Vienna, under the registration FN 85749b and was published in the “Wiener Zeitung” in May 2009.

The financial statements contained herein differ substantially from financial statements prepared in accordance with the accounting and financial reporting practices followed in the United States and, thus, have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, and as subsequently amended. The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in Notes 1 to 14 to the Consolidated Financial Statements. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in the Notes to the Consolidated Financial Statements.

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR 2008 OF THE OeKB GROUP

CONSOLIDATED INCOME STATEMENT OF THE OeKB GROUP

in 1,000 EUR	Notes	2008	2007	± Changes in %
Consolidated Income Statement
Interest and similar income		1,316,252	1,091,369	+20.6
Interest and similar expenses		–1,209,959	–998,415	+21.2
Income from investments in associated companies and joint ventures		2,683	3,961	–32.3

Net interest income	14	108,976	96,915	+12.4

Credit risk provisions (net)	15	—	—	—
Commission results	16	46,379	43,092	+7.6
Fee and commission income		57,148	57,564	–0.7
Fee and commission expenses		10,769	–14,472	–25.6
Administrative expenses	17	–71,660	–68,797	+4.2
Balance of other income and expenses	18	7,001	12,271	–42.9

Operating result		90,696	83,481	+8.6

Net income from financial assets	19	–62,559	–9,146	+584.0
Pre-tax profit for the year		28,137	74,335	–62.1

Taxes on income and other taxes	20	–5,554	–15,580	–64.4
After-tax profit for the year		22,583	58,755	–61.6

Minority interests		–199	–233	–14.6

Net profit for the year		22,384	58,522	–61.8

	Dec. 31, 2008	Dec. 31, 2007
Earnings per share
Net profit for the year in 1,000 EUR	22,384	58,522
Average number of shares issued	880,000	880,000

Earnings per share in EUR	25.44	66.50

As of December 31, 2008—as in the previous year—there were no outstanding exercisable conversion or option rights. The undiluted earnings per share therefore correspond to the values stated.

CONSOLIDATED BALANCE SHEET OF THE OeKB GROUP

in 1,000 EUR	Notes	Dec. 31, 2008	Dec. 31, 2007	± Changes in %
Assets
Cash and cash equivalents	22	989,778	711,137	+39.2
Loans and advances to banks	23	35,555,757	28,746,920	+23.7
Loans and advances to customers	24	2,037,760	2,131,342	–4.4
Risk provisions for loans and advances	7,26	–74	–74	—
Financial assets	27	635,650	793,717	–19.9
Investments in associated companies and joint ventures	27	54,374	16,369	+232.2
Property, equipment and intangible assets	28	32,368	33,703	–4.0
Tax assets	35	50,518	57,772	–12.6
Other assets	30	2,189,829	528,517	+314.3

Total assets		41,545,960	33,019,403	+25.8

in 1,000 EUR	Notes	Dec. 31, 2008	Dec. 31, 2007	± Changes in %
Liabilities and Equity
Deposits from banks	31	1,276,097	835,855	+52.7
Deposits from customers	32	421,149	343,589	+22.6
Liabilities evidenced by certificates	33	36,538,304	28,140,204	+29.8
Provisions	34	635,909	1,006,904	–36.8
Tax liabilities	35	2,470	24,748	–90.0
Other liabilities	36	2,215,904	2,228,267	–0.6
Equity	37	456,127	439,836	+3.7
attributable to minority interests		3,824	3,765	+1.6

Total liabilities and equity		41,545,960	33,019,403	+25.8

STATEMENT OF CHANGES IN EQUITY OF THE OeKB GROUP

in 1,000 EUR	Subscribed capital	Capital reserves	Retained earnings	Profit for the year	Minority interests	Total = Equity
Statement of Changes in Equity 2008
as of January 1, 2008	130,000	3,347	244,202	58,522	3,765	439,836

Changes in retained earnings			38,233	–38,233		—
Changes in consolidation method			14,136			14,136
Profit for the year				22,384	199	22,583
Distribution of profit and emoluments				–20,289	–139	–20,428

as of December 31, 2008	130,000	3,347	296,571	22,384	3,825	456,127

in 1,000 EUR	Subscribed capital	Capital reserves	Retained earnings	Profit for the year	Minority interests	Total = Equity
Statement of Changes in Equity 2007
as of January 1, 2007	130,000	3,347	215,956	46,556	3,671	399,530

Changes in retained earnings			28,246	–28,246		—
Profit for the year				58,522	233	58,755
Distribution of profit and emoluments				–18,310	–139	–18,449

as of December 31, 2007	130,000	3,347	244,202	58,522	3,765	439,836

Reported subscribed capital and capital reserves conform to the separate financial statements of Oesterreichische Kontrollbank AG.

More information on the statement of changes in equity is provided in Note (37).

CASH FLOW STATEMENT OF THE OeKB GROUP

in 1,000 EUR	2008	2007
Cash Flow Statement
Profit for the year (before taxes and minority interests)	28,137	74,335

Non-cash items included in profit for the year, and adjustments to reconcile profit for the year to cash flows from operating activities
Depreciation/revaluation gains on property and equipment, intangible and financial assets	4,202	4,454
Changes in provisions and risk provisions for loans and advances	3,138	5,357
Profit/loss from the disposal/valuation of financial assets and property and equipment (incl. derivative financial instruments)	454,262	518,854
Unrealized gains and losses from changes in exchange rates	–397,316	–509,412
Other non-cash items	–15,967	–9,382
Changes in assets and liabilities from operating activities after adjustments for non-cash components
Loans and advances to banks	–7,720,169	–4,258,435
Loans and advances to customers	84,863	57,667
Financial assets at fair value through profit and loss (FVTPL)	108,164	14,271
Other assets from operating activities	2,123	–59,291
Deposits from banks	362,884	–500,576
Deposits from customers	77,560	–283,270
Liabilities evidenced by certificates	7,196,529	5,140,224
Other liabilities from operating activities	24,464	–9,378
Interest and dividends received	1,293,453	1,238,301
Interest paid	–1,167,426	–878,264
Income tax payments	–24,655	–33,431

Cash flows from operating activities	314,246	512,024

Proceeds from the disposal of financial assets	—	1,090
property and equipment and intangible assets	245	36
Payments for the acquisition of financial assets (excluding FVTPL)	–12,761	–12,500
property and equipment and intangible assets	–3,069	–2,141
Currency adjustments	—	50

Cash flows from investing activities	–15,585	–13,465

Proceeds from capital increases	—	—
Dividend payments	–20,020	–18,040

Cash flows from financing activities	–20,020	–18,040

Cash and cash equivalents at the end of the previous period	711,137	230,618

Cash flows from operating activities	314,246	512,024
Cash flows from investing activities	–15,585	–13,465
Cash flows from financing activities	–20,020	–18,040

Cash and cash equivalents at the end of period	989,778	711,137

For an explanation of cash and cash equivalents, see Note (22). For more details on the cash flow statement see Note (38).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP

Accounting and Measurement Principles

(1) General principles

Oesterreichische Kontrollbank AG is a special-purpose bank based in 1011 Vienna, Austria. The OeKB Group business activities are in the field of export and capital market services.

Oesterreichische Kontrollbank AG, Vienna, prepares the consolidated financial statements subject to Section 59a of the Austrian Banking Act (BWG) and Section 245a of the Austrian Commercial Code (UGB), exclusively in accordance with the International Financial Reporting Standards (IFRS), as applicable in the European Union.

In its accounting and valuation policies the OeKB Group has applied all IFRSs, IASs as well as the interpretations of these standards by the International Financial Reporting Interpretations Committee (IFRIC; previously Standard Interpretations Committee/SIC) mandatory at the balance sheet date. IFRS 8 was already applied in the financial year 2007.

Accounting is carried out using uniform accounting and valuation methods throughout the Group. The following accounting and valuation principles are consistently applied to all financial years mentioned in these consolidated financial statements.

The currency used in the report is the euro. Unless otherwise stated, amounts are rounded to thousands of euro.

(2) Consolidated companies

A list of all companies included in the Consolidated Financial Statements of the OeKB Group is presented under Note (29) (Disclosure of equity investments). The group of fully consolidated companies includes not only the parent company, Oesterreichische Kontrollbank AG (hereinafter referred to as “OeKB”), but also the newly founded Oesterreichische Entwicklungsbank AG, Vienna (hereinafter referred to as „OeEB”) and “Österreichischer Exportfonds” GmbH, Vienna (hereinafter referred to as “Exportfonds”).

Last year the OeKB and the Exportfonds, OeKB Versicherung AG and Prisma Holding GmbH were fully consolidated.

The following changes in the consolidation method occurred during the financial year: due to restructuring the insurance segment, Euler Hermes Kreditversicherungs-AG acquiring a stake in OeKB EH Beteiligungs- und Management AG, OeKB EH Beteiligungs- und Management AG now forms a group of its own with its wholly-owned subsidiaries OeKB Versicherung Aktiengesellschaft, PRISMA Kreditversicherungs-Aktiengesellschaft and OeKB Südosteuropa Holding Ges.m.b.H. The result of this group is recognized at equity in the consolidated result of the OeKB Group.

Comments on material changes of balance sheet items resulting thereof are provided in the individual Notes.

Two enterprises (previous year: 4) whose overall influence on the financial position of the Group is of minor significance only were not consolidated. The balance sheet total of these companies amounts to less than 0.04% of the consolidated balance sheet total. In the OeKB Group’s Financial Statements, two (2007: 2) enterprises (joint ventures) were accounted for under the equity method.

	December 31, 2008	December 31, 2007
Number of companies included in the Group
Fully consolidated companies	2	3
Companies included at equity	2	2
Associated companies at cost	2	4
Other investments	14	13

Total	20	22

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(3) Consolidation principles

The consolidation action taken in the context of preparing the Group Financial Statements includes capital consolidation, consolidation using the equity method, debt consolidation, consolidation of expenses and income as well as the elimination of intra-Group results. The fully consolidated companies present their annual financial statements uniformly as of December 31.

The right of choice in accordance with IFRS 1 was exercised on the transition date January 1, 2004, i.e. the values stated conform to the first consolidation based on the Commercial Code (UGB). Thus capital consolidation is based on the book value method. The acquisition cost of the investments in the Group company is accounted for against the pro-rata equity capital of the subsidiary from the date on which control is transferred to the Group. As in previous reporting periods, the provisions of IFRS 3 regarding the acquisition of businesses have not been applied due to a lack of relevant business transactions. Intra-Group receivables and liabilities, expenses and income as well as intra-Group profits are eliminated, unless they are insignificant.

Companies to be classified as joint ventures are accounted for using the equity method and are reported as investments in companies valued at equity. Local financial statements adjusted to uniform Group measurement methods are used for measurement at equity. The year-end results of these companies correspond to the amounts stated in the available financial statements so that the changes in equity are recognized in the same year. The dividends distributed are cancelled. The results are shown in the income statement within the item net interest income under “income from investments in associated companies and joint ventures”.

(4) Currency translation

Assets and liabilities in foreign currencies are translated at the indicative exchange rates announced by the European Central Bank on the reporting date (December 31, 2008).

	Currency	Mid-rate	Currency	Mid-rate	Currency	Mid-rate
Indicative exchange rates as of December 31, 2008
	AUD	2.0274	GBP	0.95250	PLN	4.1535
	CAD	1.6998	HRK	7.3555	RON	4.0225
	CHF	1.4850	HUF	266.70	SEK	10.8700
	CZK	26.875	JPY	126.14	SKK	30.126
	DKK	7.4506	NOK	9.7500	USD	1.3917

(5) Financial instruments

Financial assets

All fixed-interest and variable-yield securities and other investments are posted under this item. Changes in value and effects are shown under net income from financial assets. Asset purchases and sales are accounted for at the respective settlement dates.

The securities positions have been designated at fair value through profit and loss (FVTPL). As the OeKB Group does not have any securities held for sale, these securities form part of the investment portfolio, managed on the basis of market values. They are measured at fair value on the balance sheet date.

Investments in not fully consolidated companies as well as other investments are valued at acquisition cost. In the event of permanent impairment, the relevant item is written down.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Loans and advances

Loans and advances to banks and customers, as long as they are original loans, are reported at their nominal amount or are recognized at amortized cost before deduction of impairment losses and including accrued interest. Individual risk provisions are recorded to take into account recognizable credit and sovereign risks. Risk provisions are not offset against the corresponding loans and advances but are disclosed in the balance sheet. Most loans and advances to banks under the export financing scheme are covered by guarantees of the Republic of Austria. A general credit risk provision was not necessary.

Financial liabilities

Liabilities are recognized at redemption value or the nominal amount. Premiums and discounts are amortized over the term of the debt instrument. Zero coupon bonds are accounted for at the present value. In case of derivative transactions being entered into to hedge interest rate risks or currency risks, the underlying debt instruments are recognized at fair value to avoid accounting mismatches.

Derivative transactions

The fair value of derivatives is calculated using recognized methods. They are accounted for at trade date.

Derivatives that are essentially held for the purpose of hedging the fair market value of banking book balance sheet items are posted at market value (clean price) under other assets or other liabilities. To avoid an accounting mismatch (FVTPL), the changes in the fair value of the hedged items are recognized in the income statement as a component of the net income from financial assets in the same way as the derivative transactions.

The exchange rate guarantee of the Republic of Austria in accordance with the Export Financing Guarantees Act (AFFG—Federal Law Gazette no. 216/1981, as amended) intended to hedge exchange rate risks in the export financing scheme, is treated as a derivative transaction and accounted for at fair value.

(6) Determination of fair value

The fair value of listed instruments is based on quoted market prices at the balance sheet date. Financial instruments not listed on the stock exchange are valued by using the present-value method (present value of discounted future cash flows) or on the basis of suitable option pricing models (values resulting from applying the Black-Scholes option pricing formulas, the multifactor HJM model or the Hull White model approach). Input parameters such as market prices and interest rates, are determined on the balance-sheet date and obtained from recognized external sources. Investment funds are stated at the values pursuant to the Investment Fund Act.

(7) Risk provisions

Risk provisions in the lending business cover impairment losses (for financial loans) and provisions (for guarantee loans) for all recognizable credit and sovereign risks. In its credit risk management, the OeKB Group uses a financial standing assessment system and an internal rating procedure. The business partners are grouped into five internal rating categories based on the external ratings of internationally recognized rating agencies (Standard & Poor’s, Moody’s, Fitch). The development of the ratings is monitored on an ongoing basis. Internally developed criteria are applied in respect of customers for whom no external rating is available. Thus the assets of the banking book and off-balance-sheet business can be classified in their entirety according to creditworthiness and collateral.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(8) Property, equipment and intangible assets

Property and equipment comprises land and buildings used by the Bank as well as office furniture and equipment. Land and buildings used by the Bank serve mainly the Bank’s own operations.

1.	Property, equipment and intangible assets are measured at acquisition cost less planned straight-line depreciation. The assumed average useful lives are as follows:

Years
Useful life
Buildings	40
Office furniture and equipment	3 to 10
IT investments	3 to 5
Software	3 to 5

2.	Low-value assets costing up to EUR 400.—are fully written off in the year in which they are acquired. In the statement of property and equipment (Note 28) they are recorded as additions and disposals in the year of acquisition.

Intangible assets exclusively include software purchases. They are tested for impairment periodically.

(9) Other liabilities

Liabilities are accounted for at the probable repayable amount.

(10) Provisions for personnel expenses

Provisions for pensions, termination benefits and jubilee bonus obligations are calculated annually by an independent actuary using the projected unit credit method, in accordance with IAS 19. The Bank uses the current pension calculation tables of Pagler & Pagler in the version for employees as the biometric base for its calculations. The most significant parameters are a rate of interest of 5.5% (2007: 5.0%) for calculation purposes, a rate of increase in salaries and pensions at 3.0%, a career trend of 2.0%, as well as an assumed retirement age for women of 57 years, 9 months (2007: 57 years, 6 months) and for men of 62 years, 9 months (2007: 62 years, 6 months) applying the ASVG transitional rules under the 2003 Ancillary Budget Act. In past years, the pension claims of some of the employees were transferred to a pension fund in the framework of a contributory pension plan. The provision covers claims of employees who were already retired at the transfer date, as well as claims of the other active employees not transferred. The provision covers benefits for invalidity and incapacity for employment for all active employees. Provisions for termination benefits are recognized for legal and contractual claims. Actuarial gains and losses are fully recognized in the income statement of every financial year.

(11) Other provisions

In the framework of the export financing scheme an interest stabilization provision is recognized to stabilize the interest rates for export financing credits, based on the de facto obligation to use surpluses in the export financing scheme. On the one hand, this obligation is based on the rules on fixing interest rates in the export financing scheme, which provide fixed margins for the OeKB. On the other hand, it results from an instruction of the Federal Ministry of Finance to use surpluses of fixed interest-rate finance facilities. The amounts allocated to the provision correspond to the interest earned in the export financing scheme exceeding the refinancing costs incurred and the fixed margin of the Bank, as well as to the net effects of the valuation result of derivatives and financial liabilities in the export financing scheme. In accordance with the resolutions adopted, the provision is used to stabilize the conditions of export financing credits.

The allocations to the remaining provisions correspond to the assumed claims to be settled.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(12) Current and deferred taxes

Taxes on income are accounted for and calculated in accordance with IAS 12. Current income tax assets and liabilities are measured using local tax rates. Deferred taxes are calculated using the liability concept. It compares the assets and liabilities recognized in the IFRS balance sheet to the amounts recognized for taxation of the respective company of the Group. Temporary differences in values stated result in accrued tax assets and tax liabilities.

(13) Consolidated income statement

Composition of net income/net losses

The net income and net losses are influenced by changes in fair value through profit and loss, impairment losses, gains through profit and loss, exchange rate changes as well as derecognition. The interest and dividend payments regarding financial assets for which the fair value option was chosen upon initial recognition and which are therefore measured at fair value through profit or loss are recognized in the interest result.

Revenue recognition

Income and expenses are recognized on an accrual basis.

Segment reporting

The primary aim of segment reporting is to show the components making up the OeKB Group’s result broken down into the following business segments:

•	Export Services

•	Capital Market Services

•	Other Services.

The segment “Export Services” comprises the administration of guarantees by the OeKB as the agent of the Republic of Austria pursuant to the Export Guarantees Act, the OeKB’s export financing scheme, as well as the investment in “Österreichischer Exportfonds” GmbH.

The segment “Capital Market Services” concentrates all services performed by Oesterreichische Kontrollbank AG in the areas capital market, clearing and settlement of stock exchange and over-the-counter securities transactions, services as the CentralSecuritiesDepository.Austria and clearing services for the energy market.

The segment “Other Services” encompasses the information services of the OeKB, its investment-portfolio, the activities of the OeKB Group in the private credit insurance sector as well as the Oesterreichische Entwicklungsbank AG.

Amounts set off for inter-segment transactions are exclusively due to the provision of services. Oesterreichische Kon-trollbank AG provides services to its subsidiaries at cost.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

in 1,000 EUR	Export Services	Capital Market Services	Other Services	Total
Presentation of results by business segment 2008
Interest and similar income	1,276,018	—	40,234	1,316,252
Interest and similar expenses	–1,192,994	—	–16,965	–1,209,959
Income from investments in associated companies and joint ventures	—	288	2,395	2,683

Net interest income	83,024	288	25,664	108,976

Credit risk provisions (net)	—	—	—	—
Commission results	17,366	26,375	2,638	46,379
Fee and commission income	25,970	28,448	2,730	57,148
Fee and commission expenses	–8,604	–2,073	–92	–10,769
Administrative expenses	–35,286	–22,640	–13,734	–71,660
Balance of other income and expenses	80	921	6,000	7,001

Operating result	65,184	4,944	20,568	90,696

Net income from financial assets	–63	—	–62,496	–62,559

Pre-tax profit for the year	65,121	4,944	–41,928	28,137

Taxes on income and other taxes	–13,740	–974	9,160	–5,554

After-tax profit for the year	51,381	3,970	–32,768	22,583

Minority interests	–199	—	—	–199

Net profit for the year	51,182	3,970	–32,768	22,384

Segment assets	39,775,259	10,710	1,759,991	41,545,960
Segment liabilities	39,832,633	29,439	1,227,761	41,089,833

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

in 1,000 EUR	Export Services	Capital Market Services	Other Services	Total
Presentation of results by business segment 2007 (for comparison)
Interest and similar income	1,053,293	—	38,076	1,091,369
Interest and similar expenses	–981,751	—	–16,664	–998,415
Income from investments in associated companies and joint ventures	—	91	3,870	3,961

Net interest income	71,542	91	25,282	96,915

Credit risk provisions (net)	—	—	—	—
Commission results	15,957	26,396	739	43,092
Fee and commission income	27,190	29,479	895	57,564
Fee and commission expenses	–11,233	–3,083	–156	–14,472
Administrative expenses	–34,617	–21,995	–12,185	–68,797
Balance of other income and expenses	59	631	11,581	12,271

Operating result	52,941	5,123	25,417	83,481

Net income from financial assets	666	—	–9,812	–9,146

Pre-tax profit for the year	53,607	5,123	15,605	74,335

Taxes on income and other taxes	–9,835	–941	–4,804	–15,580

After-tax profit for the year	43,772	4,182	10,801	58,755

Minority interests	–233	—	—	–233

Net profit for the year	43,539	4,182	10,801	58,522

Segment assets	31,115,340	12,826	1,891,237	33,019,403
Segment liabilities	31,130,757	27,931	1,420,879	32,579,567

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Notes to the Consolidated Income Statement of the OeKB Group

(14) Net interest income

in 1,000 EUR	2008	2007
Net interest income
Interest income	1,316,245	1,091,331

Lending business and money market	1,286,475	1,056,047
Fixed-income securities	22,373	27,937
Shares and other variable-yield securities	4,499	5,414
Investments in other companies	2,898	1,933

Income from investments in companies valued at equity	2,683	3,961

Interest expenses	–1,209,959	–998,415

Money market and current accounts	–69,912	–72,179
Liabilities evidenced by certificates	–1,140,047	–926,236

Earnings from leasing business	7	38

Leasing income	295	326
Depreciation of property leased and other leasing expenses	–288	–288

Total	108,976	96,915

(15) Credit risk provisions (net)

As in 2007, credit risk provisions remained unchanged in the financial year 2008.

(16) Commission results

in 1,000 EUR	2008	2007
Commission results
Lending business	656	852
Securities business	24,420	24,352
Export guarantee business	16,254	14,864
Energy clearing	1,966	2,056
Other service business	3,083	968

Total	46,379	43,092

Export guarantee business comprises the administration of the Austrian export guarantee scheme, which are services performed by the OeKB on behalf of the Republic of Austria.

(17) Administrative expenses

in 1,000 EUR	2008	2007
Administrative expenses
Personnel expenses	45,826	44,180
Salaries	31,530	30,215
Social security contributions	6,705	6,457
Expenses for retirement and employee benefits	7,591	7,508
Other administrative expenses	21,632	20,163
Depreciation and revaluations of property and equipment	4,202	4,454

Total	71,660	68,797

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(18) Balance of other income and expenses

in 1,000 EUR	2008	2007
Balance of other income and expenses
Other operating income	7,478	22,770
Other operating expenses	–477	–10,499

Total	7,001	12,271

The other operating income mainly shows the service fees the OeKB receives for providing outsourced tasks to (not fully consolidated) subsidiaries. In addition, the OeKB was mandated with handling all operational activities for Oesterreichische Clearingbank AG in November 2008. Up to and including 2007 this item mainly contained the actuarial result of OeKB Versicherung AG (income: EUR 20.3 million, expenses: EUR 10.0 million).

(19) Net income from financial assets

The net income from financial assets comprises income from the disposal and valuation of securities, investments in subsidiaries and associates as well as other investments.

in 1,000 EUR	2008	2007
Net income from financial assets
Net income based on fair value option securities	–58,889	–7,610
foreign exchange valuation	390,616	509,253
valuation of liabilities evidenced by certificates and derivative transactions	–394,286	–510,789

Subtotal	–62,559	–9,146

Net income from investments in associated companies and other investments	—	—

Total	–62,559	–9,146

The income from securities of EUR 2.4 million (2007: EUR 1.8 million) includes gains realized from sales amounting to EUR 1.1 million (2007: EUR 0.9 million). The securities expenses total EUR 61.3 million (2007: EUR 9.4 million).

The items foreign exchange valuation and valuation of liabilities evidenced by certificates and derivative transactions are mainly related to the export financing scheme and are to be regarded as a single unit from an economic point of view.

The change in the fair value of the financial liabilities results exclusively from changes in the market interest rates.

(20) Taxes on income and other taxes

in 1,000 EUR	2008	2007
Taxes on income
Current tax expense	–7,250	–15,166
Deferred tax expense/income	+1,746	–414

Total	–5,504	–15,580

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The actual taxes were calculated on the basis of the tax results for the financial year at the local tax rates applicable to the Group company in question. The following table shows the relation between the assumed and actual taxes on income.

in 1,000 EUR	2008	2007
Income tax rate reconciliation
Pre-tax profit for the year	28,137	74,335
Income tax expense assumed for the financial year at the statutory tax rate (25%)	7,034	18,584
Tax reductions due to tax-exempt earnings on investments	–727	–1,811
Tax reductions due to other tax-exempt earnings	–542	–561
Tax increases due to non-deductible expenses	35	33
Tax expense/yield not attributable to the reporting period	249	–957
Other tax effects	–545	292

Total	5,504	15,580

Other taxes recognized in 2008 were EUR 50,000.—capital duty payable in connection with the incorporation of Oester-reichische Entwicklungsbank AG.

(21) Appropriation of profits

The Board of Executive Directors will propose to the 63rd Annual General Meeting on May 19, 2009 that the net profit for the year 2008 in the separate financial statements for the OeKB, amounting to EUR 20,272,575.68 be used to pay a dividend of EUR 22.75 per share. The total distribution is EUR 20,020,000.—. That is some 15% of the dividend-bearing share capital for 2008, amounting to EUR 130,000,000.—. After payment of the Supervisory Board emoluments, the remainder of EUR 7,657.68 will be carried forward.

Notes to the Consolidated Balance Sheet of the OeKB Group

(22) Cash and cash equivalents

This item consists solely of cash and balances with central banks and is identical to the cash and cash equivalents in the cash flow statement.

(23) Loans and advances to banks

in 1,000 EUR	Repayable on demand		Others
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Loans and advances to banks
Domestic banks	7,766	10,437	33,843,959	25,836,773
Foreign banks	9,834	987,765	1,694,198	1,911,945

Total	17,600	998,202	35,538,157	27,748,718

(24) Loans and advances to customers

in 1,000 EUR	Domestic customers		Foreign customers
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Loans and advances to customers
Public sector	26,678	12,511	1,172,588	1,251,472
Others	837,889	866,756	605	603

Total	864,567	879,267	1,173,193	1,252,075

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

This item includes receivables from finance leases amounting to EUR 0.57 million (2007: EUR 0.85 million). The total of leasing installments outstanding and residual values not guaranteed is EUR 0.58 million (2007: EUR 0.89 million) and the total of the interest components not yet earned is EUR 0.01 million (2007: EUR 0.04 million). The breakdown by rating categories is presented in Note (52).

(25) Loans and advances to associated companies and companies in which equity interests are held

in 1,000 EUR	Associated companies		Companies in which equity interests are held
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Loans and advances
Loans and advances to banks	—	—	—	—
Loans and advances to customers	—	—	0	0
Other assets	—	—	—	—

Total	—	—	0	0

(26) Risk provisions for loans and advances

Risk provisions are related to loans and advances to customers. They only cover credit risks. The assessment basis for valuation adjustment also includes deferred interest at the balance sheet date. Contingent liabilities were not recognized. The amount of loans and advances bearing no interest and earnings was EUR 0.07 million (2007: EUR 0.07 million).

in 1,000 EUR	2008	2007
Risk provisions for loans and advances	74	672
as of January 1
Provisions made during the year
Allocations to risk provisions for loans and advances	—	—
Provisions reversed during the year
Earmarked use	—	598
Release of risk provisions for loans and advances	—	—
Currency adjustments	—	—

as of December 31	74	74

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(27) Financial assets and investments in associated companies and joint ventures

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Financial assets and investments in associated companies and joint ventures
Debt securities and other fixed-income securities	404,731	565,244

Treasury bills	10,038	17,969
Bonds and debt securities	394,693	547,275
attributable to: listed debt securities	400,392	557,866

Shares and other variable-yield securities	208,288	206,555

Shares	120	500
Investment certificates	208,168	206,055
attributable to: listed shares and other variable-yield securities	2,673	5,683
own shares and other variable-yield securities	—	—

Investments	22,631	21,918

Investments in unconsolidated associated companies	1,536	13,486
Other investments	21,095	8,432

Total financial assets	635,650	793,717

Investments in associated companies and joint ventures	54,374	16,369

The securities recognized as components of financial assets (debt securities and other fixed-income securities as well as shares and other variable-yield securities) amounting to EUR 613 million (2007: EUR 772 million) are classified as at fair value through profit and loss (FVTPL). No items have been reallocated to a different category. The investments in associated companies and joint ventures valued at equity include investments in an insurance group of EUR 53.9 million (2007: EUR 16.2 million). A complete list and categorization of all investments in unconsolidated associated companies, companies at equity and other investments are shown in the disclosure to the equity investments in Note (29) (Disclosure of equity investments). Furthermore, this disclosure provides information on investment quotas, equity capital and the results for the year. The investment holdings of the OeKB Group comprise predominantly credit institutions and insurance companies.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(28) Statement of property and equipment

in 1,000 EUR	At cost as of Jan. 1, 2008	Changes in consolidation method	Additions 2008	Disposals 2008	At cost as of Dec. 31, 2008
Statement of property and equipment 2008
Property and equipment	94,350	–154	2,095	–3,852	92,439

Land and buildings	72,112	—	—	–206	71,906
Office furniture and equipment	22,238	–154	2,095	–3,646	20,533

Intangible assets	11,868	–15	974	–10,174	2,653

Software	11,868	–15	974	–10,174	2,653

Investments in associated companies and joint ventures	3,746	47,814	8	—	51,568

Companies at equity	3,746	47,814	8	—	51,568

Total	109,964	47,645	3,077	–14,026	146,660

The balance sheet item of land and buildings used by the Group includes a land value of EUR 4.4 million (2007: EUR 4.4 million).

in 1,000 EUR	At cost as of Jan. 1, 2007	Changes in consolidation method	Additions 2007	Disposals 2007	At cost as of Dec. 31, 2007
Statement of property and equipment 2007
Property and equipment	101,119	—	1,864	– 8,633	94,350

Land and buildings	74,154	—	—	– 2,042	72,112
Office furniture and equipment	26,965	—	1,864	– 6,591	22,238

Intangible assets	11,994	—	277	– 403	11,868

Software	11,994	—	277	– 403	11,868

Investments in associated companies and joint ventures	3,746	—	—	—	3,746

Companies at equity	3,746	—	—	—	3,746

Total	116,859	—	2,141	– 9,036	109,964

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

in 1,000 EUR	Accumulated depreciation	Accumulated write-ups	Book value Dec. 31, 2008	Current depreciation	Current write-ups	Book value Jan. 1, 2008
Statement of property and equipment 2008
Property and equipment	–61,350	—	31,089	–3,780	—	32,972

Land and buildings	–45,952	—	25,954	–2,263	—	28,327
Office furniture and equipment	–15,398	—	5,135	–1,517	—	4,645

Intangible assets	–1,374	—	1,279	–422	—	731

Software	–1,374	—	1,279	–422	—	731

Investments in associated companies and joint ventures	–8	2,814	54,374	—	2,683	16,369

Companies at equity	–8	2,814	54,374	—	2,683	16,369

Total	–62,732	2,814	86,742	–4,202	2,683	50,072

in 1,000 EUR	Accumulated depreciation	Accumulated write-ups	Book value Dec. 31, 2007	Current depreciation	Current write-ups	Book value Jan. 1, 2007
Statement of property and equipment 2007
Property and equipment	–61,378	—	32,972	–3,905	—	35,075

Land and buildings	–43,785	—	28,327	–2,448	—	30,776
Office furniture and equipment	–17,593	—	4,645	–1,457	—	4,299

Intangible assets	–11,137	—	731	–549	—	1,003

Software	–11,137	—	731	–549	—	1,003

Investments in associated companies and joint ventures	–8	12,631	16,369	—	3,196	13,173

Companies at equity	–8	12,631	16,369	—	3,196	13,173

Total	–72,523	12,631	50,072	–4,454	3,196	49,251

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(29) Disclosure of equity investments

Name and registered office	Banking Act Category	Investment		Percentage holding	Financial information
	Credit institution/ Other company	direct	indirect	in %	Latest available financial statements as of	(Negative) equity as defined in Sec. 224(3) Commercial Code 1,000 EUR	Net earnings for the year 1,000 EUR
Disclosure of equity investments

Fully consolidated companies
Oesterreichische Entwicklungsbank AG, Vienna	Ci	x		100.00	Dec. 31, 2008	5,457	457
“Österreichischer Exportfonds” GmbH, Vienna	Ci	x		70.00	Dec. 31, 2008	10,554	465
Companies valued at equity (joint ventures)
OeKB EH Beteiligungs- und Management AG, Vienna	Oc	x		51.00	Dec. 31, 2008	91,752	8,367
OeKB Versicherung Aktiengesellschaft, Vienna	Oc		x	51.00	Dec. 31, 2008	34,463	2,357
PRISMA Kreditversicherungs-Aktiengesellschaft, Vienna	Oc		x	51.00	Dec. 31, 2008	25,619	6,563
PRISMA Risikoservice GmbH, Vienna	Oc		x	51.00	Dec. 31, 2008	10,361	1,705
OeKB Südosteuropa Holding Ges.m.b.H., Vienna	Oc		x	51.00	Dec. 31, 2008	11,610	29
OeKB Financial Services D.O.O., Belgrad	Oc		x	26.01	Dec. 31, 2008	443	12
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	Oc	x		50.00	Dec. 31, 2008	835	560
Associated companies included at amortized cost
OeKB Business Services GmbH, Vienna	Oc	x		100.00	Dec. 31, 2007	1,864	148
OeKB Zentraleuropa Holding GmbH, Vienna	Oc	x		100.00	Dec. 31, 2008	1,636	149
Other investments included at amortized cost
AGCS Gas Clearing and Settlement AG, Vienna	Oc	x		20.00	Dec. 31, 2007	3,134	154
APCS Power Clearing and Settlement AG, Vienna	Oc	x		17.00	Dec. 31, 2007	2,629	304
CISMO Clearing Integrated Services and Market Operations GmbH, Vienna	Oc	x		18.50	Dec. 31, 2007	2,185	1,419
ECRA Emission Certificate Registry Austria GmbH, Vienna	Oc	x		12.50	Dec. 31, 2007	271	19
Einlagensicherung der Banken und Bankiers Gesellschaft m.b.H., Vienna	Oc	x		0.10	Dec. 31, 2007	54	0
EXAA Abwicklungsstelle für Energieprodukte AG, Vienna	Oc	x		8.06	Dec. 31, 2007	753	122
„Garage Am Hof” Gesellschaft m.b.H., Vienna	Oc	x		2.00	Dec. 31, 2007	4,166	874
OeMAG Abwicklungsstelle für Ökostrom AG, Vienna	Oc	x		12.60	Dec. 31, 2007	5,436	427
Wiener Börse AG, Vienna	Ci	x		5.8563	Dec. 31, 2007	98,300	40,006
Budapest Stock Exchange Ltd., Budapest	Oc	x		18.35	Dec. 31, 2007	29,918	9,696
Euler Hermes (Ungarn) Kreditversicherungs-AG, Budapest	Oc		x	25.10	Dec. 31, 2007	4,580	327
Euler Hermes Consult Finanzservice und Consulting GmbH, Budapest	Oc		x	25.10	Dec. 31, 2007	1,668	296
Euler Hermes Servicii Financiare S.R.L., Bucharest	Oc		x	20.08	Dec. 31, 2008	1,100	919
Link-up Capital Markets S.L., Spain	Oc	x		9.09	Start-up

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(30) Other assets

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Other assets
Other assets	19,434	29,309
Positive market values from derivative transactions	1,991,066	327,630
Prepaid expenses	179,329	171,578

Total	2,189,829	528,517

Regarding the breakdown of derivative transactions by remaining maturities see Note (47).

(31) Deposits from banks

in 1,000 EUR	Repayable on demand		Other liabilities
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Deposits from banks
Domestic banks	482,893	469,440	154,791	200,500
Foreign banks	83,981	41,054	554,432	124,861

Total	566,874	510,494	709,223	325,361

(32) Deposits from customers

in 1,000 EUR	Domestic customers		Foreign customers
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Deposits from customers
Public sector	317,709	259,146	4,387	13,119
Others	71,362	60,678	27,691	10,646

Total	389,071	319,824	32,078	23,765

(33) Liabilities evidenced by certificates

in 1,000 EUR	Liabilities evidenced by certificates		of which listed
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Liabilities evidenced by certificates
Debt securities issued	25,446,219	21,285,678	25,446,219	21,285,678
Other liabilities evidenced by certificates	11,092,085	6,854,526	—	—

Total	36,538,304	28,140,204	25,446,219	21,285,678

This position includes EUR 19,346.8 million (2007: EUR 15,009.2 million) valued using the fair value option with a corresponding repayment amount at maturity of EUR 19,290.9 million (2007: EUR 15,186.7 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(34) Provisions

The provisions changed as follows:

in 1,000 EUR	Jan. 1, 2008	Canges in consolidation method	Utilization	Allocation	Dec. 31, 2008
Change in provisions 2008
Provisions for personnel expenses	97,833	–218	–5,645	8,445	100,415
Other provisions	909,071	–15,944	–363,134	5,501	535,494

Total	1,006,904	–16,162	–368,779	13,946	635,909

in 1,000 EUR	Jan. 1, 2007	Utilization	Release	Allocation	Dec. 31, 2007
Change in provisions 2007
Provisions for personnel expenses	94,847	–3,598	—	6,584	97,833
Other provisions	981,836	–93,931	—	21,166	909,071

Total	1,076,683	–97,529	—	27,750	1,006,904

Provisions for personnel expenses include provisions for holidays not yet consumed and similar expenses amounting to EUR 3.7 million (2007: EUR 3.5 million). The long-term provisions for personnel expenses changed as follows:

in 1,000 EUR	Pension	Severance compensation	Total 2008	Total 2007	Total 2006
Change in long-term provisions for personnel expenses
Present value of defined benefit obligations (DBO)= Provisions for personnel expenses as of January 1	75,383	18,934	94,317	91,784	88,126

Service cost	739	729	1,468	1,488	1,457
Interest cost	3,441	929	4,370	3,827	3,762
Payments	3,208	471	3,679	3,674	3,365
Actuarial result	–707	878	171	892	1,804

DBO as of December 31	75,648	20,999	96,647	94,317	91,784

Provisions for personnel expenses as of December 31	75,648	20,999	96,647	94,317	91,784

The pension provisions are the result of obligations arising from direct promises or individual contracts. In previous years, the pension claims of some of the employees were transferred to a pension fund in the form of a defined contribution plan. In this context, in 2008 contributions totaling EUR 0.6 million (2007: EUR 0.6 million) were paid to the pension fund. The provisions include claims of the other employees and of staff retired at the date of transfer as well as claims of all active employees for invalidity and incapacity for employment.

Changes in the long-term provisions for personnel expenses are fully recognized in personnel expenses.

Other provisions as of December 31, 2008 include a provision for interest stabilization of EUR 530.0 million (2007: EUR 888.0 million) accrued to hedge against fluctuations of interest rates in the export financing scheme. More details on valuation are provided in Note (11). In accordance with the purpose of the provisions, EUR 3.2 million were used for interest stabilization and EUR 354.8 million for valuation in the year under review. The actuarial provisions recognized in this item until and including 2007 amount to EUR 15.8 million as of December 31, 2007.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(35) Tax assets and tax liabilities

These items include deferred tax assets and liabilities arising from temporary differences between the figures recognized under IFRS and those determined as taxable profits by the Group companies. No deferred tax assets and liabilities were recognized for associated companies and companies in which equity interests are held.

Deferred taxes arose in the following items:

in 1,000 EUR	Deferred tax assets		Deferred tax liabilities
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Deferred tax assets and liabilities
Loans and advances to banks/customers			72	67
Financial assets	246	6,646	2,346	11,275
Property and equipment
Deposits from banks/customers
Liabilities evidenced by certificates incl. hedging transactions
Provisions for personnel expenses	9,825	10,301
Other provisions	40,447	40,825
Risk provisions for loans and advances
Other items			—	–101
Tax losses carried forward

Total	50,518	57,772	2,418	11,241

Net	48,100	46,531

The tax liabilities do not only comprise deferred tax liabilities but also current taxes amounting to EUR 0.05 million (2007: EUR 13.5 million).

(36) Other liabilities

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Other liabilities
Negative market values from derivative transactions	2,146,704	2,183,530
Deferred income	45,304	34,663
Other liabilities	23,896	10,074

Total	2,215,904	2,228,267

Deferred income includes deferrals of up-front payments for services in connection with the export guarantee business as well as deferred items in connection with issuing liabilities evidenced by certificates.

(37) Notes on the equity and capital management

The share capital of EUR 130,000,000.—is divided into 880,000 individual share certificates. These registered shares not freely transferable (common shares) are stated per shareholder as a registered interim certificate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Oesterreichische Kontrollbank AG is also the parent company of a banking group in accordance with the Austrian Banking Act. The equity of the OeKB Group determined in accordance with the Austrian Banking Act shows the following composition and development:

in 1,000 EUR	2008	Proportion in %	Compared to 2007
Minimum requirements of own funds pursuant to Section 22 of the Austrian Banking Act
Risk-weighted assets (credit risk standard approach)	399,309	100.0	424,858
Trading book	—	—	—

Assessment basis, total	399,309	100.0	424,858

Own funds requirement
banking book 1)	31,945	8.5	33,987
currency risk	2,797	0.7	586
operational risk (basic indicator approach)	23,488	6.3	—

Total = Required own funds	58,230	15.5	34,573

Consolidated own funds pursuant to Section 24 of the Austrian Banking Act
Paid up capital	130,000	34.6	130,000
Reserves (incl. differences from consolidation)	167,136	44.5	152,040
Minority interests in subsidiaries	3,026	0.8	3,026
Intangible assets	–1,279	–0.4	–731

Core capital (tier 1)	298,883	79.5	284,335

Supplementary own funds (value adjustment pursuant to Sec. 57 Austrian Banking Act)	93,811	25.0	83,633
Deductions pursuant to Section 23(13)(4a) Austrian Banking Act (investments in insurance companies)	–16,897	–4.5	–798

Total own funds	375,797	100.0	367,170

Free own funds	317,567	84.5	332,597

1)	8% of the assessment basis

This results in a consolidated capital ratio (ratio of own funds to the assessment basis) of 94.1% compared to 86.4% in 2007. The consolidated Tier 1 ratio is 74.9% compared to 66.9% in the previous year. This results in a capital excess (ratio of own funds to minimum requirements of own funds) of 645.4% (2007: 1,062%).

In accordance with Section 3 of the Austrian Banking Act, Oesterreichische Kontrollbank AG is exempted with regard to legal transactions under the Export Guarantees Act and 1981 Export Financing Guarantees Act concerning the provisions on solvency (Sections 22 to 22q of the Austrian Banking Act), liquidity, outstanding foreign exchange and maturity positions and large-scale investments (Sections 25 to 27 of the Austrian Banking Act).

The banking group pursuant to Section 30 of the Austrian Banking Act does not comprise investments in insurance companies, which is a difference to the group of consolidated companies under IFRS.

The strategy of the OeKB Group aims at a sustainably stable capital basis. Capital management did not undergo any material changes.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The Group has met the capital requirements of the national supervisory authority throughout the reporting period.

The minimum requirements of own funds in respect of the credit risk are determined on the basis of the regulations of the Section 22a of the Austrian Banking Act (credit risk standard approach); the basic indicator approach pursuant to Section 22j of the Austrian Banking Act is applied in respect of the operational risk. The group of credit institutions does not have a trading book.

At Group level the risks are aggregated in accordance with the economic capital concept. They are compared to the available internal capital and monitored by using a risk-bearing capacity analysis.

Other Details and Risk Report

(38) Information on the cash flow statement

The cash flow statement shows the status and development of cash flows in the OeKB Group. The cash holdings recorded include cash in hand and balances with central banks, strictly interpreted.

The cash flow statement is not a very conclusive tool for credit institutions. The cash flow statement does not replace liquidity or financial planning and is not used for controlling liquidity risks.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(39) Breakdown of remaining maturities

in 1,000 EUR	repayable on demand	up to 3 months	3 months to 1 year	1 to 5 years	more than 5 years	Total
Breakdown of remaining maturities as of December 31, 2008
Loans and advances to banks	17,600	2,514,749	10,860,868	19,608,934	2,553,606	35,555,757
Loans and advances to customers	4,765	346,802	548,050	332,655	805,488	2,037,760
Securities—trading assets	—	—	—	—	—	—
Securities—FVTPL	167,764	50,863	65,157	245,543	83,692	613,019

Total	190,129	2,912,414	11,474,075	20,187,132	3,442,786	38,206,536

Deposits from banks	566,888	674,800	30,000	—	4,409	1,276,097
Deposits from customers	421,149	—	—	—	—	421,149
Liabilities evidenced by certificates	—	6,047,684	6,806,667	16,395,103	7,288,850	36,538,304

Total	988,037	6,722,484	6,836,667	16,395,103	7,293,259	38,235,550

in 1,000 EUR	repayable on demand	Up to 3 months	3 months to 1 year	1 to 5 years	more than 5 years	Total
Breakdown of remaining maturities as of December 31, 2007 (for comparison purposes)
Loans and advances to banks	354,422	1,932,254	6,425,383	14,644,450	5,390,411	28,746,920
Loans and advances to customers	14,811	346,532	544,690	247,603	977,706	2,131,342
Securities—trading assets	—	—	—	—	—	—
Securities—FVTPL	205,429	53,601	92,249	351,339	69,180	771,798

Total	574,662	2,332,387	7,062,322	15,243,392	6,437,297	31,650,060

Deposits from banks	487,858	332,063	12,000	—	3,934	835,855
Deposits from customers	343,589	—	—	—	—	343,589
Liabilities evidenced by certificates	986,120	4,472,772	4,496,631	11,998,930	6,185,751	28,140,204

Total	1,817,567	4,804,835	4,508,631	11,998,930	6,189,685	29,319,648

Remaining maturity is the period between the balance sheet date and the date on which the receivable or liability becomes contractually due, and, in the case of partial amounts, is calculated separately for each part. Deferred interest is accounted for under the period “up to 3 months”.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(40) Loans and advances and deposits from associated companies and equity investments

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Loans and advances and deposits
Loans and advances to banks
Associated companies	—	—
Equity investments	—	—
Loans and advances to customers
Associated companies	—	—
Equity investments	—	0
Deposits from banks
Associated companies	—	—
Equity investments	—	—
Deposits from customers
Associated companies	28,366	2,573
Equity investments	6,784	7,078

(41) Subordinated assets

The balance sheet assets do not include subordinated assets.

(42) Assets assigned as collateral

To participate in the tender procedure of Oesterreichische Nationalbank, the OeKB provided collateral by depositing bonds and other fixed-income securities amounting to EUR 5,159.9 million (2007: EUR 251.9 million). For trading at the Frankfurt and London Stock exchanges, EUR 35.7 million (2007: EUR 14.4 million) have been furnished as security.

The OeKB has been provided with collateral in the form of deposits in the amount of EUR 549.0 million to hedge credit risks arising in connection with derivative transactions (2007: no collateral).

(43) Contingent liabilities and other off-balance-sheet items

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Contingent liabilities and other off-balance-sheet items
Contingent liabilities
Guarantees	—	—
Others	—	—

Total	—	—

Other obligations
Credit lines and advance commitments	2,425,295	3,468,659
Liabilities from repurchase agreements	—	—
Others	—	—

Total	2,425,295	3,468,659

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(44) Other off-balance-sheet items

The OeKB and the Exportfonds are required pursuant to Section 93 of the Austrian Banking Act to undertake proportionate safeguarding of depositors’ accounts in the framework of the relevant programme of Banken und Bankiers GmbH, Vienna.

In 2009 liabilities amounting to EUR 1.2 million (previous year for 2008: EUR 1.4 million) will result from (operating) leasing and tenancy agreements. The respective liabilities for the period 2009 to 2013 amount to EUR 7.4 million (previous year for 2008 to 2012: EUR 8.1 million). Rentals for the financial year 2008 total EUR 1.2 million (2007: EUR 1.4 million).

(45) Trust activities

in 1,000 EUR	Dec. 31, 2008	Dec. 31, 2007
Trust activities
Loans and advances to banks	24,073	25,077
Loans and advances to customers	990	990
Other intangible assets	3,000	—

Trust assets	28,063	26,067

Deposits from banks	990	990
Deposits from customers	27,073	25,077

Trust liabilities	28,063	26,067

The trust activities not disclosed in the balance sheet amounted to EUR 19.2 million (2007: EUR 49.2 million). This item basically comprises development aid credits administered on behalf of the Republic of Austria.

(46) Other information on assets and liabilities pursuant to the Austrian Banking Act

in 1,000 EUR	December 31, 2008		December 31, 2007
	Assets	Liabilities	Assets	Liabilities
Other information on assets and liabilities
In foreign currency	327,383	26,101,129	1,184,820	21,560,876
Foreign country	3,475,410	37,145,707	4,758,784	30,275,113

(47) Derivative financial transactions

in 1,000 EUR	Nominal amount as of December 31, 2008 Remaining maturity				Fair value positive	Fair value negative
	up to 1 year	1 to 5 years	over 5 years	Total 2008
Derivative financial transactions
Interest-rate related business
Interest swaps (OTC)	6,220,220	10,127,332	3,089,630	19,437,182	803,740	309,501
Forex related business
Forex swaps (OTC)	898,540	13,554,513	4,515,168	18,968,221	1,187,326	1,837,203

Total	7,118,760	23,681,844	7,604,799	38,405,403	1,991,066	2,146,704

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(48) Fair value balance sheet

The below table shows the categories of financial assets and financial liabilities as well as their market values.

	Credits and loans		Other items at amortized cost		Fair value option		Total
in 1,000 EUR	book amount	fair value	book amount	fair value	book amount	fair value	book amount	fair value
Fair value balance sheet 2008
Assets
Cash and cash equivalents			989,778	989,778			989,778	989,778
Loans and advances to banks	35,555,757	35,758,574					35,555,757	35,758,574
Loans and advances to customers	2,037,760	2,038,273					2,037,760	2,038,273
Risk provisions for loans and advances	–74	–74					–74	–74
Financial assets			22,631	41,703	613,019	613,019	635,650	654,722
Other assets			198,763	198,763	1,991,066	1,991,066	2,189,829	2,189,829

Liabilities
Deposits from banks			1,276,097	1,277,093			1,276,097	1,277,093
Deposits from customers			421,149	421,149			421,149	421,149
Liabilities evidenced by certificates			17,191,479	17,521,434	19,346,825	19,346,825	36,538,304	36,868,259
Other liabilities			69,200	69,200	2,146,704	2,146,704	2,215,904	2,215,904

	Credits and loans		Other items at amortized cost		Fair value option		Total
in 1,000 EUR	book amount	fair value	book amount	fair value	book amount	fair value	book amount	fair value
Fair value balance sheet 2007 (for comparison)
Assets
Cash and cash equivalents			711,137	711,137			711,137	711,137
Loans and advances to banks	28,746,920	27,682,990					28,746,920	27,682,990
Loans and advances to customers	2,131,342	2,117,438					2,131,342	2,117,438
Risk provisions for loans and advances	–74	–74					–74	–74
Financial assets			21,919	21,919	771,798	771,798	793,717	793,717
Other assets			200,887	186,311	327,630	327,630	528,517	513,941

Liabilities
Deposits from banks			835,855	835,855			835,855	835,855
Deposits from customers			343,589	343,589			343,589	343,589
Liabilities evidenced by certificates			13,131,043	12,766,460	15,009,161	15,009,161	28,140,204	27,775,621
Other liabilities			44,737	38,546	2,183,530	2,183,530	2,228,267	2,222,076

Regarding the calculation of fair values see Note (6).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(49) Risk management

Risk management and risk controlling are crucial processes to ensure the security and profitability of the enterprise in the interest of the customers and shareholders. Risk assumption must always conform to the risk policy and risk strategy defined by the Board of Executive Directors, which aims at safeguarding a sustainable and stable rate of return on equity based on a conservative approach to business and operational risks.

The Internal Capital Adequacy Assessment Process (ICAAP) implemented ensures that the defined bank-specific capital adequacy is safeguarded. As a controlling and management tool, it is an integral part of the management process.

A key factor in measuring and controlling risks is the economic capital; it is computed based on the value at risk (VaR) concept over a one-year time horizon. The categories particularly taken into account in the ICAAP are credit risk, market risk and operational risks. In this context, risk is basically defined as the danger that the actual result will be lower than the expected result (unexpected loss). The liquidity risk is managed by monitoring the excess from allocating cash inflows and cash outflows to defined maturity bands.

The following table shows the minimum capital requirements under the Austrian Banking Act and the corresponding risk amounts under ICAAP by risk category:

in 1,000 EUR	Value at risk pursuant to ICAAP	Required own funds pursuant to Sec. 22 Austrian Banking Act
Overview risks as of December 31, 2008
Credit risk	34,707	31,945
Goods item and exchange risk	8,019	2,797
Other market risk in the banking book	60,933	—
Other risks	17,772	—
Operational risk	32,643	23,488

In the risk coverage calculation the economic capital is compared to the risk coverage capital (internal or regulatory capital) by using a multi-tier system, which takes into account different risk hedging goals. The available capital is allocated to market and credit risk in proportion to the economic capital. Additional operational limits are in place in key areas.

Risk assessment is conducted at least at quarterly intervals. Different methods are used, depending on the risk type. Material credit risks are assessed based on the CVaR, while material market risks are determined based on the VaR. Non-material credit and market risks are recognized as lump sums, other risks (e.g. yield and business risk) are taken into account by recognizing an extra amount. Operational risk measurement is performed by applying the basic indicator approach, which is enhanced by a distribution assumption for highly reliable assessment. The systems SAP and Bloom-berg as well as systems developed internally are used for this purpose.

Risk management is supported by the Internal Control System (ICS), which ensures compliance with guidelines and risk minimization measures. Far-reaching automated IT General Controls and checks, which are above all performed by the internal auditing unit, guarantee the efficacy of the ICS.

The risk management objective for 2009 is to further develop and refine the Internal Capital Adequacy Assessment Process as well as to integrate it to an even greater extent at all decision-making levels with a view to transparent risk management. The introduction of a new asset liability management system will be conducive to this objective, offering also the option of dynamic simulations of the development of values and earnings.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

Organization

Against the background of the main segments of the OeKB Group and its specific business and risk structure, the enterprise has implemented a clear functional organization of the risk management process; clearly defined tasks have been assigned to the following organizational units:

Board of Executive Directors: In accordance with the responsibility defined in the Austrian Banking Act (BWG), the Board of Executive Directors formulates the risk policy and risk strategy. In managing the overall risks of the Bank, the Board of Executive Directors—in cooperation with the Risk Management Committee—defines the acceptable overall risk and the limits derived from it as well as the risk monitoring procedures on the basis of the maximum level of risk assumption determined.

Risk Management Committee: Risk management and risk controlling, developed in line with the risk policy, are the tasks of the Risk Management Committee. It is the addressee of risk reports, it monitors and controls the risk profiles of the individual risk types and, if necessary, adopts measures resulting from the risk reports. The Committee is composed by the Board of Executive Directors, the members of the Risk Office as well as representatives of accounting and various operational areas.

Risk Office: The measures adopted by the Risk Management Committee are implemented by the Risk Office and, as far as financial risk management (FRM) and operational risk management (ORM) are concerned, by the Risk Controlling Department, into which Information Security is integrated. Information Security deals with risks relating to the use of information technology.

Risk Controlling: The Risk Controlling Department is responsible for measuring and assessing financial risks and operational financial risk controlling, including the monitoring of internal limits as well as the practical implementation of the Internal Capital Adequacy Assessment Process.

ALCO: Based on income and risk analyses, the Asset Liability Management Committee defines structural targets for the operative control units to structure the portfolio and the balance sheet of the Bank.

Internal Audit: The organizational units participating in the risk management process and the procedures applied are subject to regular checks by the Internal Auditors.

Board of Supervisory Directors: The Board of Supervisory Directors is in charge of the control function of all measures related to risk management in the enterprise; it receives quarterly reports on the risk situation of the OeKB Group. These risk reports provide a detailed presentation of the financial risk situation and the economic capital for the operational risk. The Audit Committee of the Board of Supervisory Directors also monitors the efficacy of the internal control system.

(50) Market risk

Market risks arise from potential changes of risk factors, which may lead to a reduction of the market value of the financial position subject to these parameters. The individual market risks distinguished are the interest rate risk, the foreign exchange risk and the share price risk. The market risks in the OeKB Group only affect positions of the banking book, no trading book is kept.

The assessment of the risks is based on the value at risk concept to estimate possible maximum losses. In addition, the interest rate and foreign exchange sensitivity ratios are determined; the effects of extreme market developments are calculated using stress tests. Stress tests are performed by using two methods. First, the economic capital itself, which has been determined in the framework of the ICAAP, is subject to different scenarios (expected shortfall, credit migration, correlation). With regard to market risks, the effects of several concrete scenarios (e.g. Black Monday, 11 September) are computed.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

The most significant market risk arises from the OeKB’s own portfolio (see Note (19) Financial assets), consisting of 29.6% investment funds and 70.4% bonds. The value at risk is determined at monthly intervals; as of December 31, 2008 it amounts to EUR 37.1 million for a holding period of one year and a confidence level of 99%.

Foreign exchange risks arise above all in connection with long-term and short-term financing facilities in the export financing scheme. These risks are hedged by an exchange rate guarantee of the Republic of Austria pursuant to the 1981 Export Financing Guarantees Act and derivative financial transactions (currency swaps). A USD-item recognized outside the export financing scheme as of December 31, 2008 is to be regarded as a hedge against a USD-sensitive investment from the economic perspective.

Hedging

Derivative financial instruments are used to control market risks. They consist in interest rate swaps and interest rate/ currency swaps traded over the counter and predominantly used as hedging instruments for own issues. Instead of hedge accounting in accordance with IAS 39, these financial liabilities are classified as at fair value through profit and loss (FVTPL) to avoid an accounting mismatch. As a result, the fluctuations in value of individual derivatives and liabilities are directly recognized in the income statement.

(51) Liquidity risk

Liquidity risks are grouped into scheduling and call risks as well as structural liquidity risks (refinancing risks). No economic capital is determined in respect of the liquidity risk. The liquidity risk is managed by monitoring the excess from assigning cash flows of all assets and liabilities to defined maturity bands. The Forward Liquidity Exposure prepared at regular intervals also takes into account liquidity reserves readily convertible into cash.

The OeKB’s market standing facilitates the availability of financial resources at all times, and its refinancing risk is reduced by the Federal Republic’s guarantee in the framework of the export financing scheme. This could also be observed during the liquidity crisis affecting the financial market in the reporting period. Despite difficulties regarding long-term facilities, the OeKB has had and has access to short-term resources. Moreover, a high level of securities eligible for central bank borrowings safeguards risk-adequate realizable liquidity.

(52) Credit risk

Credit risk is the risk of unexpected losses due to the non-payment or diminished creditworthiness of counterparties. Due to the business structure of the OeKB Group the credit institution distinguishes between the following types of credit risk: counterparty/default risk, investment risk and concentration risk. For credit risks the credit value at risk (CVaR) is decisive, i.e. the difference between the absolute VaR at a confidence level of 99.99% in proportion to the expected value of credit loss.

The probability of default is determined basically by mapping based on the ratings of external rating agencies (Standard & Poor’s, Moody’s, Fitch). On the basis of these ratings, the counterparties are grouped into five internal rating categories. The data are updated continuously. Customers for which no external rating is available are subject to internally defined requirements.

The outstanding credit volume of the OeKB Group consists predominantly in export financing credits. Due to the strict guidelines for credit extension, these credits are granted subject to stringent requirements concerning collaterization (e.g. above all guarantees of the Republic of Austria). To hedge against credit risks in connection

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

with derivative financial transactions, collateral agreements were concluded with the most important counterparties, while with the remaining counterparties downgrade trigger clauses were laid down. They allow contract assignment to other business partners or contract termination after a defined rating downgrade. The export financing scheme is treated as an investment risk with a separate risk coverage potential.

The distribution of assets of the banking book (contains investment portfolio) by rating categories is presented in the below table; loans and advances guaranteed by the Federal Republic are stated in “rating category 1”.

in 1,000 EUR	Rating cat. 1 (AAA)	Rating cat. 2 (AA)	Rating cat. 3 (A)	Rating cat. 4 (BBB/ BB)	Rating cat. 5 (from B)	Balance-sheet value
Distribution of portfolio 2008
Cash and cash equivalents	989,778	—	—	—	—	989,778
Loans and advances to banks	34,408,560	257,786	887,299	145	1,967	35,555,757
Loans and advances to customers	1,984,811	12,210	33,102	447	7,191	2,037,760
Risk provisions for loans and advances	—	—	—	—	– 74	– 74
Financial assets	83,937	119,281	244,872	183,942	3,619	635,650
Derivative transactions	975,479	566,762	448,825	—	—	1,991,066

in 1,000 EUR	Rating cat. 1 (AAA)	Rating cat. 2 (AA)	Rating cat. 3 (A)	Rating cat. 4 (BBB/ BB)	Rating cat. 5 (from B)	Balance-sheet value
Distribution of portfolio 2007
Cash and cash equivalents	711,137	—	—	—	—	711,137
Loans and advances to banks	27,279,987	1,146,675	317,767	4	2,487	28,746,920
Loans and advances to customers	2,100,903	—	25,573	—	4,866	2,131,342
Risk provisions for loans and advances	—	—	—	—	– 74	– 74
Financial assets	80,358	223,331	275,918	229,348	1,131	810,086
Derivative transactions	—	314,412	13,218	—	—	327,630

The below table shows the assets of the banking book grouped into country categories; export financing credits with a guarantee pursuant to the Export Guarantees Act were assigned to the country Austria.

in 1,000 EUR	December 31, 2008	December 31, 2007
Distribution of portfolio by countries
Austria	38,762,732	30,815,593
EU (excl. Austria)	1,670,185	788,811
Other countries	777,020	1,122,637

As of December 31, 2008 the largest volumes of accounts receivable included in the item “EU (excluding Austria)” are attributable to the United Kingdom (EUR 947.6 million), Germany (EUR 228.2 million) and France (EUR 154.9 million); those included in the item “Other countries” are attributable to the United States of America (EUR 613.0 million), Swit-zerland (EUR 90.1 million) and Australia (EUR 16.9 million).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

As far as the operational business is concerned, not only regulatory requirements must be met. In addition, volume limits defined by the Board of Executive Directors for the individual business types and portfolios as well as limits fixed for contracting parties and issuers, which are applicable across operational areas, have to be complied with.

(53) Operational risk

The operational risk is defined as “the risks of losses due to the inadequacy or failure of internal procedures, human resources and systems or external circumstances, including legal risks”.

Frameworks, guidelines and procedures applying to the whole Bank are prepared by the Risk Office based on the risk policy and are documented in the OP Risk Manual. The OP Risk Manual also comprises emergency manuals and emergency plans as well as crises scenarios subject to an annual review. The efficacy of these plans and concepts is examined in scenario training programmes. The ongoing maintenance and evaluation of the damages database guarantees a continuous optimization process of operational risks. Due to the importance of information security, an Information Security Officer was appointed in 2007.

(54) Information on employees

During the financial year an average of 363 (2007: 365) employees were employed in the Group. Part-time employees were included on a pro-rata basis, corresponding to the extent of their employment.

(55) Information on emoluments of and loans to members of the Boards

The following table gives details of the total emoluments of members of the Board of Executive Directors and the Board of Supervisory Directors as well as termination benefits and pension payments to members of the Board of Executive Directors, senior directors and other employees (including changes in pensions and provisions).

in 1,000 EUR	2008	2007
Emoluments of and loans to members of the Boards
Total emoluments of
active members of the Board of Executive Directors	are not stated	are not stated
former members of the Board of Executive Directors	133	129
members of the Board of Supervisory Directors	245	269
Pension payments and termination benefits to
Board of Executive Directors/Senior Directors	674	1,503
other employees	6,088	11,150

Pursuant to Section 266(7)(b) of the Commercial Code, the total emoluments of active members of the Board of Executive Directors are not stated. As of December 31, 2008 no loans to members of the Board of Executive Directors and of the Board of Supervisory Directors were outstanding. There were no guarantees of the OeKB for this group of persons. There are no management option plans for the Board of Executive Directors and for senior directors.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(56) Information on Board members and officials

•      Board of Executive Directors

Johannes Attems

Rudolf Scholten

•      Board of Supervisory Directors

Gerhard Randa, Chairman

Walter Rothensteiner, 1st Vice-Chairman

Reinhard Ortner, 2nd Vice-Chairman

Jürgen Danzmayr

Thomas Groß (until October 31, 2008)

Wilhelm Hemetsberger (until May 20, 2008)

Johannes Kinsky (deceased on June 29, 2008)

Stephan Koren (since May 20, 2008)

Markus Mair (since May 20, 2008)

Ewald Nowotny (until May 20, 2008)

Heimo Penker

Franz Pinkl (since May 20, 2008)

Regina Prehofer (until August 31, 2008)

Angelo Rizzuti

Herbert Stepic

Thomas Uher (until May 20, 2008)

Franz Zwickl

Staff Delegates: Martin Krull Anish Gupta Doris Hanreich-Wiesler Claudia Richter Erna Scheriau Otto Schrodt Ulrike Zabini

•	Government Commissioners pursuant to Section 76 of the Austrian Banking Act

Alfred Lejsek, Commissioner

Johann Kinast, Deputy Commissioner

These Government Commissioners pursuant to the Austrian Banking Act are also Representatives of the Federal Minister of Finance appointed pursuant to Section 6 of the 1981 Export Financing Guarantees Act.

•	Government Commissioners pursuant to Section 27 of the Statutes (Covering Fund)

Johannes Ranftl, Commissioner

Edith Wanger, Deputy Commissioner

(57) Other related party transactions

Numerous transactions with the shareholders arise from the OeKB’s nature of business activities as a specialized institution providing export and capital market services. All these transactions are handled in accordance with the arm’s length principle.

The following balance sheet items include transactions with the shareholders of the OeKB:

in EUR million	Dec. 31, 2008	Dec. 31, 2007
Related party transactions
Loans and advances to banks	30,998	23,695
Loans and advances to customers	0	1
Financial assets	40	56
Deposits from banks	55	34

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OF THE OeKB GROUP—(Continued)

(58) Critical accounting estimates and judgements

Preparation of financial statements in accordance with IFRS requires critical accounting estimates and judgements relevant to the operations. The accounting estimates are reviewed and adjusted on an ongoing basis. Adjustments are made in respect of the current period but in the case of long-term effects also in respect of future periods.

The estimates of the trend in interest rates have a major impact on the results and the activity of the OeKB.

These estimates are also reflected in the valuation of financial instruments. The interest curves applied are based on the market conditions prevailing at the respective date.

(59) Date of release for publication

These Financial Statements are submitted to the Board of Supervisory Directors for approval on March 24, 2009.

IV. UNQUALIFIED OPINION

(Report of the independent auditor)

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of

Oesterreichische

Kontrollbank Aktiengesellschaft,

Vienna,

for the financial year from January 1 to December 31, 2008. These consolidated financial statements comprise the balance sheet as of December 31, 2008, and the income statement, statement of changes in equity and cash flow statement for the year ended December 31, 2008, and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as adopted by the EU. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with laws and regulations applicable in Austria and in accordance with International Standards on Auditing, issued by the International Auditing and Assurance Standards Board (IAASB) of the International Federation of Accountants (IFAC). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making this risk assessment, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

Our audit did not give rise to any objections. Based on the results of our audit in our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 December 2008, and of its financial performance and its cash flows for the financial year from January 1 to December 31, 2008 in accordance with International Financial Reporting Standards as adopted by the EU.

Report on Other Legal and Regulatory Requirements

Laws and regulations applicable in Austria require us to perform audit procedures whether the consolidated management report is consistent with the consolidated financial statements and whether the other disclosures made in the consolidated management report do not give rise to misconception of the position of the Group.

In our opinion, the consolidated management report for the Group is consistent with the consolidated financial statements.

Vienna, February 26, 2009

KPMG Austria GmbH

Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Martin Wagner	ppa Renate Vala

Certified Public Accountants

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2006, the date of the most recent census, was 8,281,295. From 2001 to 2006, Austria’s population increased by approximately 3.1% . Vienna, the capital, had a population of 1.66 million in 2006.

Austria has an area of 32,383 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of five years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of five years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on September 28, 2008. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. Dr. Heinz Fischer was elected Federal President on April 25, 2004 and assumed the office on July 8, 2004. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on December 2, 2008 by a coalition of the Austrian Social Democratic Party and the Austrian People’s Party with Werner Faymann of the Austrian Social Democratic Party as Chancellor and Josef Pröll of the Austrian People’s Party as Vice-Chancellor.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat and the Bundesrat after the last two elections, as well as their current political affiliations.

	2006		2008		2009
	National- rat	Bundes- Rat	National- rat	Bundes- Rat	National- rat	Bundes- Rat
Austrian Social Democratic Party (SPÖ)	68	29	57	27	57	27
Austrian People’s Party (ÖVP)	66	26	51	27	51	27
Austrian Freedom Party (FPÖ)	21	—	34	2	34	2
Green Party (Grüne)	21	4	20	3	20	3
Alliance for the Future of Austria (BZÖ)	7	—	21	2	21	2
Independent	—	3	—	—	—	—
Liste Fritz Dinkhauser (FRITZ)	—	—	—	1	—	1

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•

the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association, (“IDA”)

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”)

•	the Inter-American Investment Corporation (“IIC”)

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”) and

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”),

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 30.7% of the gross value added at current prices in 2008. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product (“GDP”) for the years 2004 through 2008. The 2008 GDP at current prices totaled EUR 281.9 billion, representing a 4.1% increase over 2007. The 2008 GDP at 2005 prices totaled EUR 266.3 billion, representing a 2.0% increase over 2007.

GROSS DOMESTIC PRODUCT(1)

	2004	2005	2006	2007	2008	Percentage of 2008 total gross value added
	(Billions of euro, at current prices)
Agriculture and forestry	3.9	3.5	3.8	4.3	4.3	1.7
Industry:
Mining and quarrying	0.9	1.0	1.1	1.0	1.2	0.5
Manufacturing	40.6	42.9	46.3	49.4	51.6	20.2
Electricity, gas and water supply	5.1	5.2	5.5	6.2	6.6	2.6
Construction	15.2	15.6	16.0	17.9	19.1	7.5

Total Industry	61.8	64.7	68.9	74.5	78.5	30.7
Service activities:
Wholesale and retail trade	27.1	28.3	29.5	30.5	32.4	12.7
Hotels and restaurants	9.5	10.0	10.7	11.1	11.8	4.6
Transport, storage and communication	14.9	14.1	14.4	15.1	15.3	6.0
Financial intermediation	11.0	11.7	12.6	13.7	13.4	5.2
Real estate, renting and business activities	37.6	40.9	43.6	45.7	47.5	18.6
Public administration(2)	12.4	12.9	13.5	13.8	14.5	5.7
Other service activities	31.8	33.3	34.7	36.1	37.9	14.8

Total service activities	144.2	151.2	159.0	166.0	172.7	67.6
Total gross value added	209.9	219.4	231.7	244.9	255.4	100.0

Taxes less subsidies on products	22.8	24.2	24.4	25.9	26.4

Gross domestic product
Value	232.8	243.6	256.2	270.8	281.9

Volume(3)	237.7	243.6	252.0	261.0	266.3
Percentage change in gross domestic product over preceding year
Value	4.2	4.6	5.2	5.7	4.1
Volume(3)	2.5	2.5	3.5	3.5	2.0

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including defense and social security.
(3)	Chained series, reference year 2005.

SOURCE:	WIFO database.

According to preliminary data, Austria’s GDP decreased by 4.6% in the first half of 2009 compared to the same period in 2008. The decrease was driven both by a decline in investment activity and a significant decrease in exports (see “—Foreign Trade and Balance of Payments—Foreign Trade”) as a result of the global economic downturn. However, the decrease in GDP decelerated over the first half of the year: while the decrease in the first quarter of 2009 compared to the preceding quarter was 2.7%, the decrease in the second quarter compared to the first quarter amounted to only 0.5%. (Source: WIFO database)

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 2004 through 2008.

DOMESTIC EXPENDITURE(1)

	2004	2005	2006	2007	2008	Percentage of 2008 Gross Domestic Product
	(Billions of euro at current prices)
Gross domestic product	232.8	243.6	256.2	270.8	281.9	100.0
Add: Imports	112.0	122.3	133.1	145.9	151.1	53.6

Total demand	344.8	365.9	389.3	416.7	433.0	153.6
Less: Exports	120.8	132.0	145.5	161.8	167.3	59.4
Total domestic demand	223.9	233.8	243.8	254.9	265.6	94.2
Domestic expenditure:
Consumption expenditure:
Households(2)	127.7	133.8	139.1	143.9	148.8	52.8
General government	43.4	45.1	47.4	49.4	52.6	18.6

Final consumption expenditure	171.0	178.9	186.5	193.3	201.4	71.5
Investment:
Machinery and equipment(3)	23.8	24.9	25.8	27.5	27.8	9.9
Construction	27.3	27.9	29.5	31.6	33.7	12.0

Gross fixed capital formation	51.1	52.8	55.2	59.2	61.5	21.8
Changes in inventories(4)	1.8	2.1	2.6	2.8	2.5	0.9

Gross capital formation	52.9	54.9	57.8	61.9	64.0	22.7
Statistical discrepancy	0.0	–0.0	–0.5	–0.4	0.2	0.1
Gross domestic final expenditure	223.9	233.8	243.8	254.9	265.6	94.2

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE: WIFO database.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee, wholesale and consumer prices and cost of living, and the respective percentage increases over the previous period for the years 2004 through 2008.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employment		Wages and salaries per employee		Wholesale prices		Consumer prices
	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year	Index (1995 = 100)	Percentage increase over previous year
2004	114.1	2.2	117.5	1.8	111.1	5.0	115.9	2.1
2005	115.6	1.3	120.2	2.4	113.4	2.0	118.6	2.3
2006	117.9	2.0	124.1	3.2	116.7	2.9	120.3	1.5
2007	120.0	1.8	128.0	3.1	121.5	4.1	122.9	2.2
2008	119.7	–0.2	131.4	2.7	129.3	6.4	126.8	3.2

(1)	Indices based on average of monthly data for the periods indicated.

SOURCE: WIFO database.

Industry

In 2008 manufacturing (including mining) accounted for 20.7 % of gross value added. Thus the contribution of manufacturing to Austria’s GDP is higher than the average in European Union member states. Austria’s share of the European Union’s manufacturing output increased between 1985 and 2008 from 2.1% to 2.8%. The absolute value added per employee was the sixth highest among the EU15.

In terms of contribution to GDP, machinery and equipment was the largest sector within the industrial sector in 2008, followed by metals and metal products. The other primary contributors to the Austrian export industry are machinery, motor vehicles and basic metal products. Traditionally, Austria’s expenditures for research and development (R&D) have been lower than those of other members of the European Union. However, in 2008 R&D expenditures were above the European Union average, amounting to 2.6 % of Austria’s GDP.

In 2008, an average of 248,268 individuals was engaged in construction, representing 7.5 % of Austria’s wage and salary earners. Construction accounted for 7.5 % of the 2008’s gross value added.

In order to address potential liquidity shortages of non-financial sector companies resulting from the financial crisis, Austria enacted the Act for Liquidity-Enhancement of Corporates (Unternehmensliquiditätsstärkungsgesetz—the “ULSG”), which was approved by the European Commission and became effective on August 25, 2009. The ULSG enables the Minister of Finance to offer government guarantees for financings by large- and medium-sized corporate sector companies. In order to obtain government guarantees, companies must have been solvent since July 1, 2008. The guarantees to be issued may have a maximum term of five years, and the maximum amount of guarantees that can be extended to any company is EUR 300 million. Guarantees may be issued for the financing of working capital and investments, as well as for the refinancing of maturing bonds and loans. Guarantees may cover between 30 and 70% of the underlying financing. The Ministry of Finance has entrusted the Bank with the administration of these guarantees.

Austria implemented a car replacement program, which entered into force on April 1, 2009 and aimed at the replacement of 30,000 older cars by new, environmentally-friendly cars. Under the scheme, car owners who replace cars older than 13 years by environment friendly new cars received a EUR 1,500 bonus. The program was limited in size by a total budget of EUR 45 million. The budget was used up at the beginning of July 2009 and the program therefore expired. Although the program had a positive impact on the sale of small cars and the Austrian automotive components supply industry, it only marginally influenced the Austrian GDP, since these cars are mainly imported from abroad.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Consequently, the number of banks declined from 923 in 2000 to 867 in 2008 and the number of branches was reduced by 305.

The most spectacular bank merger occurred in 2005. With the merger of Hypovereinsbank and UniCredito Italiano Bank, Bank Austria Creditanstalt, which had formally been controlled by Hypovereinsbank, became a member of the new UniCredit Group. Bank Austria Creditanstalt, which has since been renamed UniCredit Bank Austria, remains responsible for all activities in Austria and for most of UniCredit Group’s activities in Central and Eastern Europe.

In 2007, the global financial system came under considerable strain caused by a deterioration of credit quality, a drop in valuations of structured credit products, and a lack of market liquidity accompanying a broad deleveraging in the financial system. The IMF estimated aggregate potential write-downs and losses to be close to USD 2,000 billion. The banking sector in Austria has so far remained resilient though concerns have been raised due to its substantial credit claims vis-à-vis the region of East-central Europe. See “—Banking System and Monetary Policy—Exposure to Eastern Europe.”

In October 2008, Austria implemented various measures aimed at the prevention of adverse developments within the Austrian financial system, including government guarantees for bank bond issues and government recapitalization measures of financial institutions. See “—Banking System and Monetary Policy—Financial Market Stabilization Measures.”

After a moderate increase in 2006, premium income in the Austrian insurance industry continued subdued growth in 2007 (+2.1%). Projections for 2008 provide a stable picture of the industry (+2.5%). Contrary to the rest of Europe, the Austrian life insurance segment lost momentum in 2007, instead property-liability insurance became the source of dynamics. Claims payments showed moderate gains in 2007, the only exception being life insurance (+24.5%). This steep acceleration was due to expiring contracts, signed after the announcement of a change in the tax code in 1988. Preliminary data for 2008 show claims dynamics to abate, though property-liability insurance will suffer from a rising claims ratio. The valuation adjustments required in the wake of the US sub-prime crisis strongly affected investment income in the insurance industry. Being down by -7% (life), -24% (health), and -9% (property-liability), the return on investments as well as operating income declined.

In 2008, the financial services, real estate and business services sectors contributed to Austrian gross value added at current prices by a margin of 23.8%.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 2004 through 2007.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY

	2004	2005	2006	2007
	(Tera Joules)
Domestic production:
Renewable energy(1)	315,783	319,537	331,671	350,383
thereof hydro-power	131,122	129,150	125,561	129,575
Natural gas	70,500	59,347	66,142	67,181
Oil and oil products(2)	45,135	41,217	42,269	41,327
Coal(3)	2,350	4	4	4

Total	433,768	420,105	440,087	458,895

Domestic consumption:
Oil and oil products(2)	603,372	603,926	608,397	580,457
Renewable energy(1)	309,193	318,051	344,294	358,910
thereof hydro-power	131,122	129,150	125,561	129,575
Natural gas	315,695	345,876	315,391	295,161
Coal(3)	169,520	169,003	171,198	162,674
Electricity	11,089	9,595	24,661	23,827

Total	1,408,870	1,446,452	1,463,941	1,421,029

Domestic production as a percentage of domestic consumption	30.8	29.0	30.1	32.3

(1)	Renewable energy includes hydro-power, firewood, wastes and biomass, geothermal energy, solar energy, wind energy, biogas and liquid biofuels.
(2)	Crude oil, refinery feedstock, motor gasoline, gasoil, Diesel oil, liquefied petroleum gases, natural gas liquids and other.
(3)	Coal, coke, lignite, blast furnace gas, coke oven gas.

SOURCE: STATISTICS AUSTRIA. Amounts may not add due to rounding.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2008, 0.942 million metric tons of crude oil (including natural gas liquids) were produced in Austria, amounting to 8.0 % of total crude oil consumption. The production of natural gas from domestic sources covered 14.4 % of total natural gas consumption. According to the Austrian Member Committee of the World Energy Council (WEC), Austria had proven reserves of crude oil of more than 100 million barrels and proven reserves of natural gas of 1.22 billion cubic feet as of the end of the year 2007.

OMV AG (“OMV”), formerly Osterreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. OMV is partly, and indirectly, state-owned. Foreign companies have the major shares of the markets for petroleum products in Austria.

In 2008, Austria generated 4.9 % more electricity than in 2007 and was a net importer of electricity (net imports amounting to 7.1 % of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2008, expenditures for imported energy accounted for 5.1% of Austria’s GDP. Kazakhstan, Iraq and Algeria were the principal suppliers of crude oil to Austria in 2008. In that year, 67% of all natural gas imports came from Russia, whereas the share of Norwegian gas imports under the Troll-Gas-Sales Agreement reached 14%. Coal and coke were imported principally from Poland and the Czech Republic.

Austria’s reliance on Russia for approximately two-thirds of its natural gas supply exposes Austria to the risk of supply disruptions and increases in gas prices, which could have an adverse effect on Austria’s industry and a large portion of its population, which relies on natural gas for electricity and heating. Various events, including international conflicts and natural disasters, can lead to disruptions in the supply of natural gas from Russia. In early January 2009, for example, as a result of a dispute between Russia and Ukraine, which is a transit country for the gas pipeline between Russia and Austria, Russia’s gas supply to Austria fell by up to 90% during an approximately two-week period. In order to address supply disruptions in the short-term, OMV increased its natural gas storage volumes. In addition, Austrian authorities issued regulations requiring major industrial gas consumers, such as gas-fired power plants, to reduce gas consumption in the event of supply disruptions. To reduce Austria’s reliance on natural gas imports from Russia in the medium- to long-term, Austria is exploring alternative supply sources. In particular, in the so-called Nabucco project OMV together with gas companies in Germany, Hungary, Bulgaria, Romania and Turkey is in the preparatory stages of building a new gas pipeline from Erzurum in Turkey to Baumgarten an der March in Austria, connecting the significant gas reserves in the Middle East and the Caspian region with Europe. In furtherance of this project, the four EU transit countries Austria, Hungary, Bulgaria and Romania signed an intergovernmental agreement with Turkey in July, fixing the technical and legal framework for the construction of the Nabucco gas pipeline.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal breeding. Domestic agricultural production covers approximately 90 % of the country’s food consumption. In 2008 livestock raising and dairy operations accounted for about 47 % of total agricultural production.

Austria has one of the largest forest areas in Europe. About 43 % of its surface area, or approximately 14,000 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 6.9 % of Austria’s exports in 2008.

In 2008, an average of approximately 170,000 individuals were employed in agriculture and forestry, representing 4.6 % of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. The natural and scenic attractions, as well as the rich traditions in music and other forms of art and science, attract a great number of tourists each year.

In 2008 the total number of overnight stays reached 126.7 million and increased by 4.3% from previous year (domestic tourists: 33.9 million (+2.6%), foreign tourists: 92.8 million (+4.9%). Among Austria’s most important markets the demand from Russia, Poland, Slovakia, Czech Republic, Hungary, Denmark and the Netherlands rose above average. The number of overnight stays of guests from Germany, Belgium–Luxembourg, and France increased more moderately. A significant decline of demand, however, was registered for guests from the US, the number of overnight stays of Swiss and Italian tourists decreased more slightly.

According to the latest Tourism Satellite Account (TSA) direct tourism value added (excluding business trips) accounted for 5.1% of Austria’s GDP in 2008 (estimate). The contribution to GDP of both, direct and indirect tourism demand (excluding business trips), made up 8.4%.

The following table shows the total number of overnight stays by foreign tourists in Austria and international tourism receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND RELATED FOREIGN EXCHANGE RECEIPTS

	2004	2005	2006	2007	2008
Overnight stays by foreigners (thousands)	85,922	87,741	87,274	88,443	92,840
Total foreign exchange receipts (millions of euro)	13,898	14,701	15,144	15,493	16,508

SOURCE: WIFO database.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adoption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. Since then, ÖIAG has carried out numerous privatization transactions including successfully floating holdings on the stock exchange. As of December 31, 2008, ÖIAG held GKB Bergbau GmbH (“GKB Bergbau”) as a wholly-owned subsidiary, held a majority of the shares of Österreichische Post AG (“Post”), and held minority interests in Telekom Austria AG (“Telekom Austria”), Austrian Airlines AG (“Austrian Airlines”), and OMV AG (“OMV”). Regarding these holdings,

•	Post is Austria’s leading service provider in mail carriage.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	The Austrian Airlines group covers all segments of the aviation industry—from scheduled and charter traffic to cargo—and is the market leader in these areas in Austria.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•

GKB Bergbau is responsible for closing down, securing and monitoring the disused mines in Voitsberg-Köflach, Wies-Eibiswald, Wolfsberg and Bad Bleiberg and other, smaller external mining sites, closing down and recultivating former lignite mining areas in the Voitsberg district.

On May 9, 2003 the Austrian government instructed ÖIAG to continue with the privatization of companies and groups held by it. Under the privatization mandate ÖIAG has to maximize the value and the sales prices of these companies. In addition, the mandate requires ÖIAG to act in the best interest of the Republic by:

•	creating and conserving secure jobs in Austria;

•	providing, to the extent possible, that the decision making powers for the privatized companies remain in Austria;

•

maintaining and expanding of existing research and development capacities through the creation of Austrian core share ownership through shareholders agreements with, among others, industrial partners, banks, insurance companies, pension funds and social security funds; and

•	considering the interests of the Austrian capital markets.

In August 2008, the Republic of Austria issued a privatization mandate to ÖIAG to privatize up to 100% of its shareholding in Austrian Airlines. By a capital increase in the second half of 2008, ÖIAG´s stake in Austrian Airlines dropped to 41.6%. In September 2009, ÖIAG sold this stake to Lufthansa AG of Germany.

In 2008, according to the Financial Market Stability Act (FinStaG), ÖIAG was assigned to found Finanzmarktbeteiligungs AG (FIMBAG), a joint stock company. FIMBAG is the operating vehicle that fulfils the tasks set up in FinStaG to strengthen the Austrian financial market. For more information regarding the financial market stabilization measures of Austria, see “Republic of Austria—Banking System and Monetary Policy—Financial Markets Stabilization Measures”.

The following organizational chart presents the structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings as of September 30, 2009.

Labor and Social Legislation

Austria’s average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) in 2008 was estimated at approximately 5.4 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 4.0 million.

In recent years, a substantial number of foreign workers have been employed in Austria. An average of approximately 0.4 million such foreign workers were employed in Austria in 2008, representing 12.7 % of the labor force. Approximately 38 % of the foreign workers are citizens of the former Yugoslavia, one sixth are citizens of Germany and approximately 13% are citizens of Turkey.

The rate of unemployment (according to Eurostat Labour Force Survey), as a percentage of the total number of wage and salary earners, including self-employed and unemployed, was 4.4 % in 2007. In 2008 the average number of unemployed was approximately 0.16 million, representing 3.8 % of the labor force.

The following table sets forth certain information relating to unemployment and wage increase for the years 2004 through 2008:

	2004		2005		2006		2007		2008
Unemployment rate Index increase of agreed scale wages	7.1 +2.1	% %	7.3 +2.3	% %	6.8 +2.7	% %	6.2 +2.4	% %	5.8 +3.1	% %

SOURCE: WIFO database based on the counting method used in Austrian Labor Market Service.

As a result of the financial crisis and its adverse effects on Austrian production and exports, unemployment increased in 2009; in July 2009 the unemployment rate (measured based on Eurostat definitions) was 4.4%.

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99% of Austria’s population is covered by social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. The preliminary federal result for 2008 provided for total expenditures for social welfare payments in an amount of EUR 27.6 billion. Such expenditures account for 37% of the total federal expenditures, excluding expenditures for state-owned enterprises. They do not, however, take into account any expenditure for social welfare services financed by the budgets of the Länder or made with the proceeds of borrowings by the Republic pursuant to any special budget law.

Foreign Direct Investments

Growth of foreign direct investments in Austria accelerated from 2005 onwards, mainly as a result of the reorganization of the UniCredit Group, initiated by the merger of Hypo Vereinsbank (with its subsidiary Bank Austria Creditanstalt) and UniCredito Italiano in 2005. The merger had a particularly strong impact on the growth of foreign direct investments in 2005 (+34.8%), while the impact on growth rates in the following years was less significant.

In 2007, the amount of inward foreign direct investment grew at a rate of 28.7%, slightly higher than in 2006 (+20.5%). The main part of foreign investment still originates from the “old” EU member states (EU 15: 63.8%). The most important investors in 2007 were Germany and Italy, taking into consideration the reorganization of the UniCredit Group. The proportion of foreign direct investment accounted for by the “new” EU member states is negligible. All European countries together still account for 76% of foreign direct investment. The most important European investors outside the EU are Switzerland and Liechtenstein (together accounting for a share of 6.4% of total investment in Austria). Outside Europe the United States are the single most important investor in Austria, accounting for 9.1% of the total while Japan accounts for 4.3% of total Austrian inward foreign direct investment.

Investment in the service sector, which accounts for 89% of total investment, is significantly larger than investment in the manufacturing sector. Foreign companies have invested mainly in real estate and business activities, in banking and insurance operations and in trading. In 2007 the food products manufacturing, real estate and business services experienced the highest increases in foreign direct investment.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Austria became a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On May 2, 1992 Austria joined the EEA and its membership in the EU became effective on January 1, 1995.

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 2004 through 2008.

FOREIGN TRADE(1)

Year	Exports (F.O.B.)	Imports (C.I.F.)	Balance of trade	Exports as a percentage of imports
	(Millions of EUR)			(%)
2004	89,848	91,094	–1,247	98.6
2005	94,705	96,499	–1,793	98.1
2006	103,742	104,201	–459	99.6
2007	114,680	114,255	425	100.4
2008	117,525	119,568	–2,043	98.3

(1)	Based on movements of goods.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Over the past decade, foreign trade has substantially gained importance for the Austrian economy. In 2008, exports of goods at current prices (EUR 117.5 billion) corresponded to a share of 41.7% of GDP, compared to only 29.5% in 1998. The import share increased from 32.1% (1998) to 42.4% (2008).

As a result of the global economic downturn and its impact on investments and consumption internationally, both exports and imports of Austria declined significantly in the first six months of 2009 compared to the same period in 2008 according to preliminary data. Total exports in the first half of 2009 amounted to EUR 45,849 million, a decrease of 24.5% compared to the same period in 2008; total imports declined by 21.2% to EUR 47,740 million in the first half of 2009. Particularly affected by the decrease in exports were the machinery and transport equipment, manufactured goods and crude materials sectors. (Source: STATISTIK AUSTRIA) Declining exports were a significant contributing factor to the decrease in Austria’s GDP (see “—The Economy—Gross Domestic Product”) and the increase in the unemployment rate (see “—The Economy—Labor and Social Legislation”) in the first half of 2009. Since Austrian exports typically react quickly to developments in the business cycle, an international economic stabilization, particularly affecting Austria’s main trading partners in Europe, should have a corresponding positive effect on Austria’s exports.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(1995 = 100)

	Exports (F.O.B.)		Imports (C.I.F.)		Terms of trade(2)
Year	Price index	Volume index	Price index	Volume index
2004	103.1	206.7	104.0	180.5	99.2
2005	105.3	213.4	106.8	186.1	98.6
2006	108.4	227.0	110.8	193.8	97.9
2007	110.0	247.4	112.9	208.5	97.4
2008	112.4	248.1	117.9	208.9	95.3

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 2004 through 2008.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	2004	2005	2006	2007	2008	Percentage of 2008
	(Millions of euro)
Exports (f.o.b.):
Food and live animals	3,553	3,988	4,427	4,988	5,758	4.9
Beverages and tobacco	1,596	1,763	1,972	1,924	1,708	1.5
Crude materials, inedible except fuels	2,876	2,883	3,239	3,810	3,676	3.1
Mineral fuels, lubricants and related materials	2,901	4,360	2,401	3,145	4,048	3.4
Animal and vegetable oils, fats and waxes	76	75	82	102	169	0.1
Chemicals and related products n.e.s.	8,177	9,308	10,972	12,134	12,904	11.0
Manufactured goods classified chiefly by material(2)	19,312	21,142	24,217	27,424	28,626	24.4
Machinery and transport equipment	40,329	39,441	43,656	47,645	46,638	39.7
Miscellaneous manufactured articles	11,029	11,745	12,776	13,509	13,998	11.9

Total exports(3)	89,848	94,705	103,742	114,680	117,525	100.0

Imports (c.i.f.):
Food and live animals	4,673	5,058	5,426	6,138	6,717	5.6
Beverages and tobacco	568	560	566	627	642	0.5
Crude materials, inedible except fuels	3,324	3,876	4,534	4,948	5,307	4.4
Mineral fuels, lubricants and related materials	8,083	11,778	11,727	11,151	14,340	12.0
Animal and vegetable oils, fats and waxes	149	157	204	292	404	0.3
Chemicals and related products, n.e.s.	9,392	10,566	11,857	12,778	13,353	11.2
Manufactured goods classified chiefly by material(2)	14,451	14,969	17,678	20,007	20,144	16.8
Machinery and transport equipment	37,076	35,544	37,602	41,689	41,064	34.3
Miscellaneous manufactured articles	13,378	13,992	14,607	16,624	17,597	14.7

Total imports(3)	91,094	96,499	104,201	114,255	119,568	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 2004 through 2008.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	2004	2005	2006	2007	2008	Percentage of 2008
	(Millions of euro)
Exports (f.o.b.):
EU countries(2)
Germany	28,951	30,108	31,475	34,446	35,010	29.8
Italy	7,706	8,187	9,235	10,231	10,085	8.6
United Kingdom	3,765	3,845	3,922	4,050	3,686	3.1
Czech Republic	2,752	2,925	3,384	4,088	4,402	3.7
Hungary	3,338	3,223	3,508	4,005	4,214	3.6
Other EU countries	19,630	21,014	23,335	26,288	27,403	23.3

Total EU countries	66,141	69,302	74,859	83,109	84,799	72.2
Other countries
Switzerland	4,434	4,647	4,854	5,001	4,952	4.2
Eastern European countries(3)	3,798	4,312	5,204	6,027	6,798	5.8
United States	5,307	5,349	6,118	5,776	5,202	4.4
All other countries	10,167	11,095	12,706	14,767	15,775	13.4

Total exports(4)	89,848	94,705	103,742	114,680	117,330	100.0

Imports (c.i.f.):
EU countries(2)
Germany	39,130	40,733	43,264	47,498	48,490	40.6
Italy	6,234	6,389	7,183	7,888	8,274	6.9
United Kingdom	1,754	1,852	2,049	2,331	2,104	1.8
Czech Republic	2,886	3,189	3,354	3,638	4,237	3.5
Hungary	2,603	2,464	2,587	2,812	3,228	2.7
Other EU countries	18,597	18,741	19,389	21,103	21,685	18.1

Total EU countries	71,204	73,368	77,826	85,270	88,018	73.6
Other countries
Switzerland	2,847	3,344	3,633	4,745	5,236	4.4
Eastern European countries(3)	2,559	3,477	3,847	3,519	4,354	3.6
United States	2,958	3,175	3,462	3,743	3,405	2.8
All other countries	11,526	13,135	15,432	16,978	18,554	15.5

Total imports(4)	91,094	96,499	104,201	114,255	119,568	100.0

(1)	Based on movements of goods.
(2)	The EU consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom.
(3)	Albania, Belarus, Bosnia and Herzegovina, Croatia, Kosovo, Macedonia, Moldova, Montenegro, Russia, Serbia and the Ukraine.
(4)	Amounts may not add due to rounding.

SOURCE: STATISTIK AUSTRIA, WIFO database.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 2004 through 2008.

BALANCE OF PAYMENTS(1)

	2004	2005	2006	2007	2008
	(Millions of EUR)
Current account	5,153	5,310	7,258	8,412	9,819
Goods	–562	–1,046	331	1,252	–197
Exports	88,597	96,260	106,504	118,724	121,461
Imports	89,159	97,307	106,173	117,472	121,658
Services	8,060	9,384	9,719	11,963	13,423
Travel(2)	5,154	5,779	5,835	6,278	7,207
Income	–982	–1,622	–1,478	–3,770	–2,238
Current transfers	–1,363	–1,407	–1,314	–1,033	–1,170
Capital account	–274	–190	–801	–63	–77
Financial account	–643	–240	–7,944	–9,321	–11,856
Direct investment	–3,551	–138	–3,665	–2,682	–10,200
Portfolio investment	–1,068	–10,927	11,503	22,974	25,745
Other investment	2,911	10,283	–15,427	–26,734	–27,273
Financial derivatives	–493	157	–858	–1,023	–792
Reserve assets	1,558	385	505	–1,857	664
Errors and omissions	–4,237	–4,880	1,487	975	2,117

(1)	Amounts may not add due to rounding.
(2)	Including international passenger transport.

SOURCE: WIFO database.

In 2004, Austria’s current account improved and closed the year with a surplus of EUR 5.2 billion. The balance of goods, services and income slightly improved to EUR 6.5 billion. Exports grew by 13.7% and imports by 12.2% respectively. The shortfall on current transfers changed from EUR 1.6 billion in 2003 to EUR 1.4 billion in 2004.

The financial account deteriorated compared to 2003 and stood at EUR 0.6 billion. Direct investments fell from their small positive outcome in 2003 to a deficit of EUR 3.6 billion in 2004. Portfolio investments fell sharply from EUR 4.0 billion to a deficit of EUR 1.1 billion.

In 2005, Austria’s current account further improved and stood at EUR 5.3 billion. The balance of goods, services and income amounted to EUR 6.7 billion which is mainly due to an improvement of services compared to the preceding year. Exports continued to develop satisfactorily in 2005 and showed an increase of 8.6% compared to 2004, whereas imports grew by 9.1%.

The financial account continued its negative trend and closed at EUR 0.2 billion. Direct investments closed at EUR –0.1 billion, whereas portfolio investments again fell substantially compared to 2004 and stood at a deficit of EUR 10.9 billion.

In 2006, the current account again developed positively and reached the level of EUR 7.3 billion. The balance of goods, services and income improved to EUR 8.6 billion compared to EUR 6.7 billion in 2005. The trade balance slipped into a small surplus of EUR 0.3 billion.

The growing current account surplus has also led to a substantially increased net-export of capital: The financial account stood at EUR 7.9 billion compared to EUR 0.2 billion at the year before. While portfolio investments showed an import of capital of EUR 11.5 billion, other investments resulting mainly from the banks’ credit- and deposit business showed an export of capital of EUR 15.4 billion. Additionally, direct investments amounted to EUR 3.7 billion.

In 2007, the current account developed positively and reached the level of EUR 8.4 billion. The balance of goods and services improved to EUR 13.2 billion compared to EUR 10.0 billion in 2006. Compared to 2006, the surplus of the trade balance further grew to EUR 1.3 billion.

The growing current account surplus has also led to a substantially increased net-export of capital: The financial account closed at EUR 9.3 billion compared to EUR 7.9 billion in 2006. While portfolio investments showed an import of capital of EUR 23.0 billion, other investments resulting mainly from the banks’ credit business showed an export of capital of EUR 26.7 billion. Additionally, direct investments decreased compared to 2006 and amounted to EUR 2.7 billion.

In 2008, Austrian exporters achieved another record current account surplus (EUR 9.8 billion). The surplus in the current account reflects above all a surplus in the services account, which made the Austrian economy independent from capital imports and enabled Austria to reduce its net external debt.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999, the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Annual average
2004	1.243
2005	1.245
2006	1.256
2007	1.371
2008	1.471
Monthly average
January 2009	1.324
February 2009	1.278
March 2009	1.305
April 2009	1.319
May 2009	1.365
June 2009	1.402
July 2009	1.409
August 2009	1.427
September 2009	1.4562

SOURCE: WIFO database.

The exchange rate of the Euro was at 1.469 USD at the beginning of 2008 and closed the year at 1.391 USD (reference rates published by the OeNB which differs from the WSJ Rate used for convenience equivalence calculations). This general downward movement of the exchange rate was accompanied by substantial fluctuations. During 2008, the U.S. dollar reached its low at 1.246 USD per EUR on October 10, 2008 and its peak on July 15, 2008, at 1.599 USD per EUR. As of September 30, 2009, the exchange rate of the Euro was at 1.4643 USD.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s central bank in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 50% of whose shares are owned by the Republic of Austria by law, with the balance being owned by Austrian financial institutions and other Austrian entities. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is supervised by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners. The daily business of OeNB is run by the Directorate (Direktorium) consisting of the Gouverneur, the Vice-Gouverneur and two other members.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks: Upon Austria’s entry into the final stage of European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (NCBs) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ESCB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ESCB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the NCBs of the Member States. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. As of January 2, 2009, the OeNB had a share of 1.94% in the subscribed capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to the ECB.

The ECB requires credit institutions established in the participating Member States, including OKB, to hold minimum reserves on accounts with the national central banks, which, in OKB’s case, are held by OeNB. OKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Banking System

As of the end of 2008, Austria had a total of 867 independent banks (Kreditinstitute, or credit institutions), which are classified into seven sectors on the basis of their legal status:

•	51 joint stock banks and private bankers

•	55 savings banks

•	11 regional mortgage banks

•	551 rural credit cooperatives

•	68 small business credit cooperatives

•	4 building and loan societies

•	94 special purpose banks

•	33 branches of foreign banks

While the number of credit institutions was three less than as of the end of 2007 (870 banks), the total number of branches and banking outlets decreased from 4,286 to 4,251.

Unless otherwise specified, data in this section refer to all Austrian-based credit institutions, including those under foreign ownership.

Business Activity and Earnings Situation: The aggregate total assets of all Austrian-based credit institutions increased by 18.8% in 2008 compared with 2007. Loan demand grew by 7.4% in 2008. This increase was mainly carried by foreign currency-denominated loans, which gained 19.0%, while euro-denominated loans increased by 5.2% only. Growth of domestic nonbanks’ deposits accelerated to 7% in 2008. Demand deposits and time deposits grew by 7.0% and by 13.1% respectively, whereas savings deposits grew by 6.3%. Direct domestic issues by banks increased by 30.1% in 2008.

The total operating profit of all Austrian-based credit institutions rose by 37.1% in 2008. Net interest income increased significantly, and the ratio of net interest income to total operating income decreased by 2.1 percentage points, standing at 40.1% as of December 31, 2008. Income from securities and participating interests more than doubled in 2008 and exceeded the 2007 result by 104.0%. The balance on commissions decreased by 10.4%, and the net income from financial transactions turned negative and dropped by 380.1%. This translated into a ratio of operating profit to total assets of 0.85% for the year 2008, an increase of 0.11% compared to 2007. Operating income increased by 17.3%, and operating expenses increased by 5.2%. The cost/income ratio therefore improved by 6.4 percentage points and amounted to 55.6% in 2008.

In the first six months of 2009, the total operating profit of all Austrian-based credit institutions increased by 16.2% compared to the same period in 2008, resulting from an increase in net interest income by 10.5% and a slight increase in income from securities and participating interests of 1.6%. The fact that net income from financial transactions turned positive again after a negative contribution in the first half of 2008 also contributed to the rise in operating profit. Commission income, on the other hand, declined by 16.1%. Operating income increased by 4.8% in the first half of 2009 compared to the first half of 2008 and operating expenses decreased by 1.2%. As a result, the cost/income ratio improved to 62.0%. For the full year of 2009 Austrian-based credit institutions estimate that the operating profit will be adversely impacted by increasing loan loss provisions.

Financial Market Stabilization Measures

In October 2008, in response to the international financial crisis, the Austrian Government released a package of measures for strengthening the Austrian financial system in an amount of up to EUR 100 billion. This overall package is based on the Financial Market Stability Act, the Interbank Market Support Act as well as the Austrian Banking Act and the Federal Finance Act 2008. The package, which in total represents up to 35% of Austrian GDP, was also notified to the European Commission.

The Interbank Market Support Act enables the Ministry of Finance to offer guarantees for banks’ bond issues up to EUR 75 billion in total and with a maximum tenor of five years and to assume liability for the lending and borrowing operations of the newly established clearing bank (“Oesterreichische Clearingbank AG”, “OeCAG”). As of September 11, 2009, Austrian banks issued EUR 19.2 billion of guaranteed debt pursuant to the Interbank Market Support Act.

The Financial Markets Stability Act authorises the Ministry of Finance to take recapitalisation measures on credit institutions and insurance companies supervised by the Financial Market Authority (FMA). Recapitalisation instruments include state guarantees for debt, granting of loans, provision of equity capital, acquisition of new shares or new convertible bonds, purchase of existing shares and acquisition of assets through merging. The overall maximum amount for capital injections has been set at EUR 15 billion. For the administration of the Financial Market Stability Act and for the management of the investments made hereunder, the “FIMBAG Finanzmarktbeteiligung Aktiengesellschaft des Bundes” (“FIMBAG”) was established. As of June 2009, FIMBAG acquired 99.78% of Kommunalkredit Austria and the following investments in the form of non-voting share capital have been agreed: EUR 1.2 billion with Erste Bank Group AG, EUR 1.75 billion with Raiffeisen Zentralbank Österreich Aktiengesellschaft, EUR 1 billion with Österreichische Volksbanken-Aktiengesellschaft and EUR 900 million with Hypo Group Alpe Adria.

Participation in the Deposit Guarantee Scheme (DGS) provided in the Austrian Banking Act is mandatory for all credit institutions with a license granted by the FMA and taking guaranteed deposits. As a result of changes to the DGS implemented in response to the financial crisis, natural persons’ bank deposits are guaranteed without limit until the end of 2009. Afterwards, the guarantee is limited to EUR 100,000. Bank deposits of small companies are guaranteed up to EUR 50,000 (with a 10% non-refundable deductible). Deposits of other legal persons will be guaranteed up to EUR 20,000 (also with a 10% non-refundable deductible). The DGS has been established by the banking industry and must ensure that the deposits are paid up to a maximum amount of EUR 50,000. In case of failure to do so, the DGS has to issue bonds for which the Republic of Austria can issue a guarantee. The coverage of deposits exceeding the amount of EUR 50,000 will be guaranteed directly by the Republic of Austria. The amount allocated for providing the above mentioned guarantees has been set at EUR 10 billion.

At the end of 2008, Austria’s public debt amounted to 62.5% of GDP. Full utilization of the recapitalization instruments pursuant to the Financial Markets Stability Act (EUR 15 billion) would raise the level of public debt by 5.3 percentage points. Austria’s AAA rating has recently been reconfirmed in March 2009 by the international rating agencies Standard & Poor’s Ratings Services, Fitch Ratings and Moody’s Investor Service.

Exposure to Eastern Europe Regions and Countries

The Austrian economy (companies, private households and the state) currently invests approximately 66% of its financial assets (securities, direct investments and loans) in Western Europe, compared to 20% in Central, Eastern and South-eastern Europe (CESEE). Weighed by country risk classes and according to the National Bank of Austria, 53% of the total foreign capital risks of the Austrian economy are located in Western Europe and around 34% in CESEE.

According to the Bank for International Settlements in Basel, Austria’s banks were the largest lenders in the CEE countries in 2008, accounting for approximately 19% of all loans extended by EU banks in CESEE. In absolute terms, the outstanding loan volume of Austrian banks in CESEE (excluding banks under foreign ownership) amounted to EUR 199 billion (if Austrian banks under foreign ownership, particularly UniCredit Bank Austria and Hypo Alpe Adria, are also taken into account, the exposure amounts to EUR 300 billion).

The exposure of Austrian banks to the CESEE is broadly diversified across the region. Out of the EUR 199 billion of total exposure of Austrian banks (excluding those under foreign ownership):

•	73% are in EU-member countries;

•	40% are in countries rated A or better by Moody’s Investor Service;

•	26% are in countries for which Moody’s Investor Service recently had “low” or “very low” liquidity concerns; and

•	17% are in countries that are members of the European Monetary Union (Slovakia, Slovenia).

The vast majority—more than 85%—of loans of Austrian banks in CESEE countries is funded by deposits in local currency.

Despite the large CESEE exposure of Austrian banks and the particularly strong impact of the global economic crisis on a number of CESEE countries, Austrian banks posted sound results in 2008 and the first half of 2009 (see “—Banking System—Business Activity and Earnings Situation”). However, particularly banks with significant exposure to CESEE countries face the risk of increasing loan defaults and valuation losses due to currency devaluations in CESEE countries. In their reports to the OeNB, Austrian banks estimate that total loan loss provisions (including in relation to loans in the CESEE region) will amount to approximately EUR 3 billion for the full year 2009. The continuing economic contraction in CESEE countries with declining lending rates may also adversely affect the ability of Austrian financial institutions to grow in the next several years, although the actual impact cannot be assessed at this time.

The implementation of the bank support package described above under “—Financial Market Stabilization Measures”, in particular, helped banks prepare for the recession-related deterioration in their loan portfolios. Since the fourth quarter of 2008, both capital and core capital ratios have trended slightly upward again, a movement that was attributable to earnings on the one hand and to external funding, including government participation capital, on the other hand. Moreover, OeNB stress tests conducted in line with international best practice have shown that even if there were another considerable deterioration in economic conditions, the capital ratios of all major Austrian banks would remain above the minimum legal requirements. All in all, the OeNB stress test showed that based on current evidence, the Austrian banking system is sufficiently capitalized.

Monetary Policy

In order to fulfill the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer System) payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As of December 31, 2008, the Austrian share amounted to approximately 3.0% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 2% in 2008. In the course of 2008, required reserves increased by approximately EUR 600 million from approximately EUR 6.2 billion in December 2007 to EUR 6.8 billion in December 2008. Minimum reserves accrue interest on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that at the beginning of the year, the rate was at 4.17% and decreased to 2.50% by December 2008.

The following table sets out Austria’s official reserve assets as at December 31, 2008, 2007 and 2006.

	December 31, 2006	December 31, 2007	December 31, 2008
Official Reserve Assets	9,750	12,376	11,998
1. Foreign currency assets (in convertible foreign currencies)	4,987	6,968	5,922
(1a) Securities	3,177	4,556	4,691
(1b) total currency and deposits with:	1,810	2,412	1,231
(i) other national central banks BIS and IMF	116	1,735	1,231
(ii) banks headquartered in the euro area and located abroad	0	0	0
(iii) banks headquartered and located outside the euro area	1,694	677	0
2. IMF reserve position	134	133	260
3. SDRs	144	158	219
4. Gold (including gold deposits and gold swapped)	4,481	5,115	5,595
- volume in millions of fine troy ounces	9	9	9
5. Other reserve assets	4	2	2
- financial derivatives	4	2	2
Other Foreign Currency Assets	2,321	1,787	14,047
- securities not included in official reserve assets	1,139	837	176
- deposits not included in official reserve assets	1,179	948	13,130
- loans not included in official reserve assets	0	0	0
- financial derivatives not included in official reserve assets	3	2	741

SOURCE: ECB.

The ECB has exclusive authority for the issuance of banknotes within the eurozone area. Since Austria joined the EMU, the OeNB publishes data on the number of banknotes in circulation, calculated by the ECB in accordance with decision ECB/2001/15. According to these calculations, there were EUR 20,297 million banknotes in circulation in Austria as at December 31, 2008, EUR 18,053 million as at December 31, 2007 and 16,815 million as at December 31, 2006.

REVENUES AND EXPENDITURES

Federal Budget

The fiscal year for the federal budget is the calendar year. Prior to the beginning of each year, the federal government submits the proposed annual budget of estimated receipts and expenditures to the Nationalrat for approval. Any increase in expenditures requires again the approval by the Nationalrat of a special budget law authorizing such increase, except that the Federal Minister of Finance has limited discretionary authority to increase authorized expenditures provided that additional revenues are available. Budget deficits are financed by government borrowings either domestically or externally, and in the event that revenues are less than expected, a special budget law must be submitted to the Nationalrat authorizing the Minister of Finance to undertake additional borrowings. Since 1976, however, the Minister of Finance has been authorized to finance shortfalls in revenues of up to 3% of the anticipated amount shown in the basic budget without the approval of the Nationalrat if he determines that such revenue shortfalls resulted from a downturn in the business cycle, but the Minister of Finance is obliged to report to the Nationalrat on such operations quarterly.

Pursuant to the Federal Constitution of 1929 and a federal law adopted in 1948, the Rechnungshof (the Court of Accounts) is entrusted with the audit of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible, in essence, for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

In the years 2001 to 2003 Austria went through a period of weak economic growth that turned the fiscal balance into deficit again. The increase of the deficit for 2004 to 4.4% of GDP is mainly due to a reclassification of a capital injection into the Austrian railways as a capital transfer. The successful consolidation efforts of 2000 however allowed for the automatic stabilizers to work during the economic downswing as well as for a significant tax reform that started in 2005. Because of relatively favourable development of the business cycle from 2004 until 2007 and stringent budgetary policy, Austria succeeded in reducing the deficit to about 0.5% of GDP in 2007 and 2008 and the debt ratio to below 60% of GDP in 2007. In the forthcoming years, deficit and debt-ratios are expected to grow significantly as a consequence of the various support measures taken in response to the global economic crisis, such as state guarantees for debt, granting of loans etc. See “Republic of Austria—Banking System and Monetary Policy—Financial Markets Stabilization Measures”.

Deficit Restrictions and Excess Deficit Procedure under the EU Stability and Growth Pact

To ensure continuous budgetary discipline in the European Monetary Union, the Member States agreed on the main elements of a Stability and Growth Pact (the “Pact”) in 1996. According to the Pact, which was slightly modified in 2005, Member States must pursue a medium-term objective of ensuring the long-term sustainability of public finances and minimizing the risk of any Member State’s government deficit exceeding the reference value of 3% of its GDP under the EC Treaty.

Under the EC Treaty, implementing regulations and the Pact, a Member State whose general government deficit exceeds the reference value of 3% of its GDP becomes subject to the Excessive Deficit Procedure (“EDP”). The EDP provides that the Economic and Finance Affairs Council (the “Ecofin Council”) decides whether an excessive deficit has been incurred. The Ecofin Council is composed of Economics and Finance Ministers of the Member States. If it concludes that there is an excessive deficit, the Ecofin Council, based on recommendations by the European Commission, suggests corrective measures aimed at a deficit reduction and then reviews the corrective measures taken by the Member State. If it determines that such corrective measures are not adequate, the Maastricht Treaty and the Pact provide for a wide range of remedies. For those Member States whose currency is the euro, this process could ultimately lead to the imposition of annual financial penalties of as much as 0.5% of a Member State’s GDP. Financial penalties may not be imposed, however, until the end of a further review period. Furthermore, the Pact provides that the 3% limit may be exceeded without triggering an EDP provided that the deficit is considered to be exceptional and temporary, for example, in the event of a severe economic downturn (i.e., a recession), a longer period of weak growth or an unusual event outside the control of the Member State concerned (e.g., a significant natural disaster or a war having an impact on that Member State) and the deficit ratio remains close to the 3% threshold.

On October 7, 2009, the European Commission initiated the EDP against Austria and eight other Member States (Belgium, the Czech Republic, Germany, Italy, the Netherlands, Portugal, Slovakia and Slovenia) in view of their planned budget deficits of more than 3% in 2009. With respect to all nine Member States the Commission concluded that, although the deficit levels are exceptional in nature, resulting primarily from a severe economic downturn or recession on an unforeseeable scale, they are neither close to the 3% deficit limit nor merely temporary. The initiation of the EDP against Austria is based on the Commission’s regular spring forecast, predicting that Austria’s general government deficit will amount to 4.2% of GDP in 2009, with a further increase to 5.3% of GDP in 2010.

Earlier in 2009 the Commission had already commenced the EDP against nine other Member States (France, Greece, Ireland, Latvia, Lithuania, Malta, Poland, Romania and Spain) based on excessive deficits in 2008. In addition, Hungary and the United Kingdom had been subject to the EDP previously.

Although the Ecofin Council has indicated that it intends to take full advantage of the flexibility provided under the Pact and to consider both the impact of the global economic downturn and the fiscal measures taken in response to it in initiating the EDP, it is currently difficult to predict the corrective measures the European Commission will suggest in connection with the EDP and their effects on Austria.

Federal Accounts and Budget

The federal accounts as set forth below for the years 2004 to 2007 have been audited by the Rechnungshof and approved by the Nationalrat. The accounts for 2008 are the preliminary results and are not yet audited and approved. For 2009, the budget draft as proposed by the government in April has now been finalized in the Bundesfinanzgesetz 2009 (BFG), which came into force on July 1, 2009. The accounts for 2009 represent the draft budgets as proposed by the government to the Nationalrat in April 2009.

For further information concerning the budget for the fiscal years 2005 to 2009, see “Republic of Austria—Tables and Supplementary Information—Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2004	2005	2006	2007	2008	2009(1)
	(Millions of euro)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	56,207	57,156	60,398	64,695	68,528	64,767
Less: transfers to provinces, municipalities and funds	(16,397)	(16,805)	(17,473)	(18,873)	(21,517)	(23,805)
Transfer to EU—budget	(2,150)	(2,314)	(2,470)	(2,188)	(2,050)	(2,200)

Total taxes and levies—net	37,660	38,038	40,454	43,635	44,961	38,762
Other levies	9,254	9,437	9,844	10,155	10,924	10,957
Other sources	13,433	14,018	15,847	15,672	14,849	14,165
Total revenues	60,347	61,493	66,145	69,462	70,734	63,884

Expenditures:
Total	64,977	66,041	70,561	72,332	80,298	77,442
Of which: staff expenditures	10,114	10,464	17,653	18,026	18,724	18,021
Other expenditures	54,863	55,577	52,908	54,306	61,574	59,421
Budget deficit—net of public debt redemptions	4,630	4,548	4,416	2,870	9,564	13,558
Budget deficit—net, as a percentage of gross domestic product	(2.0)%	(1.8)%	(1.7)%	(1.1)%	(3.4)%	(4.8)%
II. Financing Account
Expenditure	30,226	32,271	39,090	57,130	42,190	101,769
Revenue	34,856	36,819	43,506	60,000	51,755	115,355

Surplus	4,630	4,548	4,416	2,870	9,564	13,585

Rounding differences

(1)	Federal Budget

SOURCE: Federal Ministry of Finance.

Taxation

On January 1, 2005 a tax reform bill came into force. This tax reform lowered the tax burden by about EUR 2.5 billion, in particular by reducing the corporate income tax rate from 34% to 25% and by a modified personal income tax rate.

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of EUR 51,000. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 25%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The latest agreement concluded in 2008 covers the period 2008 to 2013.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the direct domestic and external debt of Austria outstanding at December 31 of each of the years indicated.

DIRECT DEBT

	2004	2005	2006	2007	2008
	(Millions of euro)
Domestic	131,747	139,670	146,966	150,006	160,053
External(1)	13,141	11,635	8,319	7,294	7,870

Total	144,888	151,305	155,285	157,300	167,923

Less: Holdings of own Bonds	(9,338)	(9,976)	(10,020)	(9,924)	(5,952)

Total	135,550	141,329	145,265	147,376	161,971

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE: Austrian Federal Financing Agency.

External funded debt in foreign currencies outstanding as of December 31, 2008 was as follows(1):

(Millions of euro)
Payable in U.S. Dollars	0
Payable in Swiss Francs	4,546
Payable in Yen	3,324

Total	7,870
Less: Holding of own Bonds	0

Total	7,870

(1)	Translated into euro at the exchange rates prevailing at December 31, 2008.

SOURCE: Austrian Federal Financing Agency.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 2004 through 2008.

GUARANTEED DEBT

	December 31,
	2004	2005	2006	2007	2008
	(Million of Euro)
Domestic	41,518	43,499	49,588	61,900	80,518
External(1)	17,649	20,869	20,206	18,164	23,232

Total Guaranteed Debt(2)	59,167	64,368	69,794	80,064	103,750

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 3.3 billion as of December 31, 2008.

SOURCE: Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2008.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2009	2010	2011	2012	2013
	(Billions of euro)
Interest	6.7	6.3	5.7	5.3	4.7
Principal	17.9	9.0	8.8	11.3	14.7

Total	24.6	15.3	14.5	16.6	19.4

SOURCE: Austrian Federal Financing Agency.

The following table sets forth the debt service requirements for the indicated periods in respect of the external funded debt of Austria outstanding at December 31, 2008.

DEBT SERVICE REQUIREMENTS OF EXTERNAL DEBT(1)

	2009	2010	2011	2012	2013
	(Billions of euro)
Interest	0.2	0.1	0.1	0.1	0.0
Principal	3.1	1.7	0.8	1.6	0.0

Total	3.3	1.8	0.9	1.7	0.0

(1)	Computed on the basis of exchange rates used by the Ministry of Finance for uniform valuation purposes, as of December 31, 2008.

SOURCE: Austrian Federal Financing Agency.

TABLES AND SUPPLEMENTARY INFORMATION

PART 1: OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

I. OUTSTANDING DEBT AS OF DECEMBER 31, 2008

Outstanding Issues Report at September 28, 2009

Issue	Issue Date	Termination Date	Interest Rate	Nominal	Amount in EUR FX-Rate dt. 22.09.2009
USD 100,000,000 3.89% Guaranteed Notes	11/3/2003	11/3/2009	3.8900000%	USD 100,000,000.00	EUR 67,658,998.65
USD 100,000,000 4.068% Guaranteed Notes	11/20/2007	11/20/2009	4.0680000%	USD 100,000,000.00	EUR 67,658,998.65
EUR 1,500,000,000 4.125% Guaranteed Notes	12/6/2007	11/30/2009	4.1250000%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
USD 100,000,000 3.85% Guaranteed Notes	12/15/2003	12/15/2009	3.8500000%	USD 100,000,000.00	EUR 67,658,998.65
EUR 300,000,000 4.36% Guaranteed Notes	12/21/2007	12/21/2009	4.3600000%	EUR 300,000,000.00	EUR 300,000,000.00
CHF 400,000,000 1.75% Guaranteed Notes	1/28/2005	1/28/2010	1.7500000%	CHF 400,000,000.00	EUR 264,043,831.28
AUD 200,000,000 6.75% Guaranteed Notes	1/31/2008	1/29/2010	6.7500000%	AUD 200,000,000.00	EUR 118,189,339.32
JPY 150,000,000,000 1.80% Guaranteed Notes	1/28/2000	3/22/2010	1.8000000%	JPY 150,000,000,000.00	EUR 1,110,370,863.87
USD 60,000,000 2,25% Guaranteed Notes	4/3/2008	4/6/2010	2.2500000%	USD 60,000,000.00	EUR 40,595,399.19
USD 50,000,000 0,63% Guaranteed Notes	4/20/2009	4/28/2010	0.6300000%	USD 50,000,000.00	EUR 33,829,499.32
USD 100,000,000 4.18% Guaranteed Notes	5/19/2004	5/19/2010	4.1800000%	USD 100,000,000.00	EUR 67,658,998.65
CHF 450,000,000 2.25% Guaranteed Notes	10/6/2008	8/6/2010	2.2500000%	CHF 450,000,000.00	EUR 297,049,310.19
USD 85,500,000 4.71% Guaranteed Notes	8/10/2006	8/10/2010	4.7100000%	USD 85,500,000.00	EUR 57,848,443.84
USD 1,000,000,000 4.25% Guaranteed Global Notes	10/6/2005	10/6/2010	4.2500000%	USD 1,000,000,000.00	EUR 676,589,986.47
USD 150,000,000 Floating Rate Notes	11/10/2008	11/10/2010	2.3875000%	USD 150,000,000.00	EUR 101,488,497.97
USD 100,000,000 4,06% Guaranteed Notes	11/13/2003	11/12/2010	4.0600000%	USD 100,000,000.00	EUR 67,658,998.65
USD 200,000,000 2.70% Guaranteed Notes	11/21/2008	11/22/2010	2.7000000%	USD 200,000,000.00	EUR 135,317,997.29
USD 100,000,000 4.42% Guaranteed Notes	9/3/2003	12/3/2010	4.4200000%	USD 100,000,000.00	EUR 67,658,998.65
GBP 600,000,000 5.00% Guaranteed Notes	12/7/2007	12/7/2010	5.0000000%	GBP 600,000,000.00	EUR 663,203,271.80
USD 2,000,000,000 2.875% Guaranteed Global Notes	1/24/2008	3/15/2011	2.8750000%	USD 2,000,000,000.00	EUR 1,353,179,972.94
USD 100,000,000 4.13% Guaranteed Notes	5/4/2004	5/4/2011	4.1300000%	USD 100,000,000.00	EUR 67,658,998.65
GBP 200,000,000 Floating Rate Notes	5/26/2009	5/26/2011	0.9225000%	GBP 200,000,000.00	EUR 221,067,757.27
CHF 1,550,000,000 2.75% Guaranteed Notes	6/14/2007	6/14/2011	2.7500000%	CHF 1,550,000,000.00	EUR 1,023,169,846.19
USD 200,000,000 2.76% Guaranteed Notes	11/19/2008	7/19/2011	2.7600000%	USD 200,000,000.00	EUR 135,317,997.29
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	9/20/2011	2.6500000%	CHF 50,000,000.00	EUR 33,005,478.91
USD 1,750,000,000 3.125% Guaranteed Global Notes	9/16/2008	10/14/2011	3.1250000%	USD 1,750,000,000.00	EUR 1,184,032,476.32
CHF 250,000,000 1.625% Guaranteed Notes	10/18/2005	10/18/2011	1.6250000%	CHF 250,000,000.00	EUR 165,027,394.55
CHF 50,000,000 2.65% Guaranteed Notes	9/20/2007	10/20/2011	2.6500000%	CHF 50,000,000.00	EUR 33,005,478.91
USD 1,250,000,000 4.75% Guaranteed Global Notes	11/8/2006	11/8/2011	4.7500000%	USD 1,250,000,000.00	EUR 845,737,483.09
EUR 2,000,000,000 4.125% Guaranteed Notes	2/21/2007	2/21/2012	4.1250000%	EUR 2,000,000,000.00	EUR 2,000,000,000.00
USD 1,250,000,000 1.875% Guaranteed Global Notes	1/21/2009	3/21/2012	1.8750000%	USD 1,250,000,000.00	EUR 845,737,483.09
USD 100,000,000 4% Guaranteed Notes	4/20/2004	4/20/2012	4.0000000%	USD 100,000,000.00	EUR 67,658,998.65
USD 1,750,000,000 4.75% Guaranteed Global Notes	10/16/2007	10/16/2012	4.7500000%	USD 1,750,000,000.00	EUR 1,184,032,476.32
CHF 1,050,000,000 2.5% Guaranteed Notes	10/18/2004	10/18/2012	2.5000000%	CHF 1,050,000,000.00	EUR 693,115,057.10
GBP 300,000,000 4.875% Guaranteed Notes	2/29/2008	12/7/2012	4.8750000%	GBP 300,000,000.00	EUR 331,601,635.90
USD 100,000,000 4.56% Guaranteed Notes	5/7/2004	5/7/2013	4.5600000%	USD 100,000,000.00	EUR 67,658,998.65

Issue	Issue Date	Termination Date	Interest Rate	Nominal	Amount in EUR FX-Rate dt. 22.09.2009
USD 1,000,000,000 3.625% Guaranteed Global Notes	5/7/2008	6/17/2013	3.6250000%	USD 1,000,000,000.00	EUR 676,589,986.47
CHF 575,000,000 3.00% Guaranteed Notes	11/5/2007	12/5/2013	3.0000000%	CHF 575,000,000.00	EUR 379,563,007.46
EUR 1,500,000,000 3.625% Guaranteed Notes	12/10/2008	12/10/2013	3.6250000%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
EUR 1,500,000,000 3.50% Guaranteed Notes	4/28/2009	4/28/2014	3.5000000%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
JPY 67,700,000,000 1.35% Guaranteed Notes	6/17/2009	6/17/2014	1.3500000%	JPY 67,700,000,000.00	EUR 501,147,383.23
JPY 12,300,000,000 Floating Rate Notes	6/17/2009	6/17/2014	0.8038000%	JPY 12,300,000,000.00	EUR 91,050,410.84
CHF 150,000,000 2.75% Guaranteed Notes	11/14/2008	7/14/2014	2.7500000%	CHF 150,000,000.00	EUR 99,016,436.73
USD 1,000,000,000 4.5% Guaranteed Global Notes	3/9/2005	3/9/2015	4.5000000%	USD 1,000,000,000.00	EUR 676,589,986.47
CHF 1,050,000,000 3% Guaranteed Notes	10/23/2003	10/23/2015	3.0000000%	CHF 1,050,000,000.00	EUR 693,115,057.10
USD 1,000,000,000 4.875% Guaranteed Global Notes	2/16/2006	2/16/2016	4.8750000%	USD 1,000,000,000.00	EUR 676,589,986.47
EUR 1,500,000,000 3.875% Guaranteed Notes	9/15/2006	9/15/2016	3.8750000%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
CHF 150,000,000 3.00% Guaranteed Notes	10/6/2008	10/6/2016	3.0000000%	CHF 150,000,000.00	EUR 99,016,436.73
USD 1,000,000,000 5.00% Guaranteed Global Notes	4/25/2007	4/25/2017	5.0000000%	USD 1,000,000,000.00	EUR 676,589,986.47
USD 30,000,000 Callable Floating to Fixed Rate Guaranteed Notes	3/12/2008	3/12/2018	2.6187500%	USD 30,000,000.00	EUR 20,297,699.59
AUD 500,000,000 6.655% Guaranteed Notes	4/15/2008	3/28/2018	6.6550000%	AUD 500,000,000.00	EUR 295,473,348.30
CHF 250,000,000 2.125% Guaranteed Notes	10/18/2005	10/18/2018	2.1250000%	CHF 250,000,000.00	EUR 165,027,394.55
CHF 425,000,000 2.75% Guaranteed Notes	1/28/2005	1/28/2020	2.7500000%	CHF 425,000,000.00	EUR 280,546,570.73
CHF 300,000,000 3.00% Guaranteed Notes	6/14/2007	6/14/2022	3.0000000%	CHF 300,000,000.00	EUR 198,032,873.46
CHF 575,000,000 2.625% Guaranteed Notes	11/22/2006	11/22/2024	2.6250000%	CHF 705,000,000.00	EUR 465,377,252.62
GBP 150,000,000 5.75% Guaranteed Notes	10/21/1999	12/7/2028	5.7500000%	GBP 150,000,000.00	EUR 165,800,817.95
CHF 800,000,000 2.875% Guaranteed Notes	2/25/2005	2/25/2030	2.8750000%	CHF 1,090,000,000.00	EUR 719,519,440.23
CHF 200,000,000 3.25% Guaranteed Notes	7/25/2006	7/25/2036	3.2500000%	CHF 200,000,000.00	EUR 132,021,915.64

	Exchange Rate 09/22/2009
		AUD 700,000,000.00	EUR 413,662,687.62
AUD	1.69220	CAD 0.00	EUR 0.00
CAD	1.57870	CHF 8,695,000,000.00	EUR 5,739,652,782.38
CHF	1.51490	EUR 8,300,000,000.00	EUR 8,300,000,000.00
GBP	0.90470	GBP 1,250,000,000.00	EUR 1,381,673,482.92
JPY	135.09000	JPY 230,000,000,000.00	EUR 1,702,568,657.94
TRY	2.18820	TRY 0.00	EUR 0.00
USD	1.47800	USD 14,675,500,000.00	EUR 9,929,296,346.45

			EUR 27,466,853,957.31

PART 2: REPUBLIC OF AUSTRIA

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2004	2005	2006	2007	2008	2009(1)
	(Millions of euro)
Total taxes and levies, gross	56,207	57,156	60,398	64,695	68,528	64,767
Of which:
Personal Income Tax	2,819	2,539	2,525	2,629	2,742	2,600
Wage Tax	17,119	16,930	18,092	19,664	21,308	20,000
Tax on Interest	1,318	1,280	1,376	1,879	2,177	1,800
Corporate Income Tax	4,470	4,418	4,833	5,741	5,934	4,800
Turnover Tax	18,155	19,442	20,171	20,832	21,853	21,900
Mineral Oils Tax	3,594	3,565	3,553	3,689	3,894	3,900
Other Taxes and Levies	8,732	8,982	9,848	10,621	10,619	9,776

Less: transfers to provinces and municipalities, funds, etc.(2)	(16,397)	(16,805)	(17,473)	(18,873)	(21,517)	(23,805)
Transfers to the European Union	(2,150)	(2,314)	(2,470)	(2,188)	(2,050)	(2,200)

Public taxes, net	37,660	38,038	40,454	43,635	44,961	38,762
Transfers from tax revenues	1,663	1,608	1,704	1,703	1,759	1,642
Tax-like revenues (unemployment insurance contributions, employers’ contributions, etc.)	7,591	7,830	8,140	8,240	9,165	9,315
Other sources	13,433	14,018	15,847	15,884	14,849	14,165

Total	60,347	61,493	66,145	69,462	70,734	63,884

Rounding differences

(1)	Federal Budget
(2)	Including payments pursuant to the Act Governing Health and Social Welfare Allowances.

SOURCE: Federal Budget Laws

ORDINARY BUDGET EXPENDITURES, PART 1(1)

	2004	2005	2006	2007
I. General Account
Federal Government:
Office of the President	6	6	7	7
Federal Legislature	115	185	121	125
Constitutional Court	7	8	8	8
Administrative Court	12	12	13	13
Public Attorney’s Office	5	5	5	5
Court of Accounts	23	23	23	25
Federal Chancellery	434	426	440	464
Interior Affairs	1,831	1,985	2,159	2,144
Education and Culture	5,902	6,187	6,401	6,621
Arts	218	225	227	227
Science	3,228	3,259	3,325	3,515
Social Affairs and Generations	1,840	1,900	1,941	2,008
Social Security	6,718	6,937	7,354	7,317
Health	602	620	636	651
Youth, Family and Seniors	5,477	6,100	5,892	5,891
Foreign Affairs	343	379	398	410
Justice	922	989	999	1,086
National Defence	1,803	1,797	1,733	2,188
Financial Administration	1,853	1,797	1,809	1,858
Treasury Operations	1,130	1,195	1,393	2,198
Tax Collection	2	2	3	3
Grants to Provinces and Municipalities	4,000	4,351	4,555	4,763
Federal Property	643	625	1,282	782
Pensions	6,797	6,871	7,038	7,174
Public Debt Services incl. Swaps	8,677	9,609	11,609	11,977
Agriculture, Forestry and Water economy	2,075	2,294	2,319	2,037
Environment new	504	493	475	493
Commerce and Employment	5,846	5,527	5,968	5,753
Transportation, Innovation and Technology	3,964	2,235	2,429	2,588

Total Federal Expenditures	64,977	66,041	70,561	72,332

Net Deficit	4,630	4,548	4,416	2,870

II. Financing Account
Expenditure	30,226	32,271	39,090	57,130
Revenue	34,856	36,819	43,506	60,000

Surplus	4,630	4,548	4,416	2,870

Differences may arise due to rounding

(1)	Due to a re-structuring of the Ministries’ competences, the format of this table has changed. The years 2004 through 2007 are therefore no longer comparable with the following years

ORDINARY BUDGET EXPENDITURES, Part 2 (1)

	2008(2)	2009(3)
I. General Account
Federal Government:
Office of the President	7	8
Federal Legislature	130	147
Constitutional Court	9	11
Administrative Court	14	16
Public Attorney’s Office	6	7
Court of Accounts	27	32
Federal Chancellery	480	350
Interior Affairs	2,235	2,343
Foreign Affairs	415	436
Justice	1,117	1,173
Military Affairs and Sport	2,171	2,217
Financial Administration	1,900	1,178
Tax Collection	3	48
Employment	4,863	5,980
Social Affairs and Consumer Protection	2,113	2,255
Social Security	7,670	8,401
Pensions	7,369	7,594
Health	790	867
Youth and Family	6,513	6,258
Education	6,794	7,173
Science	3,665	3,403
Arts and Culture	414	447
Commerce (Research)	75	80
Transportation, Innovation and Technology (Research)	409	349
Economy	404	494
Transportation, Innovation and Technology	2,476	2,263
Agriculture, Forestry and Water economy	2,180	2,219
Environment	534	826
Grants to Provinces and Municipalities	3,991	699
Federal Property	2,264	1,549
Financial Market Stability		10,303
Treasury Operations	8,208	706
Public Debt Services incl. Swaps	11,051	7,639
Total Federal Expenditure	80,298	77,470
Net Deficit	9,564	13,586

II. Financing Account
Expenditure	42,190	101,769
Revenue	51,755	115,355

Surplus	9,564	13,586

(1)	Due to a re-structuring of the Ministries’ competences, the format of this table has changed. The years 2004 through 2007 are therefore no longer comparable with the following years
(2)	Provisional Result
(3)	Federal Budget

SOURCE: Federal Budget Laws

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt) as of December 31, 2008

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2000-2027	09-00	07-27	6,250	EUR	6,581,099,002.31	6,581,099,002.31	EUR	229,000,000.00	229,000,000.00							EUR	155,436,000.00	155,436,000.00
Government Bond 2007-2014	11-07	01-14	3,500	EUR	1,321,000,000.00	1,321,000,000.00	EUR	3,407,142.86	3,407,142.86							EUR	81,402,000.00	81,402,000.00
Government Bond 1999-2009	07-99	07-09	5,000							EUR	1,215,000,000.00	1,215,000,000.00
Government Bond 1999-2009	07-99	07-09	1,940										JPY	38,920,800,000.00	308,552,402.09
Government Bond 2000-2009	03-00	07-09	4,260										CHF	1,153,194,000.00	776,561,616.16
Government Bond 2000-2009	06-00	07-09	4,000	EUR	8,725,750,000.00	8,725,750,000.00	EUR	505,007,142.86	505,007,142.86							EUR	100,500,000.00	100,500,000.00
Government Bond 2000-2009	04-00	07-09	var.										EUR	192,271,451.52	192,271,451.52
Government Bond 2001-2009	12-01	07-09	var.							JPY	5,524,500,000.00	43,796,575.23
Government Bond 2000-2010	05-00	01-10	5,500	EUR	8,811,000,000.00	8,811,000,000.00	EUR	486,807,142.86	486,807,142.86							EUR	795,700,000.00	795,700,000.00
Government Bond 2001-2010	01-01	01-10	5,390							EUR	966,000,000.00	966,000,000.00
Government Bond 2001-2010	01-01	01-10	1,625										JPY	90,415,800,000.00	716,789,281.75
Government Bond 2001-2010	02-01	01-10	3,700										CHF	230,675,000.00	155,336,700.34
Government Bond 2001-2011	04-01	01-11	5,250	EUR	8,268,193,000.00	8,268,193,000.00	EUR	869,204,539.82	869,204,539.82							EUR	542,200,000.00	542,200,000.00
Government Bond 2001-2011	01-01	01-11	1,618										JPY	64,554,781,000.00	511,770,897.42
Government Bond 2007-2011	03-07	01-11	5,250										EUR	169,197,396.96	169,197,396.96
Government Bond 2007-2011	03-07	01-11	5,250							EUR	920,385,507.96	920,385,507.96
Government Bond 2007-2011	03-07	01-11	var.										CHF	525,930,642.00	354,162,048.48
Government Bond 2007-2011	03-07	01-11	var.							CHF	272,700,000.00	183,636,363.64
Government Bond 1994-2024	01-94	01-24	6,500	EUR	530,915,263.60	530,915,263.60
Government Bond 1994-2024	02-94	02-24	6,250	EUR	276,876,267.76	276,876,267.76
Government Bond 1986-2016	05-86	05-16	5,750	EUR	196,847,374.26	196,847,374.26
Government Bond 2003-2012	04-03	07-12	4,300							EUR	400,000,000.00	400,000,000.00
Government Bond 2003-2012	04-03	07-12	2,820										CHF	594,100,000.00	400,067,340.07
Government Bond 2003-2012	07-03	07-12	4,185										EUR	196,423,841.06	196,423,841.06
Government Bond 2003-2012	07-03	07-12	2,690							CHF	296,600,000.00	199,730,639.73
Government Bond 2002-2012	06-02	07-12	5,000	EUR	10,177,384,000.00	10,177,384,000.00	EUR	354,507,142.86	354,507,142.86							EUR	29,000,000.00	29,000,000.00
Government Bond 2003-2018	10-03	01-18	4,650	EUR	10,321,379,000.00	10,321,379,000.00	EUR	189,530,000.00	189,530,000.00							EUR	207,470,000.00	207,470,000.00
Government Bond 2004-2018	03-04	01-18	4,385							EUR	619,928,922.41	619,928,922.41
Government Bond 2004-2018	03-04	01-18	1,670										JPY	72,060,000,000.00	571,270,017.44
Government Bond 2006-2018	02-06	01-18	2,525										CHF	88,500,000.00	59,595,959.60
Government Bond 2003-2013	09-03	10-13	3,800	EUR	12,232,317,000.00	12,232,317,000.00	EUR	415,507,142.86	415,507,142.86							EUR	338,000,000.00	338,000,000.00
Government Bond 2004-2014	04-04	07-14	4,300	EUR	9,559,600,000.00	9,559,600,000.00	EUR	96,600,000.00	96,600,000.00							EUR	570,500,000.00	570,500,000.00
Government Bond 2004-2014	11-04	07-14	3,815							EUR	16,485,328.06	16,485,328.06
Government Bond 2004-2014	11-04	07-14	2,530										CHF	25,000,000.00	16,835,016.84
Government Bond 2005-2020	02-05	07-20	3,900	EUR	8,268,310,000.00	8,268,310,000.00	EUR	85,000,000.00	85,000,000.00							EUR	100,000,000.00	100,000,000.00
Government Bond 2005-2015	07-05	07-15	3,500	EUR	8,799,268,000.00	8,799,268,000.00	EUR	597,007,142.86	597,007,142.86							EUR	501,000,000.00	501,000,000.00
Government Bond 2006-2021	01-06	09-21	3,500	EUR	9,390,000,000.00	9,390,000,000.00	EUR	357,428,571.40	357,428,571.40							EUR	252,500,000.00	252,500,000.00
Government Bond 2006-2016	04-06	09-16	4,000	EUR	10,280,000,000.00	10,280,000,000.00	EUR	892,581,291.29	892,581,291.29							EUR	12,000,000.00	12,000,000.00
Government Bond 2006-2016	10-06	09-16	4,000										EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10-06	09-16	4,000							EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10-06	09-16	2,465										CHF	1,000,000,000.00	673,400,673.40
Government Bond 2006-2016	10-06	09-16	2,465							CHF	1,000,000,000.00	673,400,673.40
Government Bond 2007-2037	08-07	03-37	4,150	EUR	6,354,759,000.00	6,354,759,000.00	EUR	24,000,000.00	24,000,000.00							EUR	326,000,000.00	326,000,000.00
Government Bond 2007-2017	11-07	09-17	4,300	EUR	6,714,279,000.00	6,714,279,000.00	EUR	103,407,142.86	103,407,142.86							EUR	446,000,000.00	446,000,000.00
Government Bond 2008-2019	01-08	03-19	4,350	EUR	5,650,000,000.00	5,650,000,000.00										EUR	650,000,000.00	650,000,000.00
Government Bond 1994-2009	02-94	02-09	3,750	JPY	60,000,000,000.00	475,661,962.90
Government Bond 2007-2009	06-07	02-09	3,896										EUR	187,696,734.69	187,696,734.69
Government Bond 2007-2009	07-07	02-09	3,896							EUR	192,506,910.42	192,506,910.42
Government Bond 2007-2009	07-07	02-09	3,896										JPY	28,875,000,000.00	228,912,319.64
Government Bond 2007-2009	06-07	02-09	3,896							JPY	28,875,000,000.00	228,912,319.64
Government Bond 2001-2009	11-01	08-09	3,000	CHF	1,150,000,000.00	774,410,774.41	CHF	300,000,000.00	202,020,202.02
Government Bond 2002-2009	03-02	10-09	5,075										EUR	568,742,250.70	568,742,250.70
Government Bond 2002-2009	03-02	10-09	5,250	USD	1,700,000,000.00	1,221,527,628.08	USD	243,918,925.17	175,266,885.95
Government Bond 2002-2009	03-02	10-09	5,250										USD	243,918,925.17	175,266,885.95
Government Bond 2002-2009	03-02	10-09	5,250							USD	1,700,000,000.00	1,221,527,628.08
Government Bond 2002-2009	03-02	10-09	3,640										CHF	1,056,234,800.00	711,269,225.59
Government Bond 2002-2009	03-02	10-09	3,640							CHF	60,000,000.00	40,404,040.40
Government Bond 2002-2009	07-02	10-09	0,615										JPY	58,136,000,000.00	460,884,731.25
Government Bond 2002-2009	07-02	10-09	0,615							JPY	39,836,000,000.00	315,807,832.57
Government Bond 1999-2029	10-99	10-29	4,750	GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53
Government Bond 1999-2029	10-99	10-29	var.										EUR	310,137,938.00	310,137,938.00
Government Bond 1999-2029	10-99	10-29	var.							EUR	154,137,938.00	154,137,938.00
Government Bond 1999-2029	10-99	10-29	4,750										GBP	99,399,602.00	104,356,537.53
Government Bond 1999-2029	10-99	10-29	4,750							GBP	200,000,000.00	209,973,753.28
Government Bond 1999-2009	10-99	10-09	14,250	ZAR	100,000,000.00	7,653,041.70
Government Bond 1999-2009	10-99	10-09	var.										EUR	15,582,392.00	15,582,392.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1999-2009	10-99	10-09	14,250							ZAR	100,000,000.00	7,653,041.70
Government Bond 2001-2009	06-01	06-09	5,750	USD	100,000,000.00	71,854,566.36
Government Bond 2001-2009	06-01	06-09	5,095										EUR	117,000,000.00	117,000,000.00
Government Bond 2001-2009	06-01	06-09	5,750							USD	100,000,000.00	71,854,566.36
Government Bond 2002-2012	01-02	01-12	3,375	CHF	1,000,000,000.00	673,400,673.40
Government Bond 2002-2012	02-02	02-12	5,500	USD	600,000,000.00	431,127,398.15
Government Bond 2002-2012	02-02	02-12	5,500							USD	600,000,000.00	431,127,398.15
Government Bond 2002-2012	02-02	02-12	3,644										CHF	983,310,600.00	662,162,020.20
Government Bond 2002-2012	05-02	02-12	5,161										EUR	18,809,471.12	18,809,471.12
Government Bond 2002-2010	08-02	08-10	4,375	USD	1,200,000,000.00	862,254,796.29
Government Bond 2002-2010	08-02	08-10	4,618										EUR	730,027,173.73	730,027,173.73
Government Bond 2002-2010	08-02	08-10	4,375							USD	1,200,000,000.00	862,254,796.29
Government Bond 2003-2010	01-03	08-10	2,099										CHF	553,500,000.00	372,727,272.73
Government Bond 2003-2010	01-03	01-10	3,750	USD	100,000,000.00	71,854,566.36
Government Bond 2003-2010	01-03	01-10	3,750							USD	100,000,000.00	71,854,566.36
Government Bond 2003-2010	01-03	01-10	2,120										CHF	144,500,000.00	97,306,397.31
Government Bond 2003-2013	02-03	02-13	4,570	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	02-03	02-13	4,570							EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	02-03	02-13	2,350										CHF	73,400,000.00	49,427,609.43
Government Bond 2003-2011	02-03	02-11	5,730	USD	75,000,000.00	53,890,924.77
Government Bond 2003-2011	02-03	02-11	5,730							USD	75,000,000.00	53,890,924.77
Government Bond 2003-2011	02-03	02-11	2,095										CHF	101,857,500.00	68,590,909.09
Government Bond 2003-2013	04-03	04-13	6,057	USD	50,000,000.00	35,927,283.18
Government Bond 2003-2013	04-03	04-13	4,108										EUR	46,339,202.97	46,339,202.97
Government Bond 2003-2013	04-03	04-13	6,057							USD	50,000,000.00	35,927,283.18
Government Bond 2003-2023	05-03	05-23	5,547	EUR	100,000,000.00	100,000,000.00
Government Bond 2003-2010	05-03	05-10	3,500	USD	500,000,000.00	359,272,831.79
Government Bond 2003-2010	05-03	05-10	3,680										EUR	454,959,053.70	454,959,053.70
Government Bond 2003-2010	05-03	05-10	3,500							USD	500,000,000.00	359,272,831.79
Government Bond 2003-2013	06-03	06-13	3,250	USD	3,100,000,000.00	2,227,491,557.09
Government Bond 2003-2013	06-03	06-13	3,470										EUR	2,591,984,783.40	2,591,984,783.40
Government Bond 2003-2013	06-03	06-13	3,250							USD	3,100,000,000.00	2,227,491,557.09
Government Bond 2004-2034	01-04	01-34	5,125	SKK	500,000,000.00	16,596,959.44
Government Bond 2004-2034	01-04	01-34	4,875										EUR	12,135,922.33	12,135,922.33
Government Bond 2004-2034	01-04	01-34	5,125							SKK	500,000,000.00	16,596,959.44
Government Bond 2004-2009	02-04	02-09	9,500	ZAR	300,000,000.00	22,959,125.10
Government Bond 2004-2009	02-04	02-09	3,340										EUR	35,846,988.46	35,846,988.46
Government Bond 2004-2009	02-04	02-09	9,500							ZAR	300,000,000.00	22,959,125.10
Government Bond 2004-2011	03-04	05-11	3,625	USD	1,250,000,000.00	898,182,079.47
Government Bond 2004-2011	03-04	05-11	3,683										EUR	996,331,005.42	996,331,005.42
Government Bond 2004-2011	03-04	05-11	3,625							USD	1,250,000,000.00	898,182,079.47
Government Bond 2004-2011	03-04	03-11	4,000	CAD	100,000,000.00	58,830,450.64
Government Bond 2004-2011	03-04	03-11	3,678										EUR	59,400,059.40	59,400,059.40
Government Bond 2004-2011	03-04	03-11	4,000							CAD	100,000,000.00	58,830,450.64
Government Bond 2004-2014	05-04	05-14	5,000	USD	1,300,000,000.00	934,109,362.65
Government Bond 2004-2014	05-04	05-14	4,246										EUR	1,056,362,243.28	1,056,362,243.28
Government Bond 2004-2014	05-04	05-14	5,000							USD	1,300,000,000.00	934,109,362.65
Government Bond 2004-2014	09-04	09-14	5,750	AUD	600,000,000.00	295,945,546.02
Government Bond 2004-2014	09-04	09-14	4,054										EUR	352,420,524.33	352,420,524.33
Government Bond 2004-2014	09-04	09-14	5,750							AUD	600,000,000.00	295,945,546.02
Government Bond 2004-2034	12-04	12-34	5,375	CAD	300,000,000.00	176,491,351.92
Government Bond 2004-2034	12-04	12-34	4,412										EUR	192,901,234.57	192,901,234.57
Government Bond 2004-2034	12-04	12-34	5,375							CAD	300,000,000.00	176,491,351.92
Government Bond 2005-2024	01-05	12-24	5,000	CAD	250,000,000.00	147,076,126.60
Government Bond 2005-2024	01-05	12-24	4,044										EUR	151,602,437.77	151,602,437.77
Government Bond 2005-2024	01-05	12-24	5,000							CAD	250,000,000.00	147,076,126.60
Government Bond 2005-2012	01-05	03-12	4,000	USD	1,200,000,000.00	862,254,796.29
Government Bond 2005-2012	01-05	03-12	3,140										EUR	896,554,659.65	896,554,659.65
Government Bond 2005-2012	01-05	03-12	4,000							USD	1,200,000,000.00	862,254,796.29
Government Bond 2006-2009	03-06	03-09	10,500	TRY	50,000,000.00	23,268,801.19
Government Bond 2008-2009	09-08	03-09	2,931										EUR	31,847,133.76	31,847,133.76
Government Bond 2008-2009	09-08	03-09	10,500							TRY	50,000,000.00	23,268,801.19
Government Bond 2006-2011	03-06	07-11	var.	USD	854,400,000.00	613,925,414.96
Government Bond 2006-2011	03-06	07-11	3,404										EUR	740,727,195.44	740,727,195.44
Government Bond 2006-2011	03-06	07-11	var.							USD	854,400,000.00	613,925,414.96
Government Bond 2006-2009	10-06	01-09	18,500	TRY	150,000,000.00	69,806,403.57
Government Bond 2006-2009	10-06	01-09	3,365										EUR	78,641,554.80	78,641,554.80
Government Bond 2006-2009	10-06	01-09	18,500							TRY	150,000,000.00	69,806,403.57
Government Bond 2006-2012	12-06	01-12	17,000	TRY	50,000,000.00	23,268,801.19

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2006-2012	12-06	01-12	3,517										EUR	25,974,025.97	25,974,025.97
Government Bond 2006-2012	12-06	01-12	17,000							TRY	50,000,000.00	23,268,801.19
Government Bond 2007-2009	12-07	06-09	15,600	TRY	596,000,000.00	277,364,110.20
Government Bond 2007-2009	12-07	06-09	var.										EUR	353,606,789.25	353,606,789.25
Government Bond 2007-2009	12-07	06-09	15,600							TRY	596,000,000.00	277,364,110.20
Government Bond 2008-2009	01-08	12-09	14,000	TRY	422,000,000.00	196,388,682.06
Government Bond 2008-2009	01-08	12-09	var.										EUR	242,181,013.00	242,181,013.00
Government Bond 2008-2009	01-08	12-09	14,000							TRY	422,000,000.00	196,388,682.06
Government Bond 2007-2009	11-07	10-09	13,960	TRY	180,750,000.00	84,116,716.31
Government Bond 2007-2009	11-07	10-09	var.										EUR	102,200,720.00	102,200,720.00
Government Bond 2007-2009	11-07	10-09	13,960							TRY	180,750,000.00	84,116,716.31
Government Bond 2008-2010	02-08	02-10	14,050	TRY	178,285,500.00	82,969,797.10
Government Bond 2008-2010	02-08	02-10	var.										EUR	101,678,545.34	101,678,545.34
Government Bond 2008-2010	02-08	02-10	14,050							TRY	178,285,500.00	82,969,797.10
Government Bond 2008-2009	03-08	03-09	14,260	TRY	184,050,000.00	85,652,457.19
Government Bond 2008-2009	03-08	03-09	var.										EUR	98,274,519.00	98,274,519.00
Government Bond 2008-2009	03-08	03-09	14,260							TRY	184,050,000.00	85,652,457.19
Government Bond 2008-2009	05-08	03-09	15,070	TRY	380,000,000.00	176,842,889.05
Government Bond 2008-2009	05-08	03-09	var.										EUR	187,944,358.58	187,944,358.58
Government Bond 2008-2009	05-08	03-09	15,070							TRY	380,000,000.00	176,842,889.05
Government Bond 2008-2009	05-08	03-09	15,100	TRY	350,000,000.00	162,881,608.34
Government Bond 2008-2009	05-08	03-09	var.										EUR	174,692,410.34	174,692,410.34
Government Bond 2008-2009	05-08	03-09	15,100							TRY	350,000,000.00	162,881,608.34
Government Bond 2008-2009	09-08	09-09	6,438	USD	200,000,000.00	143,709,132.72
Government Bond 2008-2009	09-08	09-09	var.										EUR	143,626,571.00	143,626,571.00
Government Bond 2008-2009	09-08	09-09	6,438							USD	200,000,000.00	143,709,132.72
Government Bond 2008-2010	11-08	11-10	2,227	USD	300,000,000.00	215,563,699.07
Government Bond 2008-2010	11-08	11-10	var.										EUR	239,501,836.18	239,501,836.18
Government Bond 2008-2010	11-08	11-10	2,227							USD	300,000,000.00	215,563,699.07
Government Bond 2001-2009	12-01	01-09	4,221													EUR	292,000,000.00	292,000,000.00
Federal Obligation 1999-2012	05-99	05-12	3,096	EUR	250,000,000.00	250,000,000.00	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2002-2011	12-02	04-11	6,890	EUR	145,345,668.33	145,345,668.33
Federal Obligation 2008-2009	12-08	04-09	6,063	EUR	145,345,668.34	145,345,668.34
Federal Obligation 1995-2010	12-95	12-10	3,200	JPY	15,000,000,000.00	118,915,490.72
Federal Obligation 2007-2010	07-07	12-10	3,068										EUR	64,767,376.31	64,767,376.31
Federal Obligation 2007-2010	07-07	12-10	3,137							EUR	65,664,503.77	65,664,503.77
Federal Obligation 2007-2010	07-07	12-10	3,137										JPY	9,765,625,000.00	77,418,939.27
Federal Obligation 2007-2010	07-07	12-10	3,068							JPY	9,765,625,000.00	77,418,939.27
Federal Obligation 1996-2012	01-96	09-12	3,230	JPY	10,000,000,000.00	79,276,993.82
Federal Obligation 1996-2011	01-96	01-11	3,360	JPY	15,000,000,000.00	118,915,490.72
Federal Obligation 1998-2010	05-98	05-10	5,200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	01-00	05-10	6,145							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	01-00	05-10	2,095										JPY	7,741,550,000.00	61,372,681.15
Federal Obligation 1995-2015	06-95	06-15	7,250	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1995-2015	06-95	06-15	7,375	ATS	250,000,000.00	18,168,208.54
Federal Obligation 1995-2010	07-95	07-10	7,400	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1995-2009	09-95	09-09	7,188	ATS	200,000,000.00	14,534,566.83
Federal Obligation 1996-2010	03-96	03-10	6,800	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1996-2011	05-96	05-11	0,000	JPY	5,000,000,000.00	39,638,496.91
Federal Obligation 1998-2010	05-98	05-10	5,200	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 1998-2010	09-98	09-10	4,500	ATS	1,000,000,000.00	72,672,834.17
Federal Obligation 2000-2010	01-00	09-10	6,225							EUR	72,500,000.00	72,500,000.00
Federal Obligation 2000-2010	01-00	09-10	2,150										JPY	7,745,175,000.00	61,401,419.06
Federal Obligation 2001-2021	11-01	11-21	3,754	JPY	2,000,000,000.00	15,855,398.76
Federal Obligation 2001-2021	11-01	11-21	5,140										EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	11-01	11-21	3,754							JPY	2,000,000,000.00	15,855,398.76
Federal Obligation 2001-2021	11-01	11-21	1,674	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2021	11-01	11-21	5,080										EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	11-01	11-21	1,674							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2031	11-01	11-31	2,463	JPY	3,000,000,000.00	23,783,098.14
Federal Obligation 2001-2031	11-01	11-31	4,825										EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	11-01	11-31	2,463							JPY	3,000,000,000.00	23,783,098.14
Federal Obligation 2001-2016	12-01	12-16	2,107	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2001-2016	12-01	12-16	4,565										EUR	9,170,946.00	9,170,946.00
Federal Obligation 2001-2016	12-01	12-16	2,107							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2027	01-02	01-27	1,169	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2027	01-02	01-27	4,940										EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	01-02	01-27	1,169							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2017	02-02	02-17	var.	JPY	1,000,000,000.00	7,927,699.38

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2002-2017	02-02	02-17	4,932										EUR	8,470,000.00	8,470,000.00
Federal Obligation 2002-2017	02-02	02-17	var.							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	02-02	02-22	6,216	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	02-02	02-22	5,050										EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	02-02	02-22	6,216							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2032	07-02	07-32	4,000	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2032	07-02	07-32	4,985										EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	07-02	07-32	4,000							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09-02	09-22	2,824	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09-02	09-22	var.										EUR	8,621,000.00	8,621,000.00
Federal Obligation 2002-2022	09-02	09-22	2,824							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2002-2022	09-02	09-22	2,352	JPY	1,300,000,000.00	10,306,009.20
Federal Obligation 2002-2022	09-02	09-22	var.										EUR	11,174,000.00	11,174,000.00
Federal Obligation 2002-2022	09-02	09-22	2,352							JPY	1,300,000,000.00	10,306,009.20
Federal Obligation 2003-2033	10-03	10-33	2,580	JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2003-2033	10-03	10-33	4,625										EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	10-03	10-33	2,580							JPY	1,000,000,000.00	7,927,699.38
Federal Obligation 2004-2012	04-04	04-12	4,010	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04-04	04-12	3,810										EUR	82,203,041.51	82,203,041.51
Federal Obligation 2004-2012	04-04	04-12	4,010							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04-04	04-12	4,090	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	04-04	04-12	3,780										EUR	82,644,628.10	82,644,628.10
Federal Obligation 2004-2012	04-04	04-12	4,090							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	04-04	04-13	4,390	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	04-04	04-13	3,940										EUR	83,542,188.81	83,542,188.81
Federal Obligation 2004-2013	04-04	04-13	4,390							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	4,480	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	3,970										EUR	83,956,007.05	83,956,007.05
Federal Obligation 2004-2013	05-04	05-13	4,480							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	4,540	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	3,995										EUR	84,459,459.46	84,459,459.46
Federal Obligation 2004-2013	05-04	05-13	4,540							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	4,650	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2013	05-04	05-13	3,934										EUR	82,658,290.63	82,658,290.63
Federal Obligation 2004-2013	05-04	05-13	4,650							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	05-04	05-12	4,880	USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2012	05-04	05-12	4,030										EUR	84,817,642.07	84,817,642.07
Federal Obligation 2004-2012	05-04	05-12	4,880							USD	100,000,000.00	71,854,566.36
Federal Obligation 2004-2019	06-04	05-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2019	11-04	11-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2034	12-04	10-34	var.	EUR	30,000,000.00	30,000,000.00
Federal Obligation 2005-2020	03-05	03-20	var.	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2005-2017	03-05	03-17	2,000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2034	03-05	10-34	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2005-2020	04-05	04-20	var.	EUR	200,000,000.00	200,000,000.00
Federal Obligation 2005-2020	04-05	04-20	1,250	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	05-05	05-15	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	06-05	06-15	var.	EUR	150,000,000.00	150,000,000.00
Federal Obligation 2005-2022	06-05	06-22	4,000	EUR	125,000,000.00	125,000,000.00
Federal Obligation 2005-2020	06-05	06-20	var.	EUR	100,000,000.00	100,000,000.00
Federal Obligation 2005-2025	08-05	08-25	var.	EUR	130,000,000.00	130,000,000.00
Federal Obligation 2005-2025	07-05	07-25	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2025	10-05	10-25	0,000	EUR	120,000,000.00	120,000,000.00
Federal Obligation 2005-2035	10-05	10-35	5,000	EUR	75,000,000.00	75,000,000.00
Federal Obligation 2005-2019	12-05	12-19	3,850	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2016	02-06	02-16	0,000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2011	12-06	12-11	10,600	BRL	388,586,800.00	119,801,085.21
Federal Obligation 2006-2011	12-06	12-11	2,727										EUR	140,000,000.00	140,000,000.00
Federal Obligation 2006-2011	12-06	12-11	10,600							BRL	388,586,800.00	119,801,085.21
Federal Obligation 2008-2009	04-08	04-09	10,400	USD	130,000,000.00	93,410,936.26
Federal Obligation 2008-2009	04-08	04-09	var.										EUR	82,592,000.00	82,592,000.00
Federal Obligation 2008-2009	04-08	04-09	10,400							USD	130,000,000.00	93,410,936.26
Federal Obligation 2008-2009	05-08	05-09	10,775	USD	200,000,000.00	143,709,132.72
Federal Obligation 2008-2009	05-08	05-09	var.										EUR	129,282,482.22	129,282,482.22
Federal Obligation 2008-2009	05-08	05-09	10,775							USD	200,000,000.00	143,709,132.72
Federal Obligation 2008-2009	05-08	03-09	1,770	USD	400,000,000.00	287,418,265.43
Federal Obligation 2008-2009	05-08	03-09	var.										EUR	259,976,602.11	259,976,602.11
Federal Obligation 2008-2009	05-08	03-09	1,770							USD	400,000,000.00	287,418,265.43
Federal Obligation 2008-2009	07-08	12-09	1,770	USD	78,900,000.00	56,693,252.86

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2008-2009	07-08	12-09	var.										EUR	49,716,446.12	49,716,446.12
Federal Obligation 2008-2009	07-08	12-09	1,770							USD	78,900,000.00	56,693,252.86
Federal Obligation 2008-2009	07-08	12-09	1,650	USD	50,000,000.00	35,927,283.18
Federal Obligation 2008-2009	07-08	12-09	var.										EUR	31,671,628.56	31,671,628.56
Federal Obligation 2008-2009	07-08	12-09	1,650							USD	50,000,000.00	35,927,283.18
Federal Obligation 2008-2009	08-08	12-09	1,740	USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08-08	12-09	var.										EUR	192,443,389.57	192,443,389.57
Federal Obligation 2008-2009	08-08	12-09	1,740							USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08-08	12-09	1,740	USD	300,000,000.00	215,563,699.07
Federal Obligation 2008-2009	08-08	12-09	var.										EUR	192,443,389.57	192,443,389.57
Federal Obligation 2008-2009	08-08	12-09	1,740							USD	300,000,000.00	215,563,699.07
Federal Obligation 2001-2009	12-01	01-09	6,063													EUR	145,345,668.34	145,345,668.34
Treasury Bill 2003-2032	11-03	07-32	var.	EUR	2,500,000,000.00	2,500,000,000.00										EUR	406,509,770.99	406,509,770.99
Treasury Bill 2008-2009	11-08	05-09	var.	CHF	200,000,000.00	134,680,134.68
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	132,511,760.42	132,511,760.42
Treasury Bill 2008-2009	11-08	05-09	var.							CHF	200,000,000.00	134,680,134.68
Treasury Bill 2008-2009	11-08	05-09	var.	CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	33,377,837.12	33,377,837.12
Treasury Bill 2008-2009	11-08	05-09	var.							CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11-08	05-09	var.	USD	400,000,000.00	287,418,265.43
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	313,725,490.20	313,725,490.20
Treasury Bill 2008-2009	11-08	08-09	var.							USD	400,000,000.00	287,418,265.43
Treasury Bill 2008-2009	11-08	05-09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	159,349,852.60	159,349,852.60
Treasury Bill 2008-2009	11-08	05-09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11-08	08-09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	160,000,000.00	160,000,000.00
Treasury Bill 2008-2009	11-08	08-09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	11-08	08-09	var.	USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	118,343,195.27	118,343,195.27
Treasury Bill 2008-2009	11-08	08-09	var.							USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11-08	08-09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	39,761,431.41	39,761,431.41
Treasury Bill 2008-2009	11-08	08-09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11-08	05-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	78,883,016.49	78,883,016.49
Treasury Bill 2008-2009	11-08	05-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11-08	08-09	var.	USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	120,000,000.00	120,000,000.00
Treasury Bill 2008-2009	11-08	08-09	var.							USD	150,000,000.00	107,781,849.54
Treasury Bill 2008-2009	11-08	05-09	var.	USD	20,000,000.00	14,370,913.27
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	15,760,441.29	15,760,441.29
Treasury Bill 2008-2009	11-08	05-09	var.							USD	20,000,000.00	14,370,913.27
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	10,000,000.00	10,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	52,500,000.00	52,500,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	100,000,000.00	100,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	131,000,000.00	131,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	USD	100,900,000.00	72,501,257.45
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	79,927,122.94	79,927,122.94
Treasury Bill 2008-2009	11-08	05-09	var.							USD	100,900,000.00	72,501,257.45
Treasury Bill 2008-2009	11-08	08-09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	CHF	15,000,000.00	10,101,010.10
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	9,892,501.48	9,892,501.48
Treasury Bill 2008-2009	11-08	05-09	var.							CHF	15,000,000.00	10,101,010.10
Treasury Bill 2008-2009	11-08	05-09	var.	USD	25,000,000.00	17,963,641.59
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	19,875,973.92	19,875,973.92
Treasury Bill 2008-2009	11-08	05-09	var.							USD	25,000,000.00	17,963,641.59
Treasury Bill 2008-2009	11-08	05-09	var.	USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	31,483,667.85	31,483,667.85
Treasury Bill 2008-2009	11-08	05-09	var.							USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	11-08	05-09	var.	CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	32,381,322.45	32,381,322.45
Treasury Bill 2008-2009	11-08	05-09	var.							CHF	50,000,000.00	33,670,033.67
Treasury Bill 2008-2009	11-08	05-09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	39,138,943.25	39,138,943.25
Treasury Bill 2008-2009	11-08	05-09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	11-08	08-09	var.	USD	15,000,000.00	10,778,184.95
Treasury Bill 2008-2009	11-08	08-09	var.										EUR	11,672,243.41	11,672,243.41

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2008-2009	11-08	08-09	var.							USD	15,000,000.00	10,778,184.95
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	15,000,000.00	15,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	EUR	10,000,000.00	10,000,000.00
Treasury Bill 2008-2009	11-08	05-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	11-08	05-09	var.										EUR	77,053,475.11	77,053,475.11
Treasury Bill 2008-2009	11-08	05-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	06-09	var.	EUR	11,000,000.00	11,000,000.00
Treasury Bill 2008-2009	12-08	06-09	var.	EUR	40,000,000.00	40,000,000.00
Treasury Bill 2008-2009	12-08	06-09	var.	USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	31,080,031.08	31,080,031.08
Treasury Bill 2008-2009	12-08	06-09	var.							USD	40,000,000.00	28,741,826.54
Treasury Bill 2008-2009	12-08	03-09	var.	USD	97,000,000.00	69,698,929.37
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	76,764,798.99	76,764,798.99
Treasury Bill 2008-2009	12-08	03-09	var.							USD	97,000,000.00	69,698,929.37
Treasury Bill 2008-2009	12-08	02-09	var.	USD	110,000,000.00	79,040,022.99
Treasury Bill 2008-2009	12-08	02-09	var.										EUR	86,990,905.50	86,990,905.50
Treasury Bill 2008-2009	12-08	02-09	var.							USD	110,000,000.00	79,040,022.99
Treasury Bill 2008-2009	12-08	06-09	var.	USD	300,000,000.00	215,563,699.07
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	237,079,184.45	237,079,184.45
Treasury Bill 2008-2009	12-08	06-09	var.							USD	300,000,000.00	215,563,699.07
Treasury Bill 2008-2009	12-08	03-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	78,883,016.49	78,883,016.49
Treasury Bill 2008-2009	12-08	03-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	02-09	var.	EUR	25,000,000.00	25,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	760,000,000.00	760,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	225,000,000.00	225,000,000.00
Treasury Bill 2008-2009	12-08	02-09	var.	EUR	80,300,000.00	80,300,000.00
Treasury Bill 2008-2009	12-08	02-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	02-09	var.										EUR	79,082,641.36	79,082,641.36
Treasury Bill 2008-2009	12-08	02-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	09-09	var.	USD	500,000,000.00	359,272,831.79
Treasury Bill 2008-2009	12-08	09-09	var.										EUR	396,039,603.96	396,039,603.96
Treasury Bill 2008-2009	12-08	09-09	var.							USD	500,000,000.00	359,272,831.79
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	60,000,000.00	60,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	30,000,000.00	30,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	20,000,000.00	20,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	110,000,000.00	110,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	214,500,000.00	214,500,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	EUR	30,000,000.00	30,000,000.00
Treasury Bill 2008-2009	12-08	04-09	var.	EUR	58,000,000.00	58,000,000.00
Treasury Bill 2008-2009	12-08	03-09	var.	USD	535,000,000.00	384,421,930.01
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	422,757,803.24	422,757,803.24
Treasury Bill 2008-2009	12-08	03-09	var.							USD	535,000,000.00	384,421,930.01
Treasury Bill 2008-2009	12-08	03-09	var.	USD	120,000,000.00	86,225,479.63
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	94,824,180.17	94,824,180.17
Treasury Bill 2008-2009	12-08	03-09	var.							USD	120,000,000.00	86,225,479.63
Treasury Bill 2008-2009	12-08	03-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	79,088,895.92	79,088,895.92
Treasury Bill 2008-2009	12-08	03-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	03-09	var.	GBP	52,000,000.00	54,593,175.85
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	61,794,414.74	61,794,414.74
Treasury Bill 2008-2009	12-08	03-09	var.							GBP	52,000,000.00	54,593,175.85
Treasury Bill 2008-2009	12-08	03-09	var.	USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	158,290,463.00	158,290,463.00
Treasury Bill 2008-2009	12-08	03-09	var.							USD	200,000,000.00	143,709,132.72
Treasury Bill 2008-2009	12-08	03-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	79,264,426.13	79,264,426.13
Treasury Bill 2008-2009	12-08	03-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	05-09	var.	USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	12-08	05-09	var.										EUR	39,510,075.07	39,510,075.07
Treasury Bill 2008-2009	12-08	05-09	var.							USD	50,000,000.00	35,927,283.18
Treasury Bill 2008-2009	12-08	03-09	var.	GBP	100,000,000.00	104,986,876.64
Treasury Bill 2008-2009	12-08	03-09	var.										EUR	117,841,150.13	117,841,150.13
Treasury Bill 2008-2009	12-08	03-09	var.							GBP	100,000,000.00	104,986,876.64
Treasury Bill 2008-2009	12-08	06-09	var.	USD	45,800,000.00	32,909,391.39
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	36,228,444.87	36,228,444.87
Treasury Bill 2008-2009	12-08	06-09	var.							USD	45,800,000.00	32,909,391.39

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2008-2009	12-08	06-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	77,857,365.31	77,857,365.31
Treasury Bill 2008-2009	12-08	06-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	06-09	var.	USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	75,346,594.33	75,346,594.33
Treasury Bill 2008-2009	12-08	06-09	var.							USD	100,000,000.00	71,854,566.36
Treasury Bill 2008-2009	12-08	09-09	var.	EUR	200,000,000.00	200,000,000.00
Treasury Bill 2008-2009	12-08	06-09	var.	USD	27,000,000.00	19,400,732.92
Treasury Bill 2008-2009	12-08	06-09	var.										EUR	20,214,119.94	20,214,119.94
Treasury Bill 2008-2009	12-08	06-09	var.							USD	27,000,000.00	19,400,732.92
Treasury Bill 2008-2009	10-08	01-09	var.	USD	350,000,000.00	251,490,982.25	USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	10-08	01-09	var.							USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	10-08	01-09	var.										CHF	403,375,000.00	271,632,996.63
Treasury Bill 2008-2009	10-08	01-09	var.							CHF	403,375,000.00	271,632,996.63
Treasury Bill 2008-2009	10-08	01-09	var.										USD	350,000,000.00	251,490,982.25
Treasury Bill 2008-2009	11-08	02-09	var.	USD	25,400,000.00	18,251,059.85	USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11-08	02-09	var.							USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11-08	02-09	var.										CHF	30,322,520.00	20,419,205.39
Treasury Bill 2008-2009	11-08	02-09	var.							CHF	30,322,520.00	20,419,205.39
Treasury Bill 2008-2009	11-08	02-09	var.										USD	25,400,000.00	18,251,059.85
Treasury Bill 2008-2009	11-08	02-09	var.	USD	55,000,000.00	39,520,011.50	USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11-08	02-09	var.							USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11-08	02-09	var.										CHF	66,055,000.00	44,481,481.48
Treasury Bill 2008-2009	11-08	02-09	var.							CHF	66,055,000.00	44,481,481.48
Treasury Bill 2008-2009	11-08	02-09	var.										USD	55,000,000.00	39,520,011.50
Treasury Bill 2008-2009	11-08	02-09	var.	CHF	20,000,000.00	13,468,013.47	CHF	20,000,000.00	13,468,013.47
Treasury Bill 2008-2009	11-08	02-09	var.	CHF	150,000,000.00	101,010,101.01	CHF	150,000,000.00	101,010,101.01
Treasury Bill 2008-2009	11-08	02-09	var.	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08
Treasury Bill 2008-2009	11-08	02-09	var.										CHF	205,229,943.05	138,201,981.85
Treasury Bill 2008-2009	11-08	02-09	var.							NOK	1,200,000,000.00	123,076,923.08
Treasury Bill 2008-2009	11-08	02-09	var.							CHF	205,229,943.05	138,201,981.85
Treasury Bill 2008-2009	11-08	02-09	var.										NOK	1,200,000,000.00	123,076,923.08
Loan from Insurances 1999-2009	09-99	09-09	5,250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2018	05-03	05-18	4,350	EUR	13,200,000.00	13,200,000.00
Loan from Insurances 2003-2018	07-03	07-18	4,400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2003-2018	07-03	07-18	4,400	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2003-2013	11-03	11-13	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2005-2022	06-05	05-22	5,000	EUR	29,069,133.67	29,069,133.67
Loan from Insurances 2005-2022	06-05	06-22	5,000	EUR	10,028,851.12	10,028,851.12
Loan from Insurances 2005-2020	06-05	06-20	5,000	EUR	36,336,417.08	36,336,417.08
Loan from Insurances 2005-2022	06-05	06-22	5,000	EUR	10,101,523.95	10,101,523.95
Loan from Insurances 2005-2020	11-05	11-20	3,630	EUR	13,000,000.00	13,000,000.00
Loan from Insurances 2007-2012	07-07	07-12	4,430	EUR	1,500,000.00	1,500,000.00
Loan from Insurances 2008-2028	05-08	05-28	4,700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2028	05-08	05-28	4,700	EUR	11,500,000.00	11,500,000.00
Loan from Insurances 2008-2013	10-08	10-13	3,880	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2008-2027	11-08	11-27	4,700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11-08	11-18	4,400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11-08	11-18	4,400	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2023	11-08	11-23	4,500	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	11-08	11-21	4,450	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2021	11-08	11-21	4,450	EUR	2,500,000.00	2,500,000.00
Loan from Insurances 2008-2024	11-08	11-24	4,450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	11-08	11-20	4,200	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2008-2020	11-08	11-20	4,200	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2025	11-08	09-25	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2027	12-08	07-27	4,150	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12-08	07-20	4,050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12-08	07-20	4,050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	12-08	06-21	4,125	EUR	7,500,000.00	7,500,000.00
Loan from Insurances 2008-2021	12-08	06-21	4,125	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2022	12-08	12-22	3,960	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2008-2022	12-08	12-22	3,960	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2008-2024	12-08	12-24	4,000	EUR	7,000,000.00	7,000,000.00
Loan from Insurances 2008-2028	12-08	12-28	4,070	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 1988-2009	02-88	03-09	5,875	ATS	150,000,000.00	10,900,925.13
Loan from Insurances 1994-2009	09-94	09-09	7,800	ATS	561,300,000.00	40,791,261.82
Loan from Insurances 1994-2009	09-94	09-09	3,813	ATS	38,700,000.00	2,812,438.68
Loan from Insurances 1994-2009	12-94	12-09	3,625	ATS	6,000,000.00	436,037.01

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 1995-2009	01-95	12-09	3,625	ATS	1,600,000.00	116,276.53
Loan from Insurances 1995-2010	02-95	02-10	3,438	ATS	20,400,000.00	1,482,525.82
Loan from Insurances 1995-2009	03-95	03-09	7,700	ATS	737,250,000.00	53,578,046.99
Loan from Insurances 1995-2010	04-95	03-10	3,375	ATS	26,000,000.00	1,889,493.69
Loan from Insurances 1995-2010	05-95	05-10	7,400	ATS	782,200,000.00	56,844,690.89
Loan from Insurances 1995-2010	06-95	05-10	3,375	ATS	9,000,000.00	654,055.51
Loan from Insurances 1995-2009	07-95	07-09	7,400	ATS	640,249,999.97	46,528,782.07
Loan from Insurances 1995-2010	07-95	07-10	3,188	ATS	5,600,000.00	406,967.87
Loan from Insurances 1995-2010	09-95	09-10	7,250	ATS	1,701,999,999.96	123,689,163.75
Loan from Insurances 1995-2010	09-95	09-10	3,063	ATS	10,400,000.00	755,797.48
Loan from Insurances 1995-2010	10-95	10-10	7,188	ATS	967,700,000.00	70,325,501.62
Loan from Insurances 1995-2010	10-95	10-10	3,063	ATS	8,000,000.00	581,382.67
Loan from Insurances 1995-2010	11-95	11-10	7,188	ATS	962,770,000.00	69,967,224.55
Loan from Insurances 1995-2010	11-95	11-10	7,000	ATS	166,700,000.00	12,114,561.46
Loan from Insurances 1995-2010	12-95	12-10	6,875	ATS	1,319,600,000.00	95,899,071.97
Loan from Insurances 1996-2011	01-96	01-11	6,700	ATS	1,107,000,000.00	80,448,827.42
Loan from Insurances 1996-2011	02-96	02-11	6,500	ATS	1,412,000,000.00	102,614,041.85
Loan from Insurances 1996-2011	03-96	03-11	6,875	ATS	1,393,000,000.00	101,233,258.00
Loan from Insurances 1996-2011	04-96	04-11	6,800	ATS	1,897,000,000.00	137,860,366.42
Loan from Insurances 1996-2012	06-96	06-12	6,850	ATS	1,765,900,000.00	128,332,957.86
Loan from Insurances 1996-2012	07-96	07-12	6,938	ATS	1,271,651,358.68	92,414,508.31
Loan from Insurances 1996-2012	07-96	07-12	6,900	ATS	114,290,000.00	8,305,778.22
Loan from Insurances 1996-2011	09-96	09-11	6,625	ATS	426,600,000.00	31,002,231.06
Loan from Insurances 1996-2011	10-96	10-11	6,300	ATS	193,040,000.00	14,028,763.91
Loan from Insurances 1996-2011	11-96	11-11	6,350	ATS	109,480,000.00	7,956,221.88
Loan from Insurances 1997-2012	01-97	01-12	6,000	ATS	325,860,000.00	23,681,169.74
Loan from Banks 2000-2009	03-00	03-09	5,438	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2009	06-00	06-09	5,375	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2000-2010	09-00	09-10	5,450	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	03-01	03-11	5,000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2001-2009	05-01	11-09	5,100	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2001-2011	06-01	06-11	5,280	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2001-2011	09-01	09-11	5,000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2002-2009	01-02	09-09	4,800	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	01-02	08-09	5,010	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2010	01-02	01-10	4,870	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2002-2009	01-02	08-09	4,000	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2009	01-02	10-09	5,125	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2002-2012	01-02	01-12	4,900	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2002-2010	04-02	04-10	5,250	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	07-02	07-10	5,000	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2002-2010	10-02	10-10	4,325	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2003-2013	06-03	06-13	3,780	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2004-2027	02-04	02-27	4,900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2029	02-04	02-29	4,910	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	02-04	02-29	4,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2032	02-04	02-32	4,910	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	02-04	08-24	4,800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2024	03-04	03-24	4,740	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	03-04	03-34	4,860	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2025	03-04	03-25	4,650	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2012	03-04	03-12	3,690	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2034	04-04	04-34	4,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	04-04	04-34	4,865	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2019	05-04	05-19	var.	EUR	57,000,000.00	57,000,000.00
Loan from Banks 2004-2028	04-04	04-28	4,820	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2034	05-04	05-34	4,910	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2004-2022	05-04	05-22	4,770	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2023	05-04	05-23	4,800	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2024	05-04	05-24	4,835	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2022	05-04	05-22	4,820	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2021	05-04	05-21	4,790	EUR	350,000,000.00	350,000,000.00
Loan from Banks 2004-2019	06-04	06-19	4,720	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2012	06-04	06-12	4,140	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2012	07-04	07-12	4,090	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	07-04	07-24	4,750	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2004-2019	07-04	07-19	4,600	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2041	08-04	08-41	4,145	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2044	09-04	05-44	4,175	EUR	30,000,000.00	30,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2028	09-04	09-28	4,680	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2039	09-04	09-39	4,105	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2016	10-04	10-16	var.	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	10-04	10-29	4,565	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2029	10-04	10-29	4,605	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2012	10-04	10-12	3,810	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2022	11-04	11-22	4,360	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	02-05	02-35	3,455	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	03-05	03-35	3,220	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2025	02-05	02-25	4,100	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2020	03-05	08-20	4,005	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2005-2035	03-05	03-35	3,690	EUR	600,000,000.00	600,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,660	EUR	750,000,000.00	750,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,720	EUR	500,000,000.00	500,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,650	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,633	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,485	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,340	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,330	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,450	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,445	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,200	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,225	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,075	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,060	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,915	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,848	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,813	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,805	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,775	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,745	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,858	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,830	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,800	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,680	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,670	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,345	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,365	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,363	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,363	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,359	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,350	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,350	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,310	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,323	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,300	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,303	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,290	EUR	50,000,000.00	50,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2046	02-06	02-46	3,285	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,270	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,270	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,852	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,849	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,845	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,845	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,840	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,835	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,820	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,818	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,795	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2008-2027	11-08	07-27	4,650	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,660	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	11-08	07-27	4,700	EUR	63,000,000.00	63,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,590	EUR	14,000,000.00	14,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	21,000,000.00	21,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,545	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	12-08	12-28	4,300	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	12-08	07-27	4,225	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2008-2028	12-08	12-28	4,200	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2027	12-08	12-27	4,010	EUR	20,000,000.00	20,000,000.00
Loan from Banks 1994-2009	01-94	01-09	4,000	JPY	10,000,000,000.00	79,276,993.82
Loan from Banks 1994-2009	02-94	02-09	3,750	JPY	10,000,000,000.00	79,276,993.82
Loan from Banks 1994-2024	10-94	01-24	6,500	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1995-2024	01-95	01-24	6,500	DEM	630,000,000.00	322,113,885.15
Loan from Banks 1995-2024	01-95	02-24	6,250	DEM	89,310,000.00	45,663,477.91
Loan from Banks 1995-2024	02-95	02-24	6,070	DEM	44,503,782.82	22,754,422.84
Loan from Banks 1996-2024	02-96	01-24	6,380	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1984-2009	10-84	10-09	6,700	ATS	150,000,000.00	10,900,925.13
Loan from Banks 1985-2015	02-85	02-15	5,700	ATS	1,726,666,666.64	125,481,760.33
Loan from Banks 1985-2015	04-85	04-15	6,700	ATS	233,328,000.00	16,956,607.05
Loan from Banks 1985-2015	04-85	04-15	6,800	ATS	1,050,000,000.00	76,306,475.88
Loan from Banks 1985-2015	08-85	08-15	6,700	ATS	700,000,000.00	50,870,983.92
Loan from Banks 1985-2015	12-85	12-15	6,250	ATS	875,000,000.00	63,588,729.90
Loan from Banks 1986-2016	03-86	03-16	6,500	ATS	2,153,846,153.85	156,526,104.36
Loan from Banks 1986-2011	06-86	06-11	4,500	ATS	564,000,000.00	40,987,478.47
Loan from Banks 1986-2016	06-86	06-16	7,125	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1986-2016	09-86	09-16	6,875	ATS	2,000,000,000.00	145,345,668.34
Loan from Banks 1986-2011	11-86	11-11	4,000	ATS	60,000,000.00	4,360,370.05
Loan from Banks 1986-2016	11-86	11-16	6,000	ATS	1,133,332,000.00	82,362,448.49
Loan from Banks 1987-2012	04-87	04-12	4,250	ATS	1,564,000,000.00	113,660,312.64
Loan from Banks 1987-2012	06-87	07-12	4,625	ATS	1,542,000,000.00	112,061,510.29
Loan from Banks 1989-2009	07-89	07-09	7,375	ATS	125,000,000.00	9,084,104.27
Loan from Banks 1995-2010	04-95	04-10	3,075	ATS	650,000,000.00	47,237,342.21
Loan from Banks 1995-2010	07-95	07-10	2,805	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1995-2010	10-95	10-10	7,188	ATS	333,000,000.00	24,200,053.78
Loan from Banks 1997-2009	02-97	02-09	5,700	ATS	500,000,000.00	36,336,417.08
Loan from Banks 1997-2009	02-97	02-09	5,700	ATS	1,500,000,000.00	109,009,251.25
Loan from Banks 1997-2009	04-97	04-09	6,000	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 2003-2013	10-03	10-13	4,750										USD	575,000,000.00	413,163,756.56
Loan from Banks 2003-2013	10-03	10-13	4,750							USD	575,000,000.00	413,163,756.56
Loan from Banks 2008-2010	12-08	03-10	2,760										CHF	535,000,000.00	360,269,360.27
Loan from Banks 2008-2010	12-08	03-10	2,760							CHF	535,000,000.00	360,269,360.27
Loan from Banks 2005-2010	11-05	11-10	4,750										USD	1,000,000,000.00	718,545,663.58
Loan from Banks 2005-2010	11-05	11-10	4,750							USD	1,000,000,000.00	718,545,663.58
Loan from Banks 2005-2009	07-05	08-09	2,000										CHF	600,000,000.00	404,040,404.04
Loan from Banks 2005-2009	07-05	08-09	2,000							CHF	600,000,000.00	404,040,404.04
Loan from Banks 2005-2010	10-05	11-10	3,470										JPY	30,000,000,000.00	237,830,981.45
Loan from Banks 2005-2010	10-05	11-10	3,470							JPY	30,000,000,000.00	237,830,981.45
Loan from Banks 2003-2013	11-03	11-13	var.										USD	600,000,000.00	431,127,398.15
Loan from Banks 2003-2013	11-03	11-13	var.							USD	600,000,000.00	431,127,398.15
Loan from Banks 2006-2015	08-06	09-15	var.										CHF	484,563,289.82	326,305,245.67
Loan from Banks 2006-2015	08-06	09-15	var.							CHF	484,563,289.82	326,305,245.67

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2015	08-06	09-15	var.										AUD	190,000,000.00	93,716,089.57
Loan from Banks 2006-2015	08-06	09-15	var.							AUD	190,000,000.00	93,716,089.57
Loan from Banks 2006-2013	11-06	11-13	18,090										TRY	277,500,000.00	129,141,846.61
Loan from Banks 2006-2013	11-06	11-13	18,090							TRY	277,500,000.00	129,141,846.61
Loan from Banks 2007-2013	06-07	11-13	var.										JPY	9,812,635,000.00	77,791,620.42
Loan from Banks 2007-2013	06-07	11-13	var.							JPY	9,812,635,000.00	77,791,620.42
Loan from Banks 2007-2014	06-07	06-14	var.										ZAR	330,000,000.00	25,255,037.61
Loan from Banks 2007-2014	06-07	06-14	var.							ZAR	330,000,000.00	25,255,037.61
Loan from Banks 2007-2014	09-07	09-14	var.										GBP	20,000,000.00	20,997,375.33
Loan from Banks 2007-2014	09-07	09-14	var.							GBP	20,000,000.00	20,997,375.33
Loan from Banks 2008-2015	04-08	04-15	var.										NZD	60,000,000.00	24,802,612.54
Loan from Banks 2008-2015	04-08	04-15	var.							NZD	60,000,000.00	24,802,612.54
Loan 1975-2020	02-75	10-20	1,000	ATS	1,614,926.01	117,361.25
Loan 1970-2009	01-70	01-09	0,000	ATS	157,447.52	11,442.16
Loan 2003-2009	07-03	07-09	3,130	EUR	500,000.00	500,000.00
Loan 2008-2010	10-08	10-10	3,250	EUR	8,000,000.00	8,000,000.00
Loan 2008-2010	10-08	04-10	3,110	EUR	6,000,000.00	6,000,000.00
Loan 2008-2009	12-08	01-09	1,916	EUR	2,900,000.00	2,900,000.00
Loan 2008-2009	12-08	01-09	1,670	EUR	600,000.00	600,000.00
Loan 2008-2009	12-08	01-09	1,670	EUR	3,000,000.00	3,000,000.00
Loan 2008-2009	12-08	01-09	1,670	EUR	1,900,000.00	1,900,000.00
Loan 2008-2009	12-08	01-09	1,670	EUR	90,000,000.00	90,000,000.00
Loan 2008-2009	12-08	01-09	1,670	EUR	30,000,000.00	30,000,000.00
Loan 2008-2009	12-08	01-09	1,800	EUR	65,000,000.00	65,000,000.00
Loan 2003-2010	10-03	03-10	var.										EUR	860,092,441.05	860,092,441.05
Loan 2003-2010	10-03	03-10	var.							EUR	860,092,441.05	860,092,441.05
Loan 2005-2010	11-05	11-10	var.										EUR	1,492,576,856.64	1,492,576,856.64
Loan 2005-2010	11-05	11-10	var.							EUR	1,492,576,856.64	1,492,576,856.64
Loan 2003-2013	10-03	11-13	4,480										EUR	524,000,000.00	524,000,000.00
Loan 2003-2013	11-03	11-13	4,480							EUR	524,000,000.00	524,000,000.00
Government Bonds				EUR	132,608,976,907.93	132,608,976,907.93	EUR	5,208,994,402.53	5,208,994,402.53	EUR	5,165,518,755.28	5,165,518,755.28	EUR	12,504,697,586.15	12,504,697,586.15	EUR	5,399,708,000.00	5,399,708,000.00
				JPY	60,000,000,000.00	475,661,962.90	JPY	0.00	0.00	JPY	74,235,500,000.00	588,516,727.45	JPY	352,962,381,000.00	2,798,179,649.60	JPY	0.00	0.00
				CHF	2,150,000,000.00	1,447,811,447.81	CHF	300,000,000.00	202,020,202.02	CHF	1,629,300,000.00	1,097,171,717.17	CHF	6,530,202,542.00	4,397,442,789.23	CHF	0.00	0.00
				USD	12,529,400,000.00	9,002,946,037.22	USD	243,918,925.17	175,266,885.95	USD	12,529,400,000.00	9,002,946,037.22	USD	243,918,925.17	175,266,885.95	USD	0.00	0.00
				GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53	GBP	200,000,000.00	209,973,753.28	GBP	99,399,602.00	104,356,537.53	GBP	0.00	0.00
				ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Federal Obligation				EUR	2,050,691,336.67	2,050,691,336.67	EUR	250,000,000.00	250,000,000.00	EUR	210,664,503.77	210,664,503.77	EUR	1,853,205,753.34	1,853,205,753.34	EUR	145,345,668.34	145,345,668.34
				JPY	59,300,000,000.00	470,112,573.33	JPY	0.00	0.00	JPY	24,065,625,000.00	190,785,040.43	JPY	25,252,350,000.00	200,193,039.48	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	2,158,900,000.00	1,551,268,233.10	USD	0.00	0.00	USD	2,158,900,000.00	1,551,268,233.10	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	4,250,000,000.00	308,859,545.21	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bills				EUR	4,882,300,000.00	4,882,300,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	3,722,076,389.89	3,722,076,389.89	EUR	406,509,770.99	406,509,770.99
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	485,000,000.00	326,599,326.60	CHF	170,000,000.00	114,478,114.48	CHF	1,019,982,463.05	686,856,877.47	CHF	704,982,463.05	474,735,665.35	CHF	0.00	0.00
				USD	4,656,100,000.00	3,345,620,464.18	USD	430,400,000.00	309,262,053.60	USD	4,656,100,000.00	3,345,620,464.18	USD	430,400,000.00	309,262,053.60	USD	0.00	0.00
				GBP	152,000,000.00	159,580,052.49	GBP	0.00	0.00	GBP	152,000,000.00	159,580,052.49	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Insurance Companies				EUR	510,735,925.82	510,735,925.82	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	18,131,291,358.61	1,317,652,330.15	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan from Banks				EUR	9,000,000,000.00	9,000,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	20,000,000,000.00	158,553,987.63	JPY	0.00	0.00	JPY	39,812,635,000.00	315,622,601.87	JPY	39,812,635,000.00	315,622,601.87	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	1,619,563,289.82	1,090,615,009.98	CHF	1,619,563,289.82	1,090,615,009.98	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	2,175,000,000.00	1,562,836,818.28	USD	2,175,000,000.00	1,562,836,818.28	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	20,000,000.00	20,997,375.33	GBP	20,000,000.00	20,997,375.33	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	330,000,000.00	25,255,037.61	ZAR	330,000,000.00	25,255,037.61	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	190,000,000.00	93,716,089.57	AUD	190,000,000.00	93,716,089.57	AUD	0.00	0.00
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	277,500,000.00	129,141,846.61	TRY	277,500,000.00	129,141,846.61	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	60,000,000.00	24,802,612.54	NZD	60,000,000.00	24,802,612.54	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	20,360,172,820.49	1,479,631,463.01	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Loan				EUR	207,900,000.00	207,900,000.00	EUR	0.00	0.00	EUR	2,876,669,297.69	2,876,669,297.69	EUR	2,876,669,297.69	2,876,669,297.69	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00	GBP	0.00	0.00
				ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00	ZAR	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00	AUD	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
				TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	1,772,373.53	128,803.41	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00
Total				EUR	149,260,604,170.42	149,260,604,170.42	EUR	5,458,994,402.53	5,458,994,402.53	EUR	8,252,852,556.74	8,252,852,556.74	EUR	20,956,649,027.07	20,956,649,027.07	EUR	5,951,563,439.33	5,951,563,439.33
				JPY	139,300,000,000.00	1,104,328,523.86	JPY	0.00	0.00	JPY	138,113,760,000.00	1,094,924,369.75	JPY	418,027,366,000.00	3,313,995,290.95	JPY	0.00	0.00
				CHF	2,635,000,000.00	1,774,410,774.41	CHF	470,000,000.00	316,498,316.50	CHF	4,268,845,752.87	2,874,643,604.63	CHF	8,854,748,294.87	5,962,793,464.56	CHF	0.00	0.00
				USD	19,344,400,000.00	13,899,834,734.50	USD	674,318,925.17	484,528,939.55	USD	21,519,400,000.00	15,462,671,552.78	USD	2,849,318,925.17	2,047,365,757.83	USD	0.00	0.00
				GBP	352,000,000.00	369,553,805.77	GBP	99,399,602.00	104,356,537.53	GBP	372,000,000.00	390,551,181.10	GBP	119,399,602.00	125,353,912.86	GBP	0.00	0.00
				ZAR	400,000,000.00	30,612,166.81	ZAR	0.00	0.00	ZAR	730,000,000.00	55,867,204.42	ZAR	330,000,000.00	25,255,037.61	ZAR	0.00	0.00
				NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	1,200,000,000.00	123,076,923.08	NOK	0.00	0.00
				HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00	HUF	0.00	0.00
				SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	500,000,000.00	16,596,959.44	SKK	0.00	0.00	SKK	0.00	0.00
				CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	650,000,000.00	382,397,929.17	CAD	0.00	0.00	CAD	0.00	0.00
				AUD	600,000,000.00	295,945,546.02	AUD	0.00	0.00	AUD	790,000,000.00	389,661,635.59	AUD	190,000,000.00	93,716,089.57	AUD	0.00	0.00
				TRY	2,541,085,500.00	1,182,560,266.20	TRY	0.00	0.00	TRY	2,818,585,500.00	1,311,702,112.81	TRY	277,500,000.00	129,141,846.61	TRY	0.00	0.00
				ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00	ISK	0.00	0.00
				NZD	0.00	0.00	NZD	0.00	0.00	NZD	60,000,000.00	24,802,612.54	NZD	60,000,000.00	24,802,612.54	NZD	0.00	0.00
				MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00	MXN	0.00	0.00
				ATS	42,743,236,552.63	3,106,272,141.79	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00	ATS	0.00	0.00
				BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	388,586,800.00	119,801,085.21	BRL	0.00	0.00	BRL	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00	DEM	0.00	0.00
				RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00	RON	0.00	0.00

	Financial debt before swap	Credit affiliates	Credit swaps	Debt swaps	Debt holding of own bonds	Financial debt after swap
Grand Total Internal Debt	152,808,537,286.23	5,458,994,402.53	8,252,852,556.74	20,956,649,027.07	5,951,563,439.33		154,101,775,914.70
Grand Total External Debt	19,299,118,714.46	1,028,460,716.66	22,246,697,170.51	11,845,500,935.61	0.00		7,869,461,762.91

Grand Total Debt	172,107,656,000.69	6,487,455,119.19	30,499,549,727.25	32,802,149,962.68	5,951,563,439.33		161,971,237,677.60

Total Internal Floating Rate Debt						EUR	11,054,857,703.32

Total External Floating Rate Debt						CHF	569,855,084.17

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2008

Borrower	Amount (Million of euro)
Electric Utility Industry(1)
Foreign Credits	30.32
Foreign Bonds	0.00
Export Financing Guarantees Act(1)	21,236.49
Austrian Industryholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	1,370.90
Environment and Water Utility Funds	0.00
Other
Loans to Federal Museums	36.80
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	149.39
ÖBB-EUROFIMA	408.23

Total	20,232.13

(1)	Data are preliminary and still subject to change.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2008

Borrower	Amount (Million of euro)
Electric Utility Industry(1)
Energy Bonds	0.16
Other Domestic Credits	0.84
Export Guarantees Act(2)	44,445.99
Export Financing Guarantees Act(1)	8,411.50
Agrarian Investment	0.10
Austrian Industryholding Corp.(ÖIAG)	53.10
Companies with State Participations
Public Works	8,060.83
Other	0.00
Environment and Water Utility Funds	0.00
Other
Erdöl-Lagergesellschaft m.b.H. (Oil Reserve Corporation.)	10.00
FGG now AWS	740.93
Nuclear Liability Law	121.80
ÖBB-EUROFIMA	7,853.06
BÜRGES now AWS	453.87
Labormarket Promotion	0.00
Research Promotion Corporation (FFG)	109.85
Austrian Bank of Hotel and Tourism	135.89
Loans to Federal Museums	385.07
European Investmentbank (EIB)	34.47
Support of the Austrian Financial Market
According § 1 Abs. 1 Z 1 IBSG	4,000.00
According § 2 Abs. 1 Z 1 FinStaG	5,700.00

Total(3)	80,517.45

(1)	Data are preliminary and still subject to change.
(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 3.3 billion as of December 31, 2008.

SOURCES OF INFORMATION

Except as stated below, the information set forth herein with respect to Austria has been supplied by Silvia Maca, Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of 2004 through 2009 of the Republic of Austria, which are official documents published by the Republic of Austria.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Christian Prosl, Ambassador extraordinary and plenipotentiary of the Republic of Austria to the United States, Austrian Embassy, 3524 International court, N.W., Washington, D.C. 20008.